                                                                   Exhibit 10.16


               REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT

         This REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT (this "Agreement") dated September 30, 1999, among AAF-MCQUAY INC., a corporation organized under the laws of the State of Delaware ("Borrower"); the financial institutions which are now or which hereafter become a party hereto (collectively, the "Lenders" and individually a "Lender"); and PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC"), as collateral and administrative agent for Lenders (PNC, together with its successors and assigns in such capacity, the "Agent").

         IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrower, Lenders and Agent hereby agree as follows:

SECTION 1.        DEFINITIONS.

         1.1 ACCOUNTING TERMS. As used in this Agreement, any Note, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 or elsewhere in this Agreement to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of Borrower for the Fiscal Year ended June 30, 1999.

         1.2 GENERAL TERMS. For purposes of this Agreement the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural, and vice versa):

         "AAF International" shall mean AAF-McQuay International Inc., a Delaware corporation and a wholly-owned Subsidiary of Borrower.

         "Accountants" shall have the meaning set forth in Section 9.7 hereof.

         "Additional Collateral" shall mean and include all property or interests in property of Borrower in which Borrower hereafter grants to Agent a Lien as security for the payment or performance of any of the Obligations.

         "Advances" shall mean and include the Revolving Advances, Letters of Credit, the Term Loan and each other advance made by Agent or Lenders pursuant to the terms of this Agreement or any of the Other Documents to or for the benefit of Borrower.

         "Advance Rates" shall have the meaning set forth in Section 2.1(a) hereof.

         "Affiliate" of any Person shall mean (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above.

         "Agent" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.

         "Agreement" shall mean this Revolving Credit, Term Loan and Security Agreement.

         "Alabama Property" shall mean the real property of Borrower located at 7106 Alabama Highway in Scottsboro, Alabama.

         "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the higher of (i) the Base Rate in effect on such day and (ii) the Federal Funds Rate in effect on such day plus 0.50%.

         "Applicable Facility Fee" shall mean a percentage equal to 0.375%; provided that, commencing October 1, 2000, the Applicable Facility Fee shall be increased or (if no Default or Event of Default exists) decreased, based on the Fixed Charge Coverage Ratio, as follows:


              Fixed Charge Coverage Ratio                    Applicable Facility Fee
         -------------------------------------------------------------------------------
         Greater than 1.00:1.00 and less than 1.10:100                0.500%
         -------------------------------------------------------------------------------
         Greater than or equal to 1.10:1.00 and less than             0.375%
         1.25:1.00
         -------------------------------------------------------------------------------
         Greater than or equal to 1.25:1.00                           0.250%
         -------------------------------------------------------------------------------


The Applicable Facility Fee shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of Borrower as measured by the Fixed Charge Coverage Ratio for the immediately preceding four (4) Fiscal Quarters of Borrower. Except as set forth in the last sentence hereof, any such increase or reduction in the Applicable Facility Fee provided for herein shall be effective three (3) Business Days after receipt by Agent of the applicable financial statements and corresponding Compliance Certificate. If the financial statements and the Compliance Certificate of Borrower setting forth the Fixed Charge Coverage Ratio are not received by Agent by the date required pursuant to Section 9.8 hereof, the Applicable Facility Fee shall be determined as if the Fixed Charge Coverage Ratio was greater than 1.00:1.00 and less than 1.10:1.00 until such time as such financial statements and Compliance Certificate are received and any Event of Default resulting from a failure timely to deliver such financial statements or Compliance Certificate is waived in writing by Agent and Lenders. For the final Fiscal Quarter of any Fiscal Year of Borrower, Borrower may provide the unaudited financial statements of Borrower, subject only to year-end adjustments, for the purpose of determining the Applicable Facility Fee; provided, however, that if, upon delivery of the annual audited financial statements required to be submitted by Borrower to Agent pursuant to Section 9.7 hereof, Borrower has not met the criteria for reduction of the Applicable Facility Fee pursuant to the terms hereinabove for the final Fiscal Quarter of

Borrower then ended, then (a) such Applicable Facility Fee reduction shall be terminated and, effective on the first day of the month following receipt by Agent of such audited financial statements, the Applicable Facility Fee shall be the Applicable Facility Fee that would have been in effect if such reduction had not been implemented based upon the unaudited financial statements of Borrower for the final Fiscal Quarter of the Fiscal Year of Borrower then ended, and (b) Borrower shall pay to Agent, for the benefit of the Lenders, on the first day of the month following receipt by Agent of such audited financial statements, an amount equal to the difference between the amount that would have been paid under Section 3.3 hereof using the Applicable Facility Fee determined based upon such audited financial statements and the amount actually paid under Section 3.3 hereof during the period in which the reduction of the Applicable Facility Fee was in effect based upon the unaudited financial statements for the final Fiscal Quarter of the Fiscal Year of Borrower then ended.

         "Applicable Law" shall mean all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, Loan Document or Material Contract in question, including all applicable common law and equitable principles; all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations and orders of Governmental Bodies; and all orders, judgments and decrees of all courts and arbitrators.

         "Applicable Margin" shall mean a percentage equal to 2.25% with respect to Revolving Advances that are Eurodollar Rate Loans, 0.00% with respect to Revolving Advances that are Domestic Rate Loans, 2.50% with respect to any portion of the Term Loan made or outstanding as Eurodollar Rate Loans, and 0.25% with respect to any portion of the Term Loan made or outstanding as Domestic Rate Loans; provided that, commencing October 1, 2000, the Applicable Margin shall be increased or (if no Default or Event of Default exists) decreased, based on the Fixed Charge Coverage Ratio, as follows:


                                              Applicable Margin For
-------------------------------------------------------------------------------------------------
Fixed Charge        Revolving           Revolving             Portion of Term   Portion of Term
Coverage Ratio      Advances that are   Advances that are     Loan made or      Loan made or
                    made or             made or outstanding   outstanding as    outstanding as
                    outstanding as      as Eurodollar Rate    Domestic Rate     Eurodollar Rate
                    Domestic Rate       Loans                 Loans             Loans
                    Loans
-------------------------------------------------------------------------------------------------
Greater than                 0.25%                2.50%               0.50%             2.75%
1.00:1.00 and less
than 1.10:100
-------------------------------------------------------------------------------------------------
Greater than or              0.00%                2.25%               0.25%             2.50%
equal to 1.10:1.00
and less than
1.25:1.00
-------------------------------------------------------------------------------------------------
Greater than or              0.00%                2.00%               0.00%             2.25%
equal to 1.25:1.00
-------------------------------------------------------------------------------------------------


The Applicable Margin shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of Borrower as measured by the Fixed Charge Coverage Ratio for the immediately preceding four (4) Fiscal Quarters of Borrower. Except as set forth in the last sentence hereof, any such increase or reduction in the Applicable Margin provided for herein shall be effective three (3) Business Days after receipt by Agent of the applicable financial statements and corresponding Compliance Certificate. If the financial statements and the Compliance Certificate of Borrower setting forth the Fixed Charge Coverage Ratio are not received by Agent by the date required pursuant to Section 9.8 hereof, the Applicable Margin shall be determined as if the Fixed Charge Coverage Ratio was greater than 1.00:1.00 and less than 1.10:1.00 until such time as such financial statements and Compliance Certificate are received and any Event of Default resulting from a failure timely to deliver such financial statements or Compliance Certificate is waived in writing by Agent and Lenders; provided, however, that nothing herein shall be deemed to prevent Agent and Lenders from charging interest at the Default Rate for so long as an Event of Default exists. For the final Fiscal Quarter of any Fiscal Year of Borrower, Borrower may provide the unaudited financial statements of Borrower, subject only to year-end adjustments, for the purpose of determining the Applicable Margin; provided, however, that if, upon delivery of the annual audited financial statements required to be submitted by Borrower to Agent pursuant to Section 9.7 hereof, Borrower has not met the criteria for reduction of the Applicable Margin pursuant to the terms hereinabove for the final Fiscal Quarter of the Fiscal Year of Borrower then ended, then (a) such Applicable Margin reduction shall be terminated and, effective on the first day of the month following receipt by Agent of such audited financial statements, the Applicable Margin shall be the Applicable Margin that would have been in effect if such reduction had not been implemented based upon the unaudited financial statements of Borrower for the final Fiscal Quarter of the Fiscal Year of Borrower then ended, and (b) Borrower shall pay to Agent, for the benefit of the Lenders, on the first day of the month following receipt by Agent of such audited financial statements, an amount equal to the difference between the amount of interest that would have been paid on the principal amount of the Obligations using the Applicable Margin determined based upon such audited financial statements and the amount of interest actually paid during the period in which the reduction of the Applicable Margin was in effect based upon the unaudited financial statements for the final Fiscal Quarter of the Fiscal Year of Borrower then ended.

         "Approved Charges" shall mean up to $2,000,000 of charges incurred by Borrower in any Fiscal Year in connection with Borrower's non-cash stock option plan.

         "Approved Computer Expenditures" shall mean an amount equal to the lesser of (a) the amount of expenses actually incurred by Borrower in connection with its installment of an Oracle-based ERP System after October 1, 1999 and before October 1, 2000, or (b) $2,000,000.

         "Approved Letter of Credit Purposes" shall mean (i) with respect to documentary Letters of Credit, Letters of Credit issued to support Borrower's purchase of Inventory or Equipment in Borrower's Ordinary Course of Business and
(ii) with respect to standby Letters of Credit, Letters of Credit issued to support (a) Borrower's obtaining of performance bonds, (b) Borrower's obtaining of insurance policies, and (c) working capital financing needs of Borrower's Subsidiaries and Affiliates, in each case in Borrower's Ordinary Course of Business.

         "Asset Sale" meaning shall have the meaning ascribed to such term in the Public Notes Indenture as in effect on the date hereof.

         "Asset Sale Reserve" shall mean, on any date of determination thereof, an amount equal to the aggregate of all Net Asset Sale Proceeds received by Borrower or any of its Subsidiaries from any Asset Sale that is concluded during the period from the Closing Date to the date of determination, minus the sum of
(i) any Net Asset Sale Proceeds used to permanently repay Advances outstanding under the Term Loan; (ii) any Net Asset Sale Proceeds from an Asset Sale that are invested or committed to be invested and, within two hundred seventy (270) days after such Asset Sale, applied to acquire, construct or reinvest in properties and assets to be used in the business of Borrower and its Subsidiaries as determined by Borrower; and (iii) any other Net Asset Sale Proceeds from an Asset Sale concluded less than one hundred eighty (180) days before such date of determination, to the extent that such Net Asset Sale Proceeds have not been used as described in either clause (i) or (ii) above and have not been used in a manner prohibited by the Public Notes Indenture.

         "Base Rate" shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.

         "Blocked Account" shall have the meaning ascribed to it in Section 4.15(h) hereof.

         "Borrower" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

         "Borrower's Account" shall have the meaning set forth in Section 2.7.

         "Borrowing Base Certificate" shall mean a certificate from the President, chief financial officer or treasurer of Borrower to Agent by which such officer shall certify to Agent the Formula Amount and calculation thereof as of the date of the certificate, such certificate to be in form and substance satisfactory to Agent.

         "Business Day" shall mean with respect to Eurodollar Rate Loans, any day on which commercial banks are open for domestic and international business, including dealings in Dollar deposits in London, England and New York, New York, and with respect to all other matters, any day other than a day on which commercial banks in New York, New York are authorized or required by law to close.

         "Capital Expenditures" shall mean expenditures made or liabilities incurred by Borrower for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto that have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations, and which, in accordance with GAAP, would be classified as capital expenditures.

         "Capitalized Lease Obligation" shall mean any Indebtedness of Borrower represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

         "Cash Equivalent Investments" shall mean Investments constituting (a) obligations issued or guaranteed by the United States of America or any agency thereof, (b) commercial paper with maturities of not more than one hundred eighty (180) days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (c) certificates of time deposit and bankers' acceptances having maturities of not more than one hundred eighty (180) days and repurchase agreements backed by United States government securities of a commercial bank if
(i) such bank has a combined capital and surplus of at least $500,000,000, or
(ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, or (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof.

         "Cash Taxes" shall mean, for any period, the actual federal, state and local taxes of Borrower based on income or business activity, paid in cash during such period.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq.

         "Change of Control" shall mean (a) one hundred percent (100%) of the Equity Interests of Borrower is no longer owned and controlled by Holdings, (b) sixty percent (60%) or more of the common stock of Parent is no longer owned or controlled by OYL, or (c) any merger, consolidation or sale of substantially all of the property or assets of Borrower or Holdings; provided, that the sale by Holdings of any shares of the capital stock of Borrower shall be deemed a sale of substantially all of Holding's assets.

         "Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, Liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, Borrower or any of its Affiliates.

         "Closing Date" shall mean September 30, 1999, or such other date as may be agreed to in writing by the parties hereto.

         "Code" shall mean the Internal Revenue Code of 1986.

         "Collateral" shall mean and include all of the following types or items of property or interests in property of Borrower:

         (a)      all Receivables;

         (b)      all Equipment;

         (c)      all General Intangibles;

         (d)      all Inventory;

         (e)      all Real Property;

         (f)      all Pledged Stock;

         (g) all of Borrower's right, title and interest in and to (i) its respective goods and other property including all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of Borrower's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienholders, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to Borrower from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing this Agreement; (v) all of Borrower's contract rights, rights of payment which have been earned under a contract right, instruments, documents, chattel paper, warehouse receipts, deposit accounts, money, securities and investment property; (vi) if and when obtained by Borrower, all real and personal property of third parties in which Borrower has been granted a Lien or security interest as security for the payment or enforcement of Receivables; and (vii) any other goods, personal property or real property now owned or hereafter acquired in which Borrower has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and Borrower;

         (h) all of Borrower's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by Borrower or in which it has an interest), computer programs, tapes, disks and documents relating to (a), (b), (c), (d), (e), (f) or (g); and

         (i) all proceeds and products of (a), (b), (c), (d), (e), (f), (g) and (h) in whatever form, including: cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.

         "Collateral Assignment of Contract Rights" shall mean that certain Assignment of Sums Due and to Become Due and Collateral Assignment of Rights Under Sale Documents to be executed by Borrower in favor of Agent and consented to by Faulkner on or before the Closing Date and by which Borrower shall collaterally assign and grant a Lien to Agent, for its benefit and the ratable benefit of Lenders, as security for the Obligations, upon all of Borrower's right, title and interest in and to the Louisville Sales Contract.

         "Commitment Percentage" shall mean, on any date for any Lender, the percentage set forth opposite such Lender's name on the signature pages hereof or on the signature page of any Commitment Transfer Supplement by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Commitment Transfer Supplement executed by such Lender and by which it shall transfer a portion of its commitments hereunder to a Purchasing Lender.

         "Commitment Transfer Supplement" shall mean a document in the form of Exhibit B hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

         "Compliance Certificate" shall mean a compliance certificate, in the form attached hereto as Exhibit C, to be signed by the chief financial officer or treasurer of Borrower, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such default.

         "Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on Borrower's business, including all consents required by Applicable Law.

         "Consigned Inventory" shall mean Inventory of Borrower that is in the possession of another Person on a consignment, sale or return, or other basis that does not constitute a final sale and acceptance of such Inventory.

         "Consolidated Net Worth" shall mean, on any date of determination thereof, the amount that would be shown on a consolidated balance sheet of Borrower on such date as shareholders' equity.

         "Consolidated Total Assets" shall have the meaning ascribed to such term in the Public Notes Indenture as in effect on the date hereof.

         "Consolidated Total Assets Formula Amount" shall mean, on any date of determination thereof, an amount equal to the sum of (a) $42,000,000 plus (b) five percent (5%) of Borrower's Consolidated Total Assets on such date.

         "Contingent Liability" shall mean any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection or in such Person's Ordinary Course of Business), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness or other liability guaranteed thereby.

         "Control of a Person" or "control of a Person" shall mean the power, direct or indirect, (x) to vote 5% or more of the Equity Interests having ordinary voting power for the election of directors of such Person or the individuals performing similar functions for any such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Contract Rate" shall mean, as applicable, the Revolving Interest Rate or the Term Loan Rate.

         "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Code.

         "Currency Agreement" shall mean any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement to which Borrower is a party.

         "Customer" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with Borrower pursuant to which Borrower is to deliver any personal property or perform any services.

         "Debt Payments" shall mean, for any period, the sum of (a) the total cash interest expense of Borrower for such period, plus (b) the aggregate of all scheduled principal payments on Indebtedness of Borrower, including Capitalized Lease Obligations, during such period which, in accordance with GAAP, would be classified as long-term debt.

         "Default" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

         "Default Rate" shall have the meaning set forth in Section 3.1 hereof.

         "Defaulting Lender" shall have the meaning set forth in Section 2.15(a) hereof.

         "Depository Accounts" shall have the meaning set forth in Section 4.15(h) hereof.

         "Dollar" and the sign "$" shall mean lawful money of the United States of America.

         "Dollar Equivalent" shall mean, with respect to any monetary amount in a currency other than Dollars, at any time for the determination thereof, the amount of Dollars obtained by converting such foreign currency involved in such computation and into Dollars at the spot rate for the purchase of Dollars with the applicable foreign currency as quoted by Agent at approximately 11:00 a.m. on the day of determination thereof specified herein or, if the day of determination thereof is not otherwise specified herein, on the date two applicable Business Days prior to such determination.

         "Domestic Rate Loan" shall mean any Advance that bears interest based upon the Alternate Base Rate.

         "Earnings Before Interest and Taxes" shall mean for any period the sum of (i) net income (or loss) of Borrower for such period (excluding extraordinary gains), plus (ii) all interest expense of Borrower for such period, plus (iii) all charges against income of Borrower for such period for federal, state and local taxes.

         "EBITDA" shall mean for any period, the sum, for Borrower, of (i) Earnings Before Interest and Taxes for such period, plus (ii) depreciation expenses for such period, plus (iii) amortization expenses for such period.

         "Eligible Inventory" shall mean and include, with respect to Borrower, all Inventory of Borrower (excluding work-in-process and packaging materials), which is not, in Agent's opinion, obsolete, slow moving or unmerchantable and which Agent, in its Permitted Discretion, shall not deem to be ineligible for lending purposes, based on such considerations as Agent may from time to time deem to be appropriate, including whether the Inventory is subject to a perfected, first priority security interest in favor of Agent, whether the Inventory is subject to any other Lien that is not a Permitted Encumbrance, and whether the Inventory conforms to all standards imposed by any Governmental Body that has regulatory authority over such goods or the use or sale thereof. Without limiting the generality of the foregoing, no Inventory shall be Eligible Inventory if it does not meet all standards imposed by any Governmental Body; is in transit, is located outside the continental United States or at a location that is not otherwise in compliance with this Agreement, or constitutes Consigned Inventory; is the subject of an Intellectual Property Claim; is subject to a License or other agreement that limits, conditions or restricts Borrower's or Agent's right to sell or otherwise dispose of such Inventory, unless Agent is a party to a Licensor/Agent Agreement with the Licensor under such License Agreement; is situated at a location not owned by Borrower unless the owner or occupier of such location has executed in favor of Agent a Lien Waiver Agreement.

         "Eligible Receivables" shall mean and include with respect to Borrower, each Receivable of Borrower arising in Borrower's Ordinary Course of Business and which Agent, in its Permitted Discretion, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate. A Receivable shall not be deemed eligible unless such Receivable is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Agent. In addition, no Receivable shall be an Eligible Receivable if:

         (a) it arises out of a sale made by Borrower to an Affiliate of Borrower or to a Person controlled by an Affiliate of Borrower;

         (b) it is due or unpaid either (i) more than seventy-five (75) days after the original due date or (ii) one hundred thirty-five (135) days after the original invoice date;

         (c) fifty percent (50%) or more of the Receivables from such Customer are not deemed Eligible Receivables hereunder. Such percentage may, in Agent's Permitted Discretion, be increased or decreased from time to time;

         (d) any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;

         (e) the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;

         (f) the sale is to a Customer outside Canada or the continental United States of America, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its Permitted Discretion;

         (g) the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;

         (h) Agent believes, in its Permitted Discretion, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer's financial inability to pay;

         (i) the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances;

         (j) the goods giving rise to such Receivable have not been shipped and delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale;

         (k) the Receivables of the Customer exceed a credit limit determined by Agent, in its Permitted Discretion, to the extent such Receivable exceeds such limit;

         (l) the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim, to the extent of such offset, deduction, defense, dispute or counterclaim; the Customer is also a creditor or supplier of Borrower, to the extent of the amount owed to such creditor or supplier by Borrower; or the Receivable is contingent in any respect or for any reason;

         (m) Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in Borrower's Ordinary Course of Business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;

         (n) shipment of the merchandise or the rendition of services has not been completed in accordance with the agreements between Borrower and the Customer;

         (o) any return, rejection or repossession of the merchandise has occurred;

         (p) such Receivable is not payable to Borrower; or

         (q) such Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.

         "Environmental Agreement" shall mean that certain Agreement Regarding Environmental Matters dated on or about the Closing Date by Borrower in favor of Agent and Lenders pursuant to which Borrower shall, among other things, indemnify Agent and Lenders from liabilities arising under Environmental Laws.

         "Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances, including CERCLA and RCRA, and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of any Governmental Body with respect thereto.

         "Equipment" shall mean and include, as to Borrower, all of Borrower's goods (other than Inventory) whether now owned or hereafter acquired and wherever located, including all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts and accessories, and all replacements and substitutions therefor or accessions thereto.

         "Equity Interest" shall mean the interest of (i) a shareholder in a corporation, (ii) a partner (whether general or limited) in a partnership (whether general, limited or limited liability), (iii) a member in a limited liability company, or (iv) any other Person having any other form of equity security or ownership interest.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974.

         "Euro" shall mean the currency of the participating countries of the European Union (Austria, Belgium, Finland, France, Germany, Ireland, Italy, Luxembourg, The Netherlands, Portugal, and Spain, which are 11 of the 15 member countries of the European Union that established fixed conversion rates between their existing sovereign currencies, now called Legacy Currencies, and the Euro) that adopted a single currency in accordance with the Maastricht Treaty.

         "Eurodollar Rate" shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto the interest rate per annum determined by PNC by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by PNC in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the eurodollar rate two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Eurodollar Rate Loan and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Reserve Percentage.

         "Eurodollar Rate Loan" shall mean an Advance at any time that bears interest based on the Eurodollar Rate.

         "Event of Default" shall mean the occurrence of any of the events set forth in Section 10 hereof.

         "Faulkner" shall mean Faulkner Hinton & Associations, Inc., a Kentucky corporation.

         "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by PNC from three (3) Federal funds brokers of recognized standing selected by PNC.

         "Fee Letter" shall mean that certain letter agreement dated the date hereof between Borrower and Agent.

         "Fiscal Quarter " shall mean one of the four fiscal quarters of Borrower and its Subsidiaries for accounting and tax purposes, each of which is a thirteen (13) week period, except, in the case of any Fiscal Year of fifty-three (53) weeks, the fourteen (14) week period occurring at the end thereof.

         "Fiscal Year" shall mean the fiscal year of Borrower and its Subsidiaries for accounting and tax purposes, which is the period of fifty-two
(52) (or, if applicable fifty-three (53)) consecutive weeks ending on the Saturday closest to June 30 of each year; and references to a Fiscal Year with a number corresponding to a calendar year (e.g., "Fiscal Year 1999") refer to the Fiscal Year ending on the Saturday closest to June 30 in that year.

         "Fixed Asset Collateral" shall have the meaning ascribed to it in
Section 4.11(a).

         "Fixed Charge Coverage Ratio" shall mean for Borrower, with respect to any fiscal period, the ratio of Borrower's (a) EBITDA (excluding Approved Charges) minus Unfunded Capital Expenditures (excluding Approved Computer Expenditures) minus Cash Taxes, to (b) Debt Payments, in each case calculated for the fiscal period in question.

         "Formula Amount" shall have the meaning set forth in Section 2.1(a).

         "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

         "General Intangibles" shall mean and include, as to Borrower, all of Borrower's general intangibles, whether now owned or hereafter acquired, including all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to Borrower to secure payment of any of the Receivables by a Customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).

         "Governmental Body" shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

         "Guarantor" shall mean each Person who may at any time guarantee payment or performance of the whole or any part of the Obligations, and "Guarantors" means collectively all such Persons.

         "Guarantor Security Documents" shall mean any and all documents, instruments, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by any Guarantor and delivered to Agent as security for the Obligations or any Guarantor's obligations under a Guaranty.

         "Guaranty" shall mean any guaranty of the Obligations of Borrower executed by a Guarantor in favor of Agent for its benefit and the ratable benefit of Lenders.

         "Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. Sections 1801, et seq.), RCRA, or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

         "Hazardous Wastes" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable federal, state and local laws now in force or hereafter enacted relating to hazardous waste disposal.

         "Holdings" shall mean AAF-McQuay Group Inc., a Delaware corporation.

         "IDB Bonds" shall mean, collectively, (i) the $1,920,000 The Industrial Development Board of the City of Scottsboro (Alabama) Industrial Development Refunding Revenue Bonds, Series 1999 (AAF-McQuay Inc. Project), (ii) the $1,000,000 City of Plymouth, Minnesota Industrial Development Revenue Bonds (McQuay-Perfex Project) Series 1977, (iii) $3,300,000 City of Plymouth, Minnesota Industrial Development Revenue Bonds (McQuay-Perfex Project) Series 1979, (iv) the $2,500,000 City of Columbia, Missouri Industrial Revenue Bonds, Series July 12, 1979 (American Air Filter Company, Inc. Project), (v) $4,000,000 City of Fayetteville, Arkansas Industrial Development Revenue Bonds (American Air Filter Project), Series 1978, and (vi) the $2,500,000 loan to Borrower from the New York State Urban Development Corporation.

         "IDB Documents" shall mean, collectively, the indentures and other documents evidencing or securing the IDB Bonds.

         "Indebtedness" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

         "Intellectual Property" shall mean property constituting under any Applicable Law a patent, patent application, copyright, trademark, service mark, tradename, mask work, trade secret or license or other right to use any of the foregoing.

         "Intellectual Property Claim" shall mean the assertion by any Person of a claim (whether asserted in writing, by action, suit or proceeding or otherwise) that Borrower's ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other property or asset is violative of any ownership of or right to use any Intellectual Property of such Person.

         "Interest Period" shall mean the period provided for any Eurodollar Rate Loan pursuant to Section 2.16(a).

         "Interest Rate Agreement" shall mean any forward contracts, future contracts, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate change agreement or other similar agreement or arrangement designed to protect Borrower against fluctuations in interest rates.

         "Inventory" shall mean and include, as to Borrower, all of Borrower's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

         "Inventory Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(ii) hereof.

         "Investment" shall mean, with respect to any Person, (a) any loan or advance made by such Person to any other Person (excluding deposits with financial institutions available for withdrawal upon demand, prepaid expenses, accounts receivable, commissions, travel and similar advances to officers and employees and similar items made or incurred in Borrower's Ordinary Course of Business), (b) any Contingent Liability of such Person, and (c) any Equity Interest or similar interest held by such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof minus all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in the original principal or capital amount equal to the fair market value of such property.

         "Issue Date" shall mean February 15, 1996.

         "Issuer" shall mean any Person who issues a Letter of Credit and/or accepts a draft pursuant to the terms hereof.

         "Kentucky Reserve" shall mean an amount (which may not be less than zero (0)) equal to the remainder of $1,500,000 minus the amount of proceeds from the Louisville Sale received by Agent and applied to the Term Loan.

         "LC Outstandings" shall mean, on any date of determination thereof, an amount (in Dollars) equal to the sum of (i) all amounts then due and payable by Borrower to the Issuer of any Letter of Credit, whether by reason of the issuance of such Letter of Credit or any payment by the Issuer thereunder, plus
(ii) the aggregate undrawn amount of all Letters of Credit then outstanding or to be issued by an Issuer pursuant to a Letter of Credit Application theretofore submitted to such Issuer.

         "Lender" and "Lenders" shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender.

         "Letter of Credit Application" shall have the meaning ascribed to it in
Section 2.9(a).

         "Letter of Credit Fees" shall have the meaning set forth in Section
3.2.

         "Letters of Credit" shall have the meaning set forth in Section 2.8.

         "License Agreement" shall mean any agreement between Borrower and a Licensor pursuant to which Borrower is authorized to use any Intellectual Property in connection with the manufacturing, marketing, sale or other distribution of any Inventory of Borrower.

         "Licensor" shall mean any Person from whom Borrower obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with Borrower's manufacture, marketing, sale or other distribution of any Inventory.

         "Licensor/Agent Agreement" shall mean an agreement between Agent and a Licensor, in form and content satisfactory to Agent, by which Agent is given the unqualified right, vis-a-vis such Licensor, to enforce Agent's Liens with respect to and to dispose of Borrower's Inventory with the benefit of any Intellectual Property applicable thereto, irrespective of Borrower's default under Borrower's License Agreement with such Licensor.

         "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction.

         "Lien Perfection Documents" shall mean all instruments, agreements, filings and recordings necessary or, in Agent's reasonable determination, desirable to perfect, maintain or continue the perfection of, or achieve or maintain the first priority status of, any Lien granted to Agent pursuant to any of the Loan Documents by Borrower or Guarantor, including UCC-1 financing statements, pledges, assignments, hypothecations, registrations of pledge, control agreements, notifications, bailment agreements, landlord or mortgagee waivers, processor waivers, intercreditor agreements, subordination agreements, chattel mortgage filings or similar instruments, agreements or documents.

         "Lien Waiver Agreement" shall mean an agreement which is executed in favor of Agent by a Person who owns or occupies premises at which any Collateral may be located from time to time and by which such Person shall waive any Lien that such Person may ever have with respect to any of the Collateral and shall authorize Agent from time to time to enter upon the premises to inspect or remove the Collateral from such premises.

         "Limited Liens" shall mean Liens upon any asset of Borrower or a Subsidiary of Borrower that is not permitted to exist under any provision of the Public Notes Indenture as in effect on the date hereof except Section 4.10(l) thereof.

         "Loan Documents" shall mean this Agreement and all of the Other Documents.

         "Louisville Property" shall mean the real property and improvements thereon owned by Borrower and located at 215 Central Avenue, Louisville, Kentucky 40208.

         "Louisville Sale" shall mean the sale by Borrower of the Louisville Property to Faulkner pursuant to the Louisville Sale Contract.

         "Louisville Sale Contract" shall mean that certain Contract for the Purchase and Sale of Real Estate between Borrower and Faulkner, dated March 2, 1999.

         "Material Adverse Effect" shall mean a material adverse effect upon (a) the condition, operations, assets, business or prospects of the applicable Person or Persons, taken as a whole, (b) Borrower's or any Guarantor's ability to pay the Obligations in accordance with the terms thereof, (c) the value of the Collateral, or Agent's Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Agent's and each Lender's rights and remedies under this Agreement and the Other Documents.

         "Material Contract" shall mean an agreement to which Borrower or a Guarantor is a party (other than the Loan Documents) (i) which is deemed a material contract as provided in Section (b)(10) of Item 601 of Regulation S-K promulgated by the Securities and Exchange Commission under the Securities Act of 1933, or (ii) for which breach, termination, cancellation, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect, including the Public Notes Indenture.

         "Maximum Revolving A Amount" shall mean, on any date, the least of (a) the Revolving Credit A Cap, (b) the remainder of the Working Capital Formula Amount on such date minus all Working Capital Indebtedness on such date, or (c) the remainder of the Consolidated Total Asset Formula Amount on such date minus the amount of Indebtedness (other than the Obligations) secured by, or purportedly secured by, Limited Liens on such date.

         "Maximum Revolving Amount" shall mean the sum of the Maximum Revolving A Amount and the Maximum Revolving B Amount.

         "Maximum Revolving B Amount" shall mean, on any date, the lesser of (a) the Revolving Credit B Cap or (b) the remainder of the Working Capital Formula Amount on such date minus the sum of (i) all Working Capital Indebtedness on such date plus the Revolving Credit A Cap.

         "Monthly Advances" shall have the meaning set forth in Section 3.1 hereof.

         "Money Borrowed" shall mean, as applied to any Person, (i) Indebtedness arising from the lending of money by any other Person to such Person; (ii) Indebtedness, whether or not in any such case arising from the lending of money by another Person to such Person, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for property; (iii) Indebtedness that constitutes a Capitalized Lease Obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit; and (v) Indebtedness of such Person under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through
(iv) hereof, if owed directly by such Person.

         "Mortgage" shall mean a mortgage, deed of trust or similar document with respect to any Real Property securing any or all of the Obligations.

         "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

         "Net Amount" shall mean, with reference to Eligible Receivables, the face amount of such Eligible Receivables on any date, less any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or Charges (including sales, excise or other taxes) at any time issued, owing, claimed by Customers, granted, outstanding or payable in connection with, or any interest accrued on the amount of, such Eligible Receivables at such date.

         "Net Asset Sale Proceeds" shall have the meaning ascribed to such term in the Public Notes Indenture as in effect on the date hereof.

         "Net Income" shall mean, as applied to any Person, the net income (or net loss) of such Person for the period in question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves (including reserves for deferred taxes) and all other proper deductions, all determined in accordance with GAAP.

         "New York Property" shall mean the real property of Borrower located at 4900 Technology Parkway in Auburn, New York.

         "New York Reserve" shall mean at all times prior to Borrower's satisfaction of the requirement set forth in Section 6.15(a) hereof an amount equal to $2,500,000.

         "Notes" shall mean collectively, the Term Notes and the Revolving Credit Notes.

         "Obligations" shall mean and include the following, in each case, whether now in existence or hereafter arising and howsoever the same may be evidenced, (i) the principal of, and interest and premium, if any, on the Advances; (ii) all Indebtedness and other obligations of Borrower to any Lender under any Interest Rate Agreement, currency or equity swap, future, option, or other similar agreement or arrangement entered into with the consent of the Agent; (iii) all obligations of Borrower with respect to Letters of Credit; (iv) all other Indebtedness, covenants and duties now or at any time or times hereafter owing by Borrower to Agent or any Lender arising under or pursuant to this Agreement or any of the other Loan Documents, whether evidenced by any note or other writing, whether arising from any extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several, including all interest, charges, expenses, fees or other sums chargeable to Borrower or any Guarantor hereunder or under any of the other Loan Documents; and (v) in the case of PNC and its Affiliates, any indebtedness, liabilities, obligations, covenants and duties arising in connection with any banking or related transactions, services or functions provided to Borrower or Guarantor in connection with any conduct of Borrower's or Guarantor's business (excluding extensions of credit giving rise to any Indebtedness for Money Borrowed not related to this Agreement or any other Loan Documents).

         "Ordinary Course of Business" shall mean, with respect to any Person, the ordinary course of such Person's business as conducted on the Closing Date.

         "Organization Documents" shall mean, with respect to any Person, its charter, certificate or articles of incorporation, bylaws, articles of organization, operating agreement, members' agreement, partnership agreement, voting trust or similar agreement or instrument governing the formation or operation of such Person.

         "Other Documents" shall mean the Notes, the Lien Perfection Documents, each Interest Rate Agreement, each Guaranty, each Mortgage, the Guarantor Security Documents, the Trademark Security Agreement, the Patent Security Agreement, the Pledge Agreement, the Environmental Agreement, the

Collateral Assignment of Contract Rights, each Lien Waiver Agreement, each Licensor/Agent Agreement, and any and all other agreements, instruments and documents, including guaranties, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by Borrower or any Guarantor and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.

         "Out-of-Formula Condition" shall have the meaning set forth in Section 2.1(c) hereof.

         "Out-of-Formula Loan" shall mean a Revolving Advance made when an Out-of-Formula Condition exists or the amount of any Revolving Advance which, when funded, results in an Out-of-Formula Condition.

         "OYL" shall mean O.Y.L. Industries Berhad, a corporation organized under the laws of Malaysia.

         "Parent" shall mean a corporation or other entity owning, directly or indirectly at least one hundred percent (100%) of the shares of stock or other Equity Interests having ordinary voting power to elect the directors of Borrower.

         "Participant" shall have the meaning set forth in Section 15.3(b).

         "Patent Security Agreement" shall mean the Patent Security Agreement to be executed by Borrower in favor of Agent on or before the Closing Date and by which Borrower shall collaterally assign and grant a Lien to Agent, for its benefit and for the ratable benefit of Lenders, as security for the Obligations, upon all of Borrower's right, title and interest in and to all of its patents.

         "Payment Office" shall mean initially Two Tower Center Boulevard, East Brunswick, New Jersey 08816; thereafter, such other office of Agent, if any, which it may designate by notice to Borrower and to each Lender to be the Payment Office.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "Permitted Contingent Liability" shall mean Contingent Liabilities arising from endorsements for collection or deposit in Borrower's Ordinary Course of Business; Contingent Liabilities arising from Interest Rate Agreements and Currency Contracts entered into in Borrower's Ordinary Course of Business pursuant to this Agreement or with Agent's prior written consent; Contingent Liabilities of Borrower existing as of the Closing Date, including extensions and renewals thereof that do not increase the amount of such Contingent Liabilities as of the date of such extension or renewal; Contingent Liabilities incurred in Borrower's Ordinary Course of Business with respect to surety bonds, appeal bonds, performance bonds and other similar obligations; Contingent Liabilities arising under indemnity agreements to title insurers to cause such title insurers to issue to Agent title insurance policies; Contingent Liabilities with respect to customary indemnification obligations in favor of purchasers in connection with dispositions of Equipment permitted under Section
4.3 hereof; and other Contingent Liabilities not to exceed $2,000,000 in the aggregate at any time.

         "Permitted Currency" shall mean U.S. Dollars ($), Japanese Yen (Y), Pound Sterling (pound), the Euro, and such other currencies of major industrialized nations as shall be designated by Borrower and acceptable to Agent.

         "Permitted Discretion" shall mean Agent's reasonable and good faith judgment based upon any factor which Agent believes in good faith could (a) adversely affect the value of any Collateral, the enforceability or priority of Agent's Liens or the amount that Lenders would be likely to receive upon a liquidation of the Collateral; (b) suggest that any report of Collateral or financial information is incomplete, inaccurate or misleading in any material respect; (c) reasonably be expected to create a Default or Event of Default or increase the likelihood of an insolvency or bankruptcy proceeding or (d) adversely affect the ability of Borrower or Guarantors to repay the Obligations when due. In exercising such judgment with respect to matters relating to the determination of Eligible Inventory and Eligible Receivables, changes in advance rates or the imposition, increase or reduction of reserves, Agent may reasonably take into account factors included in the definitions of Eligible Inventory and Eligible Receivables, as well as changes in concentration of risk of Receivables, changes in collection history and dilution, changes in demand for and pricing of Inventory, and other changes that may tend to increase the credit risk of lending to Borrower on the security of Inventory or Receivables. The burden of establishing lack of good faith shall be on Borrower.

         "Permitted Dispositions" shall mean each of the following: (i) the Louisville Sale and (ii) the sale by Borrower of assets used in its service operation in New York, provided that the fair market value of such assets do not exceed, in aggregate, $1,500,000.

         "Permitted Encumbrances" shall mean (a) Liens in favor of Agent for the benefit of Agent and Lenders; (b) Liens for Charges not delinquent or being Properly Contested, but only if the Lien shall have no effect on the priority of the Liens in favor of Agent or the value of the assets in which Agent has such a Lien and a stay of enforcement of any such Lien shall be in effect; (c) Liens disclosed in the financial statements referred to in Section 5.5, the existence of which Agent has consented to in writing; (d) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in Borrower's Ordinary Course of Business; (f) judgment Liens that have been stayed or bonded and mechanics', workers', materialmen's or other like Liens arising in Borrower's Ordinary Course of Business with respect to obligations which are not due or which are being Properly Contested; (g) Liens securing Permitted Purchase Money Indebtedness; and (h) Liens disclosed on
Schedule 1.2.

         "Permitted Investments" shall mean Investments permitted under Section
7.4 hereof.

         "Permitted Purchase Money Indebtedness" shall mean Purchase Money Indebtedness of Borrower which is incurred after the date of this Agreement and which is secured by no Lien or only by a Purchase Money Lien, provided the aggregate amount of Purchase Money Indebtedness outstanding at any time may not exceed $2,000,000. For the purposes of this definition, the principal amount of any Purchase Money Indebtedness consisting of capitalized leases shall be computed as a Capitalized Lease Obligation.

         "Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

         "Plan" shall mean any employee benefit plan within the meaning of
Section 3(3) of ERISA, maintained for employees of Borrower or any member of the Controlled Group or any such Plan to which Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

         "Pledge Agreement" shall mean the Stock Pledge Agreement to be executed on or before the Closing Date by Borrower in favor of Agent and pursuant to which Borrower has pledged to Agent, for its benefit and the ratable benefit of Lenders, all of the Pledged Stock as security for the Obligations.

         "Pledged Foreign Stock" shall mean sixty percent (60%) of the Equity Interests of AAF-McQuay Canada Inc., a corporation organized under the laws of Canada, and sixty-five percent (65%) of the Equity Interests of J&E Hall Limited, a corporation organized under the laws of the United Kingdom.

         "Pledged Stock" shall mean all of the following which are owned by
Borrower: (i) all of the issued and outstanding Equity Interests of any Subsidiary of Borrower (other than AAF International) that is organized under the laws of any state of the United States or the District of Columbia, (ii) sixty-five percent (65%) of the issued and outstanding Equity Interests of AAF International, and (iii) all Pledged Foreign Stock.

         "Properly Contested" shall mean in the case of any Indebtedness of Borrower or any Guarantor (including any Charges) that is not paid as and when due or payable by reason of Borrower's or any Guarantor's bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Indebtedness is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) Borrower or Guarantor has established appropriate reserves as shall be required in conformity with GAAP; (iii) the non-payment of such Indebtedness will not have a Material Adverse Effect and will not result in a forfeiture of any assets of Borrower or Guarantor; (iv) no Lien is imposed upon any of Borrower's or any Guarantor's assets with respect to such Indebtedness unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Agent (except only with respect to property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (v) if the Indebtedness results from, or is determined by the entry, rendition or issuance against Borrower or any Guarantor or any of its assets, of a judgment, writ, order or decree, execution on such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; and (vi) if such contest is abandoned, settled or determined adversely (in whole or in part) to Borrower or Guarantor, Borrower or Guarantor forthwith pays such Indebtedness and all penalties, interest and other amounts due in connection therewith.

         "Public Notes" shall mean those certain 8 7/8% Senior Notes Due 2003 issued by Borrower on February 15, 1996 in the original principal amount of $125,000,000, which were issued pursuant to the Public Notes Indenture.

         "Public Notes Documents" shall mean the Public Notes Indenture, the Public Notes and any and all other agreements, instruments and documents executed in respect of the transactions contemplated by the Public Notes Indenture.

         "Public Notes Indenture" means the Indenture dated as of February 14, 1996, between Borrower and IBJ Schroder Bank & Trust company, as trustee, executed and delivered in connection with the public offering of the Public Notes pursuant to an effective registration under the Securities Act of 1933.

         "Purchase Money Indebtedness" shall mean and include (i) Indebtedness (other than the Obligations) of Borrower for the payment of all or any part of the purchase price of any Equipment, (ii) any Indebtedness (other than the Obligations) of Borrower incurred at the time of or within ten (10) days prior to or after the acquisition of any Equipment for the purpose of financing all or any part of the purchase price thereof

(whether by means of a loan agreement, capitalized lease or otherwise), and
(iii) any renewals, extensions or refinancings (but not any increases in the principal amounts) thereof outstanding at the time.

         "Purchase Money Lien" shall mean a Lien upon Equipment which secures Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the Equipment acquired through the incurrence of such Purchase Money Indebtedness and such Lien constitutes a purchase money security interest under the UCC.

         "Purchasing Lender" shall mean a Lender or a U.S. based Affiliate of a Lender; a commercial bank organized under the laws of the United States or any state and having total assets in excess of $5,000,000,000 or an asset-based lending Affiliate of any such bank; or any other financial institution that is acceptable to Agent and Lenders and that in the ordinary course of its business extends credit of the type evidenced by the Notes and has total assets in excess of $1,000,000,000.

         "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq.

         "Real Property" shall mean all of Borrower's right, title and interest in and to the owned and leased premises identified on Schedule 4.19 hereto.

         "Receivables" shall mean and include all of Borrower's accounts, contract rights, instruments (including those evidencing Indebtedness owed to Borrower by any of its Affiliates), documents, chattel paper, drafts, acceptances, general intangibles relating to accounts, and all other forms of obligations owing to Borrower arising out of or in connection with the sale or lease of Inventory or other goods or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

         "Receivables Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(i) hereof.

         "Reportable Event" shall mean a reportable event described in Section 4043(c) of ERISA or the regulations promulgated thereunder.

         "Required Lenders" shall mean Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the Advances and, if no Advances are outstanding, shall mean Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the Commitment Percentages; provided, however, that if any Lender shall be a Defaulting Lender, then, for so long as such breach continues, the term "Required Lenders" shall mean Lenders (excluding each Defaulting Lender) holding at least sixty-six and two-thirds percent
(66 2/3%) of the Advances (excluding Advances held by each Defaulting Lender), and, if no Advances are outstanding, at least sixty-six and two-thirds percent (66 2/3%) of the Commitment Percentages (excluding the Commitment Percentages held by a Defaulting Lender).

         "Reserve Percentage" shall mean the maximum effective percentage in effect on any day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to euroccurency funding.

         "Restricted Indebtedness" shall mean any Indebtedness of Borrower or any Subsidiary of Borrower if and to the extent that the incurrence of any such Indebtedness is violative of the Public Notes Indenture or any of the other Public Notes Documents; provided, however, that in no event shall any of the Obligations be deemed to be Restricted Indebtedness.

         "Restricted Lien" shall mean any Lien upon any property of Borrower or any Subsidiary of Borrower if (i) such Lien is a Limited Lien or (ii) the existence of such Lien is prohibited by the Public Notes Indenture or any of the other Public Notes Documents; provided, however, that in no event shall any Lien granted in favor of Agent pursuant to any Loan Document be deemed a Restricted Lien.

         "Revolving Advances" shall mean all Advances made hereunder, excluding Letters of Credit and the Term Loan but including the Revolving A Advances and the Revolving B Advances.

         "Revolving A Advances" shall mean Advances made pursuant to Section 2.1(a) hereof.

         "Revolving B Advances" shall mean Advances made pursuant to Section 2.1(b) hereof.

         "Revolving Credit A Cap" shall mean $70,000,000.

         "Revolving Credit A Notes" shall mean, collectively, the promissory notes referred to in Section 2.1(a) hereof.

         "Revolving Credit B Cap" shall mean $20,000,000.

         "Revolving Credit B Notes" shall mean, collectively, the promissory notes referred to in Section 2.1(b) hereof.

         "Revolving Credit Notes" shall mean, collectively, the Revolving Credit A Notes and the Revolving Credit B Notes.

         "Revolving Interest Rate" shall mean an interest rate per annum equal to (a) the sum of the Alternate Base Rate plus the Applicable Margin with respect to Domestic Rate Loans, and (b) the sum of the Eurodollar Rate plus the Applicable Margin with respect to Eurodollar Rate Loans.

         "Scotiabank Credit Agreement" shall mean that certain Credit Agreement dated as of July 21, 1994, among Borrower, various financial institutions as lenders, The Bank of Nova Scotia as administrative agent, and The Bank of Nova Scotia and Bank Bumiputra Malaysia Berhad, New York Branch as managing agents.

         "Senior Officer" shall mean the chairman of the board of directors, the president, the chief financial officer, the treasurer of, or in-house legal counsel to, Borrower.

         "Service Inventory" shall mean service and replacement parts Inventory used by Borrower's "McQuay" division.

         "Settlement Date" shall mean the Closing Date and thereafter Thursday of each week unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

         "Solvent" shall mean, with respect to any Person, such Person (i) owns property whose fair saleable value is greater than the amount required to pay all of such Person's Indebtedness (including contingent), (ii) is able to pay all of its Indebtedness as such Indebtedness matures (whether by payment in cash, from available funding sources, through refinancing of Indebtedness or otherwise), (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, and (iv) is not "insolvent" within the meaning of Section 101(32) of the Bankruptcy Code.

         "Subsidiary" shall mean a corporation or other entity of whose shares of stock or other Equity Interests having ordinary voting power (other than stock or other Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

         "Term" shall have the meaning set forth in Section 13.1 hereof.

         "Term Loan" shall mean the Advances made pursuant to Section 2.3 hereof.

         "Term Loan Rate" shall mean an interest rate per annum equal to (a) the sum of the Alternate Base Rate plus the Applicable Margin with respect to Domestic Rate Loans, and (b) the sum of the Eurodollar Rate plus the Applicable Margin with respect to Eurodollar Rate Loans.

         "Term Notes" shall mean, collectively, the promissory notes described in Section 2.3 hereof.

         "Termination Event" shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of Borrower or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower or any member of the Controlled Group from a Multiemployer Plan.

         "Toxic Substance" shall mean and include any material present on the Real Property or the Leasehold Interests which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. ss. 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances. "Toxic Substance" includes asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.

         "Trademark Security Agreement" shall mean the Trademark Security Agreement to be executed by Borrower in favor of Agent on or before the Closing Date and by which Borrower shall collaterally assign and grant a Lien to Agent, for its benefit and for the ratable benefit of Lenders, as security for the Obligations, upon all of Borrower's right, title and interest in and to all of its trademarks.

         "UCC" shall mean the Uniform Commercial Code (or any successor statute) as adopted and in force in the State of New York or, when the laws of any other state govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code (or any successor statute) of such state.

         "Undrawn Availability" shall mean, at any date, an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Amount, minus
(b) the sum of (i) the outstanding amount of Advances (other than the Term
Loan), plus (ii) all amounts due and owing to Borrower's trade creditors which are more than sixty (60) days past due outstanding beyond normal trade terms, other than any such amounts being Properly Contested, plus (iii) fees and expenses which have not been paid or charged to Borrower's Account and which are owing under Section 3 hereof or the existence of and amount of which have been communicated to Borrower by Agent.

         "Unfunded Capital Expenditures" shall mean, for any period, the Capital Expenditures of a Person not financed by the incurrence of any Indebtedness other than an Advance hereunder.

         "Upstream Payment" shall mean a payment or distribution of cash or other property by a Subsidiary of Borrower to Borrower, whether in repayment of Indebtedness owed by such Subsidiary to Borrower, to pay dividends on account of Borrower's ownership of Equity Interests or otherwise.

         "Value" shall mean, with reference to the value of Inventory, value determined on the basis of the lower of cost or market of such Inventory, with the cost thereof calculated on a first-in, first-out basis, determined in accordance with GAAP.

         "Week" shall mean the time period commencing with the opening of business on a Wednesday and ending on the end of business the following Tuesday.

         "Working Capital Formula Amount" shall mean, with respect to Borrower at any date of determination, the aggregate amount equal to the sum of (x) eighty-five percent (85%) of the net book value of accounts receivables and (y) sixty-five percent (65%) of the net book value of inventories, in each case calculated on a consolidated basis for Borrower and its Subsidiaries in accordance with GAAP.

         "Working Capital Financing" shall mean Advances made hereunder to Borrower for use by Borrower as working capital in Borrower's Ordinary Course of Business.

         "Working Capital Indebtedness" shall mean, at any date of determination, the amount of all Indebtedness for Money Borrowed of Borrower (excluding the Revolving Advances hereunder) and Borrower's Subsidiaries under any agreement, instrument, facility or arrangement that is intended to provide working capital financing (including any asset securitization facility involving the sale of accounts receivable) in the ordinary course of business.

         1.3 UCC TERMS. All terms used herein and defined in the UCC as adopted in the State of New York shall have the meaning given therein unless otherwise defined herein.

         1.4 CERTAIN MATTERS OF CONSTRUCTION. The terms "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references herein to the time of day shall mean the time in East Brunswick, New Jersey. Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof. Whenever the words "including" or "include" shall be used, such words shall be understood to mean "including, without limitation" or "include, without limitation." A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured with any period of cure expressly provided for in this Agreement; and an Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Agent. Any Lien referred to in this Agreement or any of the Other Documents as having been created in favor of Agent, any agreement entered into by Agent pursuant to this Agreement or any of the Other Documents, any payment made by or to or funds received by Agent pursuant to or as contemplated by this Agreement or any of the Other Documents, or any act taken or admitted to be taken by Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Agent and Lenders. Whenever the phrase "to the best of Borrower's knowledge" or words of similar import relating to the knowledge or the awareness of Borrower are used herein, such phrase shall mean and refer to (i) the actual knowledge of a Senior Officer of Borrower or (ii) the knowledge that a Senior Officer would have obtained if he had engaged in a good faith and diligent performance of his duties, including the making of such reasonable specific inquiries as may be necessary of the officers, employees or agents of Borrower and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates.

         1.5 ACCOUNTING MATTERS. Unless otherwise expressly provided in this Agreement, all terms of an accounting character shall be interpreted, all accounting determinations under this Agreement shall be made, and all financial statements required to be delivered under this Agreement shall be prepared in accordance with GAAP, applied on a consistent basis with the most recent audited financial statements of Borrower. All calculations of Capital Expenditures, Earnings Before Interest and Taxes, EBITDA and Permitted Purchase Money Indebtedness shall be determined without consolidation of the accounts of any Subsidiaries or Affiliates of Borrower with the accounts of Borrower.


SECTION 2.        ADVANCES, PAYMENTS

         2.1 REVOLVING ADVANCES.

                  (a) Revolving A Advances. Subject to the terms and conditions set forth in this Agreement, each Lender, severally and not jointly, will make Revolving A Advances to Borrower from time to time during the Term in aggregate amounts outstanding at any time not to exceed such Lender's Commitment Percentage of the lesser of (x) the Maximum Revolving A Amount, or (y) an amount equal to the sum of:

                  (i) up to 85%, subject to the provisions of Section 2.1(c) hereof ("Receivables Advance Rate"), of the Net Amount of Eligible Receivables, plus

                  (ii) up to the lesser of (A) 60%, subject to the provisions of
         Section 2.1(c) hereof ("Inventory Advance Rate"; the Receivables Advance Rate and the Inventory Advance Rate shall be referred to collectively, as the "Advance Rates"), of the Value of the Eligible Inventory; or (B) $30,000,000, minus

                  (iii) the aggregate amount of LC Outstandings (excluding any LC Outstandings cash collateralized pursuant to Section 2.10(e) hereof), minus

                  (iv)  any Asset Sale Reserve, minus

                  (v) the amount of the New York Reserve, if any, and the amount of the Kentucky Reserve, if any, minus

                  (vi) such reserves as Agent may, in the exercise of its Permitted Discretion, deem proper and necessary from time to time.

         The amount derived from the sum of (A) Sections 2.1(a)(y)(i) and (ii) minus (B) Section 2.1 (a)(y)(iii), (iv), (v) and (vi) at any time and from time to time shall be referred to as the "Formula Amount." The Revolving A Advances shall be evidenced by secured promissory notes ("Revolving Credit A Notes") in favor of each Lender in substantially the form attached hereto as Exhibit A.

                  (b) Revolving B Advances. Subject to the terms and conditions set forth in this Agreement and for so long as the aggregate amount of outstanding Revolving A Advances is equal to the Revolving Credit A Cap, each Lender, severally and not jointly, will make Revolving B Advances to Borrower from time to time during the Term in aggregate amounts outstanding at any time not to exceed such Lender's Commitment Percentage of the lesser of (x) the Maximum Revolving B Amount, or (y) an amount equal to the remainder of the Formula Amount minus the Revolving Credit A Cap. The Revolving B Advances shall be evidenced by secured promissory notes ("Revolving Credit B Notes") in favor of each Lender in substantially the form attached hereto as Exhibit A-2.

                  (c) Discretionary Rights. The Advance Rates may be increased or decreased by Agent at any time and from time to time in the exercise of its Permitted Discretion. Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing the reserves may limit or restrict Advances requested by Borrower.

                  (d) Out-of-Formula Loans. If the unpaid balance of Revolving Advances outstanding at any time should exceed the Formula Amount at such time or any other limitation set forth in this Agreement (an "Out-of-Formula Condition"), such Revolving Advances shall nevertheless constitute Obligations that are secured by the Collateral and entitled to all of the benefits of the Loan Documents. Agent, in its sole and absolute discretion, may require Lenders to forbear from requiring Borrower to cure an Out-of-Formula Condition and to honor requests by Borrower for Out-of-Formula Loans, provided that Agent's authority to require Lenders to honor Borrower's requests for Out-of-Formula Loans at any time shall be limited to an amount that does not exceed ten percent (10%) of the Formula Amount and provided that an Out-of-Formula Condition has not continued to exist for a period consisting of more than thirty (30) consecutive days. In determining the existence or amount of an Out-of-Formula Condition, Agent shall be entitled to rely upon Borrowing Base Certificates delivered to it by Borrower. Any such Out-of-Formula Loans shall be payable on demand and shall bear interest at the Default Rate. If Lenders do make Out-of-Formula Loans, neither Agent nor Lenders shall be deemed thereby to have changed the limits of Sections 2.1(a) or (b) or be obligated to honor requests for Revolving Advances when an Out-of-Formula

Condition exists or would result therefrom or any other limitation set forth in this Agreement would be exceeded. Agent shall not be responsible for, and nothing herein shall be deemed to preclude or limit, any Out-of-Formula Condition that results for any reason relating to changes in the quantity, quality or eligibility of Collateral or the imposition of reserves, including Collateral believed to be eligible in fact being or becoming ineligible or the return of uncollected checks or other items applied to reduce the Revolving Advances made to protect or preserve Collateral.

                  (e) Procedure for Revolving Advances Borrowing. Except as otherwise provided in Section 2.16 below, Borrower may notify Agent prior to 12:00 noon on a Business Day of Borrower's request to incur, on that day, a Revolving Advance hereunder. Should any amount required to be paid as principal or interest hereunder, or under any of the other Loan Documents, or as fees or other charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent or Lenders, and such request shall be irrevocable.

         2.2 DISBURSEMENT OF ADVANCE PROCEEDS. All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrower to Agent or Lenders, shall be charged to Borrower's Account on Agent's books. During the Term, Borrower may use the Revolving Advances by borrowing, prepaying and reborrowing, all in accordance with the terms and conditions hereof. The proceeds of each Revolving Advance requested by Borrower or deemed to have been requested by Borrower under Section 2.1(d) hereof shall, with respect to requested Revolving Advances to the extent Lenders make such Revolving Advances subject to and in accordance with the provisions hereof, be made available to Borrower on the day so requested by way of credit to such operating account at PNC, or such other bank as Borrower may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.

         2.3 TERM LOAN. Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, will fund its portion of the Term Loan by making Advances to Borrower in the sum equal to such Lender's Commitment Percentage of $30,000,000. The Advances comprising the Term Loan shall be advanced on the Closing Date; shall be, with respect to principal, payable in seventy (70) consecutive monthly installments of $425,000 each on the first day of each month, commencing November 1, 1999, followed by a single installment equal to the then remaining unpaid principal amount of the Term Loan, subject to acceleration upon the occurrence of an Event of Default under this Agreement or termination of this Agreement and provided that all unpaid principal and accrued interest with respect to the Term Loan shall be due in payable in full on the last day of the Term. Advances comprising the Term Loan shall be evidenced by secured promissory notes (collectively, "Term Notes") in substantially the form attached hereto as Exhibit A-2. Borrower shall not be permitted to reborrow any amount repaid with respect to the Term Loan.

         2.4 MAXIMUM ADVANCES. The aggregate balance of Advances (other than the Term Loan) outstanding at any time shall not exceed the lesser of (a) Maximum Revolving Amount or (b) the Formula Amount.

         2.5      REPAYMENT OF OBLIGATIONS.

                  (a) All Advances and other Obligations shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided, PROVIDED, HOWEVER, that all Obligations that are at the time in question contingent (including, all LC Outstandings that exist by virtue of an outstanding Letter of Credit) may be cash collateralized and remain outstanding pursuant to Section 2.10(e) hereof. The Term Loan shall be due and payable as provided in Section 2.3 hereof and in the Term Notes.

                  (b) Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received. In consideration of Agent's agreement to conditionally credit Borrower's Account as of the Business Day on which Agent receives those items of payment, Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations on the Business Day that Agent receives such payments via wire transfer or electronic depository check. Agent is not, however, required to credit Borrower's Account for the amount of any item of payment that is unsatisfactory to Agent and Agent may charge Borrower's Account for the amount of any item of payment which is returned to Agent unpaid.

                  (c) All payments of principal, interest and other amounts payable hereunder, or under any of the related agreements shall be made to Agent at the Payment Office not later than 1:00 p.m. on the due date therefor in Dollars and in immediately available funds to Agent. Agent and Lenders shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrower's Account or by making Advances as provided in
Section 2.1 and Section 2.16 hereof.

                  (d) Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including any deduction for any setoff or counterclaim.

                  (e) All repayment of principal and interest with respect to Revolving Advances, shall be applied first to any Revolving Advances outstanding as Revolving B Advances, and thereafter to any Revolving Advances outstanding as Revolving A Advances.

         2.6 REPAYMENT OF EXCESS ADVANCES. The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

         2.7 STATEMENT OF ACCOUNT. Agent shall maintain, in accordance with its customary procedures, a loan account ("Borrower's Account") in the name of Borrower in which shall be recorded the date and amount of each Advance made by Agent and the date and amount of each payment in respect thereof; PROVIDED, HOWEVER, the failure by Agent or Lenders to record the date and amount of any Advance shall not adversely affect Agent or any Lender. Each month, Agent shall send to Borrower a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions among Agent, Lenders and Borrower during such month. The monthly statements shall be deemed correct and binding upon Borrower in the absence of manifest error and shall constitute an account stated between Lenders and Borrower unless Agent receives a written statement of Borrower's specific exceptions thereto within thirty (30) days after such statement is received by Borrower. The records of Agent with respect to

Borrower's Account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto. In any instance in which Agent charges an amount to Borrower's Account as authorized pursuant to this Agreement or any of the other Loan Documents which exceeds $5,000, Agent shall, in addition to including such charge in the monthly statement to Borrower, undertake to promptly provide Borrower with notice of the date, amount and nature of such charge; PROVIDED, HOWEVER, Agent shall have no liability to Borrower for failure to provide such notice.

         2.8 LETTERS OF CREDIT. Subject to the terms and conditions hereof, Agent shall issue or cause the issuance of standby or documentary letters of credit ("Letters of Credit") on behalf of Borrower; PROVIDED, HOWEVER, that Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the face amount of such Letters of Credit would then cause the amount of (i) outstanding Revolving Advances plus (ii) outstanding Letters of Credit to exceed the lesser of (x) the Maximum Revolving Amount or (y) the Formula Amount , PROVIDED, FURTHER, HOWEVER, that Agent will not be required to issue or cause to be issued any Letters of Credit to be utilized by Borrower for purposes other than Approved Letter of Credit Purposes. The maximum amount of LC Outstandings at any time shall not exceed, in the aggregate, the Dollar Equivalent of $25,000,000. All disbursements or payments related to Letters of Credit shall be deemed to be Revolving Advances and shall bear interest at the applicable Contract Rate for Domestic Rate Loans.

         2.9      ISSUANCE OF LETTERS OF CREDIT.

                  (a) Borrower may request Agent to issue or cause the issuance of a Letter of Credit in a Permitted Currency by delivering to Agent at the Payment Office, Agent's form of letter of credit application (the "Letter of Credit Application") completed to the satisfaction of Agent; and, such other certificates, documents and other papers and information as Agent may reasonably request. Borrower also has the right to give instructions and make agreements with respect to any application, any applicable letter of credit and security agreement, any applicable letter of credit reimbursement agreement and/or any other applicable agreement, any letter of credit and the disposition of documents, disposition of any unutilized funds, and to agree with Agent upon any amendment, extension or renewal of any Letter of Credit.

                  (b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or acceptances of usance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than six (6) months after such Letter of Credit's date of issuance for documentary Letters of Credit or twelve (12) months after such Letter of Credit's date of issuance for standby Letters of Credit and in no event later than three hundred sixty-five (365) days after the last day of the Term. Each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, and any amendments or revision thereof adhered to by the Issuer and, to the extent not inconsistent therewith, the laws of the State of New York.

                  (c) Agent shall use its reasonable efforts to notify Lenders of the request by Borrower for a Letter of Credit hereunder.

                  (d) Agent shall have absolute discretion whether to accept any draft. Without in any way limiting Agent's absolute discretion whether to accept any draft, Borrower will not present for acceptance any draft, and Agent will generally not accept any drafts (i) that arise out of transactions involving the sale of goods by Borrower not in Borrower's Ordinary Course of Business, (ii) that involve a sale to an Affiliate of Borrower, (iii) that involve any purchase for which Agent has not received all related documents, instruments and forms requested by Agent, (iv) for which Agent is unable to locate a purchaser in Agent's Ordinary Course of business on standard terms, or (v) that is not eligible for discounting with Federal Reserve Banks pursuant to paragraph 7 of
Section 13 of the Federal Reserve Act.

         2.10     REQUIREMENTS FOR ISSUANCE OF LETTERS OF CREDIT.

                  (a) In connection with the issuance of any Letter of Credit, Borrower shall indemnify, save and hold Agent, each Lender and each Issuer harmless from any loss, cost, expense or liability, including payments made by Agent, any Lender or any Issuer and expenses and reasonable attorneys' fees incurred by Agent, any Lender or Issuer arising out of, or in connection with, any Letter of Credit to be issued or created for Borrower. Borrower shall be bound by Agent's or any Issuer's regulations and good faith interpretations of any Letter of Credit issued or created for Borrower's account, although this interpretation may be different from its own; and, neither Agent, nor any Lender, nor any Issuer nor any of their correspondents shall be liable for any error, negligence, or mistakes, whether of omission or commission, in following Borrower's instructions or those contained in any Letter of Credit or of any modifications, amendments or supplements thereto or in issuing or paying any Letter of Credit, except for Agent's, any Lender's, any Issuer's or such correspondents' willful misconduct or gross (not mere) negligence.

                  (b) Borrower shall authorize and direct any Issuer to name Borrower as the "Applicant" or "Account Party" of each Letter of Credit. If Agent is not the Issuer of any Letter of Credit, Borrower shall authorize and direct the Issuer to deliver to Agent all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit, the application therefor or any acceptance therefor.

                  (c) In connection with all Letters of Credit issued or caused to be issued by Agent under this Agreement, Borrower hereby appoints Agent, or its designee, as its attorney, with full power and authority (i) to sign and/or endorse Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances; (ii) to sign Borrower's name on bills of lading;
(iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of Borrower or Agent or Agent's designee, and to sign and deliver to Customs officials powers of attorney in the name of Borrower for such purpose; and (iv) to complete in Borrower's name or Agent's, or in the name of Agent's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof. Neither Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent's or its attorney's willful misconduct or gross (not mere) negligence. This power, being coupled with an interest, is irrevocable as long as any Letters of Credit remain outstanding.

                  (d) Each Lender shall to the extent of the percentage amount equal to the product of such Lender's Commitment Percentage times the aggregate amount of all unreimbursed reimbursement obligations arising from disbursements made or obligations incurred with respect to the Letters of Credit be deemed to have irrevocably purchased an undivided participation in each such unreimbursed reimbursement obligation. In the event that at the time a disbursement is made the unpaid balance of Revolving Advances exceeds or would exceed, with the making of such disbursement, the lesser of (i) the Maximum Revolving Amount less the LC Outstandings at such time or (ii) the Formula Amount, and such disbursement is not reimbursed by Borrower within two (2) Business Days, Agent shall promptly notify each Lender and upon Agent's demand


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

each Lender shall pay to Agent such Lender's proportionate share of such unreimbursed disbursement together with such Lender's proportionate share of Agent's unreimbursed costs and expenses relating to such unreimbursed disbursement. Upon receipt by Agent of a repayment from Borrower of any amount disbursed by Agent for which Agent had already been reimbursed by Lenders, Agent shall deliver to each Lender that Lender's pro rata share of such repayment. Each Lender's participation commitment shall continue until the last to occur of any of the following events: (A) Agent ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (B) no Letter of Credit issued hereunder remains outstanding and uncanceled; or (C) all Persons (other than Borrower) have been fully reimbursed for all payments made under or relating to Letters of Credit.

                  (e) With respect to all outstanding Letters of Credit, upon the occurrence of (i) a Default or an Event of Default, (ii) termination of this Agreement, (iii) an Out-of-Formula Condition, or (iv) the last day of the Term, Borrower shall, forthwith upon Agent's request for Borrower to do so, cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred five percent (105%) of the outstanding Letters of Credit, and Borrower hereby irrevocably authorizes Agent, in its discretion, on Borrower's behalf and in Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by Borrower, in the amounts required to be made by Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of Borrower coming into any Lender's possession at any time. Agent will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral. Borrower may not withdraw amounts credited to any such account except upon payment and performance in full of all Obligations and termination of this Agreement. Upon termination or expiration of all Letters of Credit and the payment and satisfaction of all of the LC Outstandings, any remaining cash collateral shall be returned to Borrower unless a Default or an Event of Default then exists or the Term has expired (in any of which events Agent may apply such cash collateral to the payment of any other Obligations outstanding, with any surplus to be turned over to Borrower).

         2.11 ADDITIONAL PAYMENTS. Any sums expended by Agent or any Lender due to Borrower's failure to perform or comply with its obligations under this Agreement or any Other Document, including Borrower's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to Borrower's Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations.

         2.12     MANNER OF BORROWING AND PAYMENT.

                  (a) Each borrowing of Revolving Advances shall be advanced according to the Commitment Percentages of Lenders. The Term Loan shall be advanced according to the Commitment Percentages of the Lenders.

                  (b) Each payment (including each prepayment) by Borrower on account of the principal of and interest on the Revolving Advances, shall be applied to the Revolving Advances pro rata according to the applicable Commitment Percentages of Lenders. Each payment (including each prepayment) by Borrower on account of the principal of and interest on the Term Note, shall be made from or to, or applied to that portion of the Term Loan evidenced by the Term Note pro rata according to the Commitment Percentages of Lenders. Except as expressly provided herein, all payments (including prepayments) to be made by Borrower on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to Agent on behalf of the Lenders to the Payment Office, in each case on or prior to 1:00 p.m., in Dollars and in immediately available funds.

                  (c) (i) Notwithstanding anything to the contrary contained in Sections 2.12(a) and (b) hereof, commencing with the first Business Day following the Closing Date, each borrowing of Revolving Advances shall be advanced by Agent and each payment by Borrower on account of Revolving Advances shall be applied first to those Revolving Advances advanced by Agent. On or before 1:00 p.m. on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows: (i) if the aggregate amount of new Revolving Advances made by Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its applicable Commitment Percentage of the difference between (w) such Revolving Advances and
(x) such repayments and (ii) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances made during such Week, then Agent shall provide each Lender with funds in an amount equal to such Lender's applicable Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Advances.

                           (ii)  Agent and each Lender shall be entitled to earn
interest at the applicable Contract Rate on outstanding Advances which it has funded.

                           (iii) Promptly following each Settlement Date, Agent
shall submit to each Lender a certificate with respect to payments received and Advances made during the Week immediately preceding such Settlement Date. Such certificate of Agent shall be conclusive in the absence of manifest error.

                  (d) If any Lender or Participant (a "benefitted Lender") shall at any time receive any payment of all or part of its Advances, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Advances, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such benefitted Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender's Advances, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender's Advances may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                  (e) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the Advances available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent on the next Settlement Date and, in reliance upon such assumption, make available to Borrower a corresponding amount. Agent will promptly notify Borrower of its receipt of any such notice from a Lender. If such amount is made available to Agent on a date after such next Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of 360 days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Revolving Advances hereunder, on demand from Borrower; PROVIDED, HOWEVER, that Agent's right to such recovery shall not prejudice or otherwise adversely affect Borrower's rights (if any) against such Lender.

         2.13 MANDATORY PREPAYMENTS. When Borrower sells or otherwise disposes of any Collateral or Additional Collateral, other than Inventory in Borrower's Ordinary Course of Business, Borrower shall repay the Advances in an amount equal to the net proceeds of such sale (i.e., gross proceeds less the reasonable costs of such sales or other dispositions), such repayments to be made promptly but in no event more than one (1) Business Day following receipt of such net proceeds, and until the date of payment, such proceeds shall be held in trust for Agent. The foregoing shall not be deemed to be an implied consent to any such sale otherwise prohibited by the terms and conditions hereof or of any of the other Loan Documents. Such repayments shall be applied first, to the Obligations in such order as Agent may determine, subject to Borrower's ability to reborrow Revolving Advances in accordance with the terms hereof; PROVIDED, HOWEVER, that, so long as no Default or Event of Default exists, the proceeds from Permitted Dispositions other than the Louisville Sale shall be applied first to any outstanding Revolving Advances and thereafter to the Term Loan, and the proceeds of the Louisville Sale shall be applied first to the Term Loan and thereafter to any outstanding Revolving Advances.

         2.14 USE OF PROCEEDS. Borrower shall apply the proceeds of Advances to
(i) repay existing Indebtedness outstanding under the Scotiabank Credit Agreement, (ii) to reimburse Issuer for LC Outstandings, and (iv) provide for Borrower's working capital needs.

         2.15     DEFAULTING LENDER.

                  (a) Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance or (y) notifies either Agent or Borrower that it does not intend to make available its portion of any Advance (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a "Lender Default"), all rights and obligations hereunder of such Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.15 while such Lender Default remains in effect.

                  (b) Advances shall be incurred pro rata from Lenders (the "Non-Defaulting Lenders") which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances required to be advanced by any Lender shall be increased as a result of such Lender Default. Amounts received in respect of principal of any type of Advances shall be applied to reduce the applicable Advances of each Lender pro rata based on the aggregate of the outstanding Advances of that type of all Lenders at the time of such application; provided, that, such amount shall not be applied to any Advances of a Defaulting Lender at any time when, and to the extent that, the aggregate amount of Advances of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Commitment Percentage of all Advances then outstanding.

                  (c) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents. All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders," a Defaulting Lender shall be deemed not to be a Lender and not to have Advances outstanding.

                  (d) Other than as expressly set forth in this Section 2.15, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.15 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.

                  (e) In the event a Defaulting Lender retroactively cures to the satisfaction of Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.

         2.16     PROVISIONS APPLICABLE TO EURODOLLAR RATE LOANS.

                  (a) Notwithstanding the provisions of Section 2.1 above, in the event Borrower desires to obtain a Eurodollar Rate Loan, Borrower shall give Agent at least three (3) Business Days prior written notice, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be $2,000,000 or integral multiples of $250,000 in excess of $2,000,000, and (iii) the duration of the first Interest Period therefor. Interest Periods for Eurodollar Rate Loans shall be for one, two, or three months; provided, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day. No Eurodollar Rate Loan shall be made available to Borrower during the continuance of a Default or an Event of Default.

                  (b) Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrower may elect as set forth in (a)(iii) above provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Term.

         Borrower shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to Agent pursuant to
Section 2.16(a) or by its notice of conversion given to Agent pursuant to
Section 2.16(c), as the case may be. Borrower shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not less than three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Agent does not receive timely notice of the Interest Period elected by Borrower, Borrower shall be deemed to have elected to convert to a Domestic Rate Loan subject to
Section 2.16(c) herein below.

                  (c) Provided that no Event of Default shall have occurred and be continuing, Borrower may, on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan. If Borrower desires to convert a loan, Borrower shall give Agent not less than three (3) Business Days' prior written notice to convert from a Domestic Rate Loan to a Eurodollar Rate Loan or one (1) Business Day's prior written notice to convert from a Eurodollar Rate Loan to a Domestic Rate Loan, specifying the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor. After giving effect to each such conversion, there shall not be outstanding more than five (5) Eurodollar Rate Loans, in the aggregate.

                  (d) Borrower shall jointly and severally indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by Borrower in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrower shall be conclusive absent manifest error.

                  (e) Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection (g), the term "Lender" shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of Lenders to make Eurodollar Rate Loans hereunder shall forthwith be canceled and Borrower shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans into loans of another type. If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrower shall pay Agent, upon Agent's request, such amount or amounts as may be necessary to compensate Lenders for any loss or expense sustained or incurred by Lenders in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including any interest or other amounts payable by Lenders to lenders of funds obtained by Lenders in order to make or maintain such Eurodollar Rate Loan. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lenders to Borrower shall be conclusive absent manifest error.

         2.17 GROSS UP FOR TAXES. If Borrower shall be required by Applicable Law to withhold or deduct any taxes from or in respect of any sum payable under this Agreement or any of the other Loan Documents, (a) the sum payable to Agent or such Lender shall be increased as may be necessary so that, after making all required withholding or deductions, Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such withholding or deductions been made, (b) Borrower shall make such withholding or deductions, and (c) Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

         2.18 WITHHOLDING TAX EXEMPTION. At least five (5) Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States or any state thereof agrees that it will deliver to Borrower and Agent two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payment under this Agreement and its Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to Borrower and Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires (currently, three (3) successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrower or Agent, in each case, certifying that such Lender is entitled to receive payments under this Agreement and its Notes without deduction or withholding of any United States federal income taxes, unless an event (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required that renders all such forms inapplicable or that would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises Borrower and Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income taxes.

SECTION 3.        INTEREST AND FEES

         3.1 INTEREST. Interest on Advances shall accrue and be payable monthly in arrears, on the first day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period or, for any Eurodollar Rate Loans with an Interest Period in excess of three (3) months, at the earlier of (a) each three months on the anniversary date of the commencement of such Eurodollar Rate Loan or (b) the end of the Interest Period. Interest charges shall be computed on the actual principal amount of Advances outstanding during the month (the "Monthly Advances") at a rate per annum equal to (i) with respect to Revolving Advances, the applicable Revolving Interest Rate and (ii) with respect to the Term Loan, the applicable Term Loan Rate (as applicable, the "Contract Rate"). Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the applicable Contract Rate shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect. The Eurodollar Rate shall be adjusted with respect to Eurodollar Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date. Upon and after the occurrence of an Event of Default, and during the continuation thereof, the Obligations shall bear interest at the applicable Contract Rates plus two (2%) percent per annum (as applicable, the "Default Rate").

         3.2 LETTER OF CREDIT FEES. Borrower shall pay (x) to Agent, for the benefit of Lenders, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the Dollar Equivalent of the average daily face amount of each outstanding Letter of Credit multiplied by one and three-quarters percent (1.75%) per annum, and (y) to the Issuer, (i) equal to the average daily face amount of each outstanding Letter of Credit multiplied by one quarter percent (0.25%) per annum, and (ii) any and all other fees and expenses as agreed upon by the Issuer and Borrower in connection with any Letter of Credit, including in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder, all such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable monthly, in arrears, on the first day of each month and on the last day of the Term, and Borrower shall reimburse Agent for any and all fees and expenses, if any, paid by Agent to the Issuer (all of the foregoing fees, the "Letter of Credit

Fees"). All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason. Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer's prevailing charges for that type of transaction. All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or proration upon the termination of this Agreement for any reason.

         3.3 FACILITY FEE. In consideration of Agent's and Lender's establishment of the commitments in favor of Borrower hereunder, and Agent's syndication of such commitments and its agreement to serve as collateral and administrative agent hereunder, Borrower agrees to pay the following fee as well as all the fees set forth in the Fee Letter, all of which shall be deemed fully earned when due and payable and shall be nonrefundable: if, for any month during the Term, the sum of the average daily unpaid balance of the Revolving Advances PLUS LC Outstandings for each day of such month does not equal the Maximum Revolving Amount, then Borrower shall pay to Agent for the ratable benefit of Lenders a fee at a rate equal to the Applicable Facility Fee per annum on the amount by which the Maximum Revolving Amount exceeds such average daily unpaid balance. Such fee shall be payable to Agent on the last day of each month.

         3.4 COMPUTATION OF INTEREST AND FEES. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable Contract Rate during such extension.

         3.5 MAXIMUM CHARGES. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under Applicable Law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under Applicable Law, such excess amount shall be first applied to any unpaid principal balance owed by Borrower, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

         3.6 INCREASED COSTS. In the event of any change in any Applicable Law, treaty or governmental regulation, or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.6, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

                  (a) subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Agent or any Lender by the jurisdiction in which it maintains its principal office);

                  (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

                  (c) impose on Agent or any Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any Other Document;

and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any case Borrower shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the Eurodollar Rate. Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrower, and such certification shall be conclusive absent manifest error.

         3.7 BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. In the event that Agent or any Lender shall have determined that:

                  (a) reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.16 hereof for any Interest Period; or

                  (b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan, then Agent shall give Borrower prompt written, telephonic or telegraphic notice of such determination. If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrower shall notify Agent no later than 10:00 a.m. two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be canceled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan that was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrower shall notify Agent, no later than 10:00 a.m. two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrower shall notify Agent, no later than 10:00 a.m. two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans. Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and Borrower shall not have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.

         3.8      CAPITAL ADEQUACY.

                  (a) In the event that Agent or any Lender shall have determined that any Applicable Law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of this Section 3.8, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent's or any Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's and each Lender's policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Borrower shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction. In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods. The protection of this
Section 3.8 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to any Applicable Law or condition.

                  (b) A certificate of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.8(a) hereof when delivered to Borrower shall be conclusive absent manifest error.

SECTION 4.        COLLATERAL: GENERAL TERMS

         4.1      SECURITY INTEREST IN THE COLLATERAL.

                  (a) To secure the prompt payment and performance to Agent and each Lender of all of the Obligations (excluding, however, any Obligations consisting from time to time of Revolving B Advances and any interest or fees payable in connection with Revolving B Advances), Borrower hereby assigns, pledges and grants to Agent, for its benefit and the ratable benefit of Lenders, a continuing security interest in and to all of the Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest.

                  (b) To secure the prompt payment and performance to Agent and each Lender of the Obligations consisting of Revolving B Advances and any interest or fees payable in connection with Revolving B Advances, Borrower hereby assigns, pledges and grants to Agent, for its benefit and the ratable benefit of Lenders, a continuing security interest in and to all of Borrower's "accounts" and "inventory," as such terms are defined in the UCC, and the proceeds thereof, whether now owned or existing or hereafter acquired or arising and wheresoever located. Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest.

                  (c) To secure the prompt payment and performance to Agent and each Lender of a portion of Obligations outstanding on any date that does not exceed five percent (5%) of an amount equal to Borrower's Consolidated Total Assets on such date, MINUS the amount of Indebtedness, if any, secured by a Limited Lien in favor of any Person other than Agent (but Borrower acknowledges that the existence of any such Limited Lien, other than in favor of Agent, constitutes an Event of Default), Borrower hereby assigns, pledges and grants to Agent, for its benefit and the ratable benefit of Lenders, a continuing security interest in and to all of the Additional Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest.

         4.2 PERFECTION OF SECURITY INTEREST. Borrower shall take all action that may be necessary or desirable, or that Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's security interest in the Collateral and to enable Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) using its diligent efforts to obtain landlords' or mortgagees' Lien waivers, (iii) delivering to Agent, endorsed or accompanied by such instruments of assignment as Agent may specify, and stamping or marking, in such manner as Agent may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Agent, and (v) executing and delivering, or causing to be executed or delivered, Lien Perfection Documents requested by Agent, in each case in form and substance satisfactory to Agent, relating to the creation, validity, perfection, maintenance or continuation of Agent's security interest under the UCC or other Applicable Law. Agent is hereby authorized to file financing statements signed by Agent instead of Borrower in accordance with Section 9-402(2) of the UCC. All charges, expenses and fees Agent may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrower's Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at Agent's option, shall be paid to Agent for the ratable benefit of Lenders immediately upon demand.

         4.3 DISPOSITION OF COLLATERAL. Borrower will safeguard and protect all Collateral for Agent's general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in Borrower's Ordinary Course of Business, (b) Permitted Dispositions, and (c) the disposition or transfer of obsolete and worn-out Equipment in Borrower's Ordinary Course of Business during any Fiscal Year having an aggregate fair market value of not more than $4,000,000 and only to the extent that the proceeds of any such disposition of Equipment (i) are used to acquire replacement Equipment within one hundred eighty (180) days of such disposition which is subject to Agent's first priority security interest or (ii) are remitted to Agent for application to the Obligations.

         4.4 PRESERVATION OF COLLATERAL. Following the occurrence of an Event of Default, in addition to the rights and remedies set forth in Section 11.1 hereof, Agent: (a) may at any time take such steps as Agent deems necessary to protect Agent's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any of Borrower's premises a custodian who shall have full authority to do all acts necessary to protect Agent's interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use Borrower's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through Borrower's owned or leased property. Borrower shall cooperate fully with all of Agent's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct. All of Agent's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrower's Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations.

         4.5 OWNERSHIP OF COLLATERAL. With respect to the Collateral, at the time the Collateral becomes subject to Agent's security interest: (a) Borrower shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of its respective Collateral to Agent, and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (b) each document and agreement executed by Borrower or delivered to Agent or any Lender in connection with this Agreement shall be true and correct in all respects; (c) all signatures and endorsements of Borrower that appear on such documents and agreements shall be genuine and Borrower shall have full capacity to execute same; and (d) Borrower's Equipment and Inventory shall be located as set forth on SCHEDULE 4.5 and shall not be removed from such locations without the prior written consent of Agent except with respect to the sale of Inventory in Borrower's Ordinary Course of Business and Equipment to the extent permitted in Section 4.3 hereof ; PROVIDED, HOWEVER, Borrower may move Inventory or Equipment, or any record relating to any Collateral, to a location in the United States other than those shown on SCHEDULE 4.5 hereto so long as Borrower has given Agent at least thirty (30) Business Days prior written notice of such new location and prior to moving any Inventory or Equipment to such location Borrower has executed and delivered to Agent appropriate Lien Perfection Documents, including Lien Waiver Agreements, to perfect or continue the perfection of Agent's Liens with respect to such Inventory or Equipment; PROVIDED, FURTHER, HOWEVER, Borrower may have Equipment and Service Inventory at locations other than those set forth on SCHEDULE 4.5 so long as the aggregate Value of such Service Inventory and the fair market value of such Equipment does not exceed $5,000 at any single location or $50,000 in the aggregate for all such locations.

         4.6 DEFENSE OF AGENT'S AND LENDERS' INTERESTS. Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent's interests in the Collateral shall continue in full force and effect. During such period Borrower shall not, without Agent's prior written consent, pledge, sell (except Inventory in Borrower's Ordinary Course of Business and Equipment to the extent permitted in Section 4.3 hereof), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral. Borrower shall defend Agent's interests in the Collateral against any and all Persons whatsoever. At any time following either (a) the occurrence of an Event of Default or (b) the termination of this Agreement, Agent shall have the right to take possession of the Collateral in whatever physical form contained, including labels, stationery, documents, instruments and advertising materials. If Agent exercises this right to take possession of the Collateral, Borrower shall, upon demand, assemble it in the best manner possible and make it available to Agent at a place reasonably convenient to Agent. In addition, with respect to all Collateral, Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the UCC or other Applicable Law. Borrower shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into Borrower's possession, they, and each of them, shall be held by Borrower in trust as Agent's trustee, and Borrower will immediately deliver them to Agent in their original form together with any necessary endorsement.

         4.7 BOOKS AND RECORDS. Borrower shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books proper accruals with respect to all Charges and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by Borrower.

         4.8 FINANCIAL DISCLOSURE. Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by Borrower at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of Borrower's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Agent and each Lender any information such accountants may have concerning Borrower's financial status and business operations. Borrower hereby authorizes all federal, state and municipal authorities to furnish to Agent and each Lender copies of reports or examinations relating to Borrower, whether made by Borrower or otherwise; however, Agent and each Lender will attempt to obtain such information or materials directly from Borrower prior to obtaining such information or materials from such accountants or such authorities.

         4.9 COMPLIANCE WITH LAWS. Borrower shall comply in all material respects with all Applicable Law with respect to its respective Collateral or any part thereof or to the operation of Borrower's business the non-compliance with which could reasonably be expected to have a Material Adverse Effect on Borrower. Borrower may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner, provided that such contest or dispute is pursued diligently, in good faith and by appropriate proceedings, any related Lien has not attached to any Collateral or been stayed and sufficient reserves are established to the reasonable satisfaction of Agent to protect Agent's Lien on or security interest in the Collateral. The Collateral at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect.

         4.10 INSPECTION OF PREMISES. At all reasonable times Agent (and one or more Lenders together with Agent) shall have full access to and the right to audit, check, inspect and make abstracts and copies from Borrower's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of Borrower's business. Agent, any Lender and their agents may enter upon any of Borrower's premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of Borrower's business.

         4.11     INSURANCE.

                  (a) Borrower shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At Borrower's own cost and expense in amounts and with carriers acceptable to Agent, Borrower shall (a) keep all its properties in which it has an interest insured against the hazards of fire, flood, sprinkler leakage, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to Borrower's including business interruption insurance; (b) maintain a bond in such amounts as is customary in the case of companies engaged in businesses similar to Borrower insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of Borrower either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain public and product liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Borrower is engaged in business; and (e) furnish Agent with (i) copies of all policies and evidence of the maintenance of such policies by the renewal thereof at least thirty (30) days before any expiration date, and
(ii) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as loss payee and an additional insured, respectively, as its interests may appear with respect to all insurance coverage referred to in clauses (a) and (c) above, and providing (A) that all proceeds thereunder shall be payable to Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and
(C) that such policy and loss payable clauses may not be canceled, amended or terminated unless at least thirty (30) days prior written notice is given to Agent. In the event of any loss thereunder, the carriers named therein are hereby directed by Agent and Borrower to make payment for such loss to Agent and not to Borrower and Agent jointly. If any insurance losses are paid by check, draft or other instrument payable to Borrower and Agent jointly, Agent may endorse Borrower's name thereon and do such other things as Agent may deem advisable to reduce the same to cash. When any Event of Default exists, Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a) and (b) above. All loss recoveries received by Agent upon any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine; PROVIDED, HOWEVER, so long as no Event of Default or Default shall exist, Agent shall apply any such loss recoveries, with respect to assets other than Borrower's Real Property and Equipment (the "Fixed Asset Collateral"), first to any outstanding Revolving Advances and second to the Term Loan. Any surplus shall be paid by Agent to Borrower or applied as may be otherwise required by Applicable Law. Any deficiency thereon shall be paid by Borrower to Agent, on demand.

                  (b) Anything hereinabove in this Section 4.11 to the contrary notwithstanding, and subject to the fulfillment of the conditions set forth below, Agent shall remit to Borrower insurance proceeds received by Agent during any calendar year under insurance policies procured and maintained by Borrower which insure Fixed Asset Collateral to the extent such insurance proceeds do not exceed $1,000,000 in the aggregate during such calendar year or $500,000 per occurrence. In the event the amount of insurance proceeds received by Agent for any occurrence exceeds $500,000 , then Agent shall not be obligated to remit the insurance proceeds to Borrower unless Borrower shall provide Agent with evidence reasonably satisfactory to Agent that the insurance proceeds will be used by Borrower to repair, replace or restore the Fixed Asset Collateral which was the subject of the insurable loss. If Borrower has previously received (or, after giving effect to any proposed remittance by Agent to Borrower would receive) insurance proceeds which equal or exceed $1,000,000 in the aggregate during any calendar year, then Agent may, in its sole discretion, either remit the insurance proceeds to Borrower upon Borrower providing Agent with evidence reasonably satisfactory to Agent that the insurance proceeds will be used by Borrower to repair, replace or restore the Fixed Asset Collateral which was the subject of the insurable loss, or apply the proceeds to the Obligations, as aforesaid. The agreement of Agent to remit insurance proceeds in the manner above provided shall be subject in each instance to satisfaction of each of the following conditions: (x) no Event of Default or Default shall have occurred and
(y) Borrower shall use such insurance proceeds to repair, replace or restore (in accordance with the Mortgages) the Fixed Asset Collateral that was the subject of the insurable loss and for no other purpose.

         4.12 FAILURE TO PAY INSURANCE. If Borrower fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of Borrower, and charge Borrower's Account therefor as a Revolving Advance of a Domestic Rate Loan and such expenses so paid shall be part of the Obligations.

         4.13 PAYMENT OF TAXES. Borrower will pay, when due, all Charges lawfully levied or assessed upon Borrower or any of the Collateral including real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes. If any tax by any Governmental Body is or may be imposed on or as a result of any transaction between Borrower and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any Charges not being Properly Contested remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent's or any Lender's opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to Borrower pay the Charges and Borrower hereby indemnifies and holds Agent and each Lender harmless in respect thereof. The amount of any payment by Agent under this Section 4.13 shall be charged to Borrower's Account as a Revolving Advance and added to the Obligations and, until Borrower shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Borrower's credit and Agent shall retain its security interest in any and all Collateral held by Agent.

         4.14 PAYMENT OF LEASEHOLD OBLIGATIONS. Borrower shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent's request will provide evidence of having done so.

         4.15     RECEIVABLES.

                  (a) NATURE OF RECEIVABLES. Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of Borrower, or work, labor or services theretofore rendered by Borrower as of the date each Receivable is created. Same shall be due and owing in accordance with Borrower's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by Borrower to Agent.

                  (b) SOLVENCY OF CUSTOMERS. Each Customer, to the best of Borrower's knowledge, as of the date each Receivable is created, is and will be Solvent and able to pay all Receivables on which the Customer is obligated in full when due or, with respect to such Customers of Borrower who, to the best of Borrower's knowledge, are not Solvent, Borrower has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.

                  (c) LOCATIONS OF BORROWER. Borrower's chief executive office is located at the addresses set forth on SCHEDULE 4.15(c) hereto. Until written notice is given to Agent by Borrower of any other office at which Borrower keeps its records pertaining to Receivables, all such records shall be kept at such executive office.

                  (d) COLLECTION OF RECEIVABLES. Until Borrower's authority to do so is terminated by Agent (which notice Agent may give at any time following the occurrence of a Default or an Event of Default or when Agent in its sole discretion deems it to be in Lenders' best interest to do so), Borrower will, at Borrower's sole cost and expense, but on Agent's and Lenders' behalf and for Agent's and Lenders' account, collect as Agent's and Lenders' property all amounts received on Receivables, and shall not commingle such collections with Borrower's funds in which Agent does not have a Lien or use the same except to pay Obligations. Borrower shall, upon request, deliver to Agent, or deposit in the Blocked Account, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.

                  (e) NOTIFICATION OF ASSIGNMENT OF RECEIVABLES. At any time that a Default or an Event of Default exists, Agent shall have the right to send notice of the assignment of, and Agent's security interest in, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral and the sole right to collect the Receivables, take possession of the Collateral, or both. Agent's actual collection expenses, including stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrower's Account and added to the Obligations. Agent may, at any time or times, send verification of Receivables to any Customer.

                  (f) POWER OF AGENT TO ACT ON BORROWER'S BEHALF. Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or Borrower any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and Borrower hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Borrower hereby constitutes Agent or Agent's designee as Borrower's attorney with power
(i) to endorse Borrower's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) after the occurrence of an Event of Default, to sign Borrower's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign Borrower's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Collateral and to file same; (v) after the occurrence of an Event of Default, to demand payment of the Receivables; (vi) after the occurrence of an Event of Default, to enforce payment of the Receivables by legal proceedings or otherwise; (vii) after the occurrence of an Event of Default, to exercise all of Borrower's rights and remedies with respect to the collection of the Receivables and any other Collateral; (viii) after the occurrence of an Event of Default, to settle, adjust, compromise, extend or renew the Receivables; (ix) after the occurrence of an Event of Default, to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) after the occurrence of an Event of Default, to prepare, file and sign Borrower's name on a proof of claim in bankruptcy or similar document against any Customer; (xi) after the occurrence of an Event of Default, to prepare, file and sign Borrower's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (xii) to do all other acts and things not expressly set forth above that are necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence; this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid. Agent shall have the right at any time following the occurrence of an Event of Default or Default, to change the address for delivery of mail addressed to Borrower to such address as Agent may designate and to receive, open and dispose of all mail addressed to Borrower.

                  (g) NO LIABILITY. Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Following the occurrence of a Default or an Event of Default, Agent may, without notice or consent from Borrower, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Agent is authorized and empowered to accept following the occurrence of an Event of Default or Default the return of the goods represented by any of the Receivables, without notice to or consent by Borrower, all without discharging or in any way affecting Borrower's liability hereunder.

                  (h) ESTABLISHMENT OF CASH MANAGEMENT SYSTEM. All proceeds of Collateral shall, at the direction of Agent, be deposited by Borrower into a lockbox account, dominion account or other "blocked account" ("Blocked Account") as Agent may require pursuant to an arrangement with such bank or banks as may be selected by Borrower and be acceptable to Agent. Borrower shall issue to any such bank, an irrevocable letter of instruction directing said bank to transfer such funds so deposited to Agent, either to any account maintained by Agent at said bank or by wire transfer to appropriate account(s) of Agent. All funds deposited into any Blocked Account shall immediately become the property of Agent and Borrower shall obtain the agreement by each bank at which a Blocked Account is maintained to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for such Blocked Account, including any claim of accord and satisfaction or release with respect to deposits accepted by any bank thereunder. Agent may also establish depository accounts ("Depository Accounts") in the name of Agent at a bank or banks for the deposit of such funds and Borrower shall deposit all proceeds of Collateral or cause same to be deposited, in kind, in such Depository Accounts of Agent.

                  (i) ADJUSTMENTS. Borrower will not, without Agent's consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in Borrower's Ordinary Course of Business.

         4.16 INVENTORY. To the extent Inventory held for sale or lease has been produced by Borrower, it has been and will be produced by Borrower in accordance with the Federal Fair Labor Standards Act of 1938 and all rules, regulations and orders thereunder. Borrower shall promptly notify Agent in writing if Borrower enters into any License Agreement other than as set forth on SCHEDULE 4.16.

         4.17 MAINTENANCE OF EQUIPMENT. The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of the Equipment shall be maintained and preserved (reasonable wear and tear excepted). Borrower shall not use or operate the Equipment in violation of any Applicable Law.

         4.18 EXCULPATION OF LIABILITY. Nothing herein contained shall be construed to constitute Agent or any Lender as Borrower's agent for any purpose whatsoever, nor, to the fullest extent permitted by Applicable Law, shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assume any of Borrower's obligations under any contract or agreement assigned to Agent or such Lender, and neither Agent nor any Lender shall be responsible in any way for the performance by Borrower of any of the terms and conditions thereof.

         4.19     ENVIRONMENTAL MATTERS.

                  (a) Borrower shall ensure that the Real Property remains in compliance with all Environmental Laws and shall not place or permit to be placed any Hazardous Substances on any Real Property to the extent prohibited by Environmental Laws.

                  (b) Borrower shall establish and maintain a system to assure and monitor continued compliance with all applicable Environmental Laws which system shall include periodic reviews of such compliance.

                  (c) Borrower shall comply with the provisions of the Environmental Agreement.

         4.20 FINANCING STATEMENTS. Except as respects the financing statements filed by Agent and the financing statements described on SCHEDULE 1.2, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.

         4.21 PLEDGED NOTES. Borrower shall promptly deliver to Agent any and all notes and other instruments payable to Borrower that (a) represent proceeds of any Collateral or (b) that are in a face amount greater than the Dollar Equivalent of $1,000,000.

SECTION 5.        REPRESENTATIONS AND WARRANTIES.

         Borrower represents and warrants as follows:

         5.1 AUTHORITY. Borrower has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within Borrower's corporate powers, have been duly authorized, are not in contravention of any Applicable Law or the terms of Borrower's Organization Documents relating to Borrower's formation or to the conduct of Borrower's business or of any material agreement or undertaking to which Borrower is a party or by which Borrower is bound, and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of Borrower under the provisions of any agreement, Organization Documents or other instrument to which Borrower or its property is a party or by which it may be bound.

         5.2      FORMATION AND QUALIFICATION.

                  (a) Borrower is duly organized and in good standing under the laws of the state listed on SCHEDULE 5.2(a) and is qualified to do business and is in good standing in the states listed on SCHEDULE 5.2(a) which constitute all states in which qualification and good standing are necessary for Borrower to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect. Borrower has delivered to Agent true and complete copies of its Organization Documents and will promptly notify Agent of any amendment or changes thereto.

                  (b) The only Subsidiaries of Borrower are listed on
SCHEDULE 5.2(b).

         5.3 TAX RETURNS. Borrower's federal tax identification number is set forth on SCHEDULE 5.3. Borrower has filed all federal, state and local tax returns and other reports it is required by law to file and has paid all taxes, assessments, fees and other governmental Charges that are due and payable, except to the extent any such taxes, assessments, fees and other governmental Charges are being Properly Contested. Federal, state and local income tax returns of Borrower have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all Fiscal Years prior to and including the 1994 Fiscal Year. The provision for taxes on the books of Borrower are adequate for all years not closed by applicable statutes, and for its current Fiscal Year, and Borrower has no knowledge of any material deficiency or additional assessment in connection therewith not provided for on its books.

         5.4 FINANCIAL STATEMENTS. The consolidated and consolidating balance sheets of Borrower, its Subsidiaries and such other Persons described therein (including the accounts of all Subsidiaries for the respective periods during which a subsidiary relationship existed) as of June 30, 1999, and the related statements of income, changes in stockholder's equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur and present fairly the financial position of Borrower and its Subsidiaries at such date and the results of their operations for such period). Since June 30, 1999, there has been no change in the condition, financial or otherwise, of Borrower or its Subsidiaries as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by Borrower and its Subsidiaries, except changes in the Ordinary Course of Business of Borrower or its Subsidiaries, none of which individually or in the aggregate has been materially adverse to the financial conditions or operations of Borrower.

         5.5 CORPORATE NAME. Borrower has not been known by any other corporate name in the past five (5) years and does not sell Inventory under any other name except as set forth on SCHEDULE 5.5, nor has Borrower been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

         5.6      O.S.H.A. AND ENVIRONMENTAL COMPLIANCE.

                  (a) Borrower has duly complied in all material respects with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act.

                  (b) Except as disclosed in the Environmental Agreement, Borrower has duly complied in all material respects with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of all Environmental Laws; there are no outstanding citations, notices or orders of non-compliance issued to Borrower or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.

                  (c) Except as disclosed in the Environmental Agreement, Borrower has obtained and kept in full force and effect all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws.

                  (d) Each of the representations and warranties made by Borrower in the Environmental Agreement are true and correct.

         5.7      SOLVENCY; NO LITIGATION, VIOLATION, INDEBTEDNESS OR DEFAULT.

                  (a)      Borrower is and will at all time remain Solvent.

                  (b) Except as disclosed in SCHEDULE 5.7(b), Borrower has (i) no pending or threatened litigation, arbitration, actions or proceedings which involve the possibility of having a Material Adverse Effect on Borrower, and
(ii) no liabilities or Indebtedness for Money Borrowed other than the Obligations.

                  (c) Neither Borrower nor any member of the Controlled Group maintains or contributes to any Plan other than those listed on SCHEDULE 5.7(c) hereto. Except as set forth in SCHEDULE 5.7(c), (i) no Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and
Section 412(a) of the Code, whether or not waived, and Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under
Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code, (iii) neither Borrower nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan, (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and neither Borrower nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) neither Borrower nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) neither Borrower nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability, (viii) neither Borrower nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) Borrower and each member of the Controlled Group has made all contributions due and payable with respect to each Plan, (x) there exists no event described in
Section 4043(c) of ERISA, for which the thirty (30) day notice period contained in Section 4043(a) of ERISA has not been waived, (xi) neither Borrower nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of Borrower and any member of the Controlled Group, and (xii) neither Borrower nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

         5.8 PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES. All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned or utilized by Borrower that are registered in the United States are set forth on SCHEDULE 5.8, are valid and have been duly registered or filed with all appropriate Governmental Bodies and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such material patent, trademark, copyright, design right, tradename, trade secret or license and Borrower is not aware of any grounds for any challenge, except as set forth in SCHEDULE 5.8 hereto. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, copyright, copyright application and copyright license owned or held by Borrower and all trade secrets used by Borrower consist of original material or property developed by Borrower or was lawfully acquired by Borrower from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof.

         5.9 LICENSES AND PERMITS. Except as set forth in SCHEDULE 5.9, Borrower
(a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any Applicable Law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could have a Material Adverse Effect on Borrower.

         5.10 DEFAULT OF INDEBTEDNESS FOR MONEY BORROWED. Borrower is not in default in the payment of the principal of or interest on any Indebtedness for Money Borrowed or under any instrument or agreement under or subject to which any Indebtedness for Money Borrowed has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

         5.11 NO DEFAULT. Borrower is not in default in the payment or performance of any of its material contractual obligations and no Default has occurred.

         5.12 NO BURDENSOME RESTRICTIONS. Borrower is not party to any contract or agreement the performance of which could have a Material Adverse Effect on Borrower. Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

         5.13 NO LABOR DISPUTES. Borrower is not involved in any labor dispute; there are no strikes or walkouts or union organization of Borrower's employees threatened or in existence and no labor contract is scheduled to expire during the Term other than as set forth on SCHEDULE 5.13 hereto.

         5.14 MARGIN REGULATIONS. Borrower is not engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

         5.15 NOT A REGULATED ENTITY. Neither Borrower nor any Guarantor is (i) an "investment company" or a "person directly or indirectly controlled by or acting on behalf of an investment company" within the meaning of the Investment Company Act of 1940; (ii) a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935; or (iii) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Indebtedness.

         5.16 DISCLOSURE. No representation or warranty made by Borrower in this Agreement, in any other Loan Document or in any financial statement, report, certificate or any other document furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower or which reasonably should be known to Borrower which Borrower has not disclosed to Agent in writing with respect to the transactions contemplated by this Agreement which could reasonably be expected to have a Material Adverse Effect on Borrower.

         5.17 SWAPS. Borrower is not a party to, nor will it be a party to, any swap agreement whereby Borrower has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.

         5.18 CONFLICTING AGREEMENTS. No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on Borrower or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

         5.19 APPLICATION OF CERTAIN LAWS AND REGULATIONS. Neither Borrower nor any Affiliate of Borrower is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

         5.20 BUSINESS AND PROPERTY OF BORROWER. Upon and after the Closing Date, Borrower does not propose to engage in any business other than that described in the Form 10-K filed by Borrower with the Securities and Exchange Commission on September 21, 1998 and activities necessary to conduct the foregoing. On the Closing Date, Borrower will own all the property and possess all of the rights and Consents necessary for the conduct of the business of Borrower.

         5.21 COMPLIANCE WITH LAWS. Borrower is not in violation of any Applicable Law in any respect which could reasonably be expected to have a Material Adverse Effect on Borrower, nor is Borrower in violation of any order of any Governmental Body or arbitration board or other tribunal.

         5.22 SURVIVAL AND REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Borrower contained in this Agreement and the Other Documents shall be true at the time of Borrower's execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto. Each representation and warranty contained in this Agreement and the other Loan Documents shall be deemed to be reaffirmed by Borrower on each day that any Obligations are outstanding or that Borrower delivers a request for an Advance hereunder, except for changes arising from the nature of Borrower's or, if applicable, any of its Subsidiaries' business or operations that may occur after the date hereof in Borrower's Ordinary Course of Business so long as Agent has consented to such changes or such changes are not violative of any provision of this Agreement. Notwithstanding the foregoing, representations and warranties which by their terms are applicable only to a specific date shall be deemed made only at and as of such date.

SECTION 6.        AFFIRMATIVE COVENANTS.

         Borrower shall, until payment in full of the Obligations and termination of this Agreement:

         6.1 PAYMENT OF FEES. Pay to Agent on demand all usual and customary fees and expenses which Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Account or Depository Accounts as provided for in Section 4.15(h). Agent may, without making demand, charge Borrower's Account for all such fees and expenses.

         6.2 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE AND ASSETS. (a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any Intellectual Property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with all Applicable Laws governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect on Borrower; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so could reasonably be expected to have a Material Adverse Effect on Borrower.

         6.3 VIOLATIONS. Promptly notify Agent in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to Borrower which could reasonably be expected to have a Material Adverse Effect on Borrower.

         6.4 GOVERNMENT RECEIVABLES. Notify Agent immediately if Borrower's Receivables arising out of contracts between Borrower and any Governmental Body (with respect to which the Federal Assignment of Claims Act or other Applicable Law has not been complied with) exceed $3,000,000 in the aggregate and thereafter at Agent's request, take all steps necessary to protect Agent's interest in the Collateral under the Federal Assignment of Claims Act or other Applicable Law and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between Borrower and any such Governmental Body.

         6.5 FIXED CHARGE COVERAGE RATIO. Maintain, as of the end of each period described below, a Fixed Charge Coverage Ratio of not less than the ratio set forth below for period corresponding thereto:

                           Period:                              Ratio:
                           -------                              ------
                  For the Fiscal Quarter ending               1.00:1.00
                  January 1, 2000

                  For the two (2) Fiscal Quarters             1.00:1.00
                  ending April 1, 2000

                  For the three (3) Fiscal Quarters           1.00:1.00
                  ending July 1, 2000

                  On a four (4) Fiscal Quarter                1.00:1.00
                  rolling basis, tested at the
                  end of each Fiscal Quarter
                  after July 1, 2000

         6.6 MINIMUM CONSOLIDATED NET WORTH. Maintain, at all times, a Consolidated Net Worth of not less than $165,000,000, PLUS, beginning with Fiscal Year 2000 and for each Fiscal Year thereafter, an amount equal to fifty percent (50%) of Borrower's Net Income for each such Fiscal Year.

         6.7 CONSOLIDATED TOTAL ASSETS. Maintain, at all times, Consolidated Total Assets of at least $650,000,000.

         6.8 EXECUTION OF SUPPLEMENTAL INSTRUMENTS. Execute and deliver to Agent from time to time, promptly upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Agent may request, in order that the full intent of this Agreement may be carried into effect.

         6.9 PAYMENT OF INDEBTEDNESS. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and Indebtedness of whatever nature, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being contested and diligently in good faith by appropriate proceedings and Borrower shall have provided for such reserves as Agent may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Lenders.

         6.10 STANDARDS OF FINANCIAL STATEMENTS. Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.13 and 9.14 as to
which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

         6.11 YEAR 2000 COMPATIBILITY. Take all action necessary to assure that Borrower's computer based systems are able to operate and effectively process data, including dates, on and after January 1, 2000. Without limiting the generality of the foregoing, Borrower shall (i) have taken all action necessary to ensure that all computer based systems of Borrower and its Subsidiaries are capable of the following: (a) handling date information involving all and any dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (b) operating, accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000, and without any change in performance; (c) responding to and processing two-digit year input without creating any ambiguity as to the century; (d) storing and providing date input information without creating any ambiguity as to the century; and (ii) have taken all action necessary to ensure that all computer based systems of each of their vendors, suppliers and customers are capable of (a) through (d) above, where non-compliance could be reasonably expected to have a Material Adverse Effect. In addition, at the request of Agent, Borrower shall provide Agent assurances in form and substance satisfactory to Agent of Borrower's and each of its Subsidiaries' Year 2000 compatibility. Borrower shall provide Agent, upon request, written assurances acceptable to Agent that such systems are Year 2000 compliant.

         6.12 LICENSE AGREEMENTS. Keep each License Agreement to which it is a party in full force and effect for so long as Borrower has any Inventory, the manufacture, sale or distribution of which is in any manner governed by or subject to such License Agreement.

         6.13 LOUISVILLE PROPERTY. If Borrower has not consummated the sale of the Louisville Property on or before April 1, 2000, Borrower shall, promptly upon Agent's request, deliver to Agent: (i) a Mortgage with respect to the Louisville Property, (ii) a fully paid mortgagee title insurance policy (or binding commitment to issue a title insurance policy, marked to Agent's satisfaction to evidence the form of such policy to be delivered with respect to the Mortgage), in standard ALTA form, issued by a title insurance company satisfactory to Agent, in an amount equal to not less than the fair market value of the Louisville Property, insuring the Mortgage to create a valid Lien on the Louisville Property with no exceptions which Agent shall not have approved in writing and no survey exceptions, (iii) a survey of the Louisville Property satisfactory to Agent, and (iv) such other documents as Agent shall, in its Permitted Discretion, request.

         6.14 ASSET SALES AND NET ASSET SALE PROCEEDS. Borrower shall notify Agent in writing ten (10) days prior to Borrower or any of its Subsidiaries consummating any Asset Sale and, in such notice, shall specify (i) the amount of the Net Asset Sale Proceeds expected to be received by Borrower or such Subsidiary, and (ii) how Borrower or such Subsidiary intends to utilize such Net Asset Sale Proceeds. If the Asset Sale involves a sale or other disposition of any Collateral or Additional Collateral, then the Net Asset Sale Proceeds shall be turned over to Agent for application to the Obligations as prescribed by this Agreement (unless otherwise agreed in writing by Agent and the Required Lenders in their sole discretion). If the Asset Sale does not involve a sale or other disposition of any Collateral or Additional Collateral, then the Net Asset Sale Proceeds may be used by either Borrower or any Subsidiary of Borrower, in each case in the Ordinary Course of Business, but in all events in a manner that does not cause a breach by Borrower under any Material Contract.

         6.15     POST-CLOSING MATTERS.

                  (a) NEW YORK REAL ESTATE. On or before November 1, 1999, Borrower shall deliver to Agent the following, each to be in form and substance satisfactory to Agent: (i) a Mortgage with respect to the New York Property executed by Borrower and the Auburn Industrial Development Authority, (ii) a fully paid mortgagee title insurance policy (or binding commitments to issue title insurance policies, marked to Agent's satisfaction to evidence the form of such policies to be delivered with respect to such Mortgage), in standard ALTA form, issued by a title insurance company satisfactory to Agent, each in an amount equal to not less than the fair market value of the New York Property subject to the Mortgage, insuring the Mortgage to create a valid Lien on the New York Property with no exceptions which Agent shall not have approved in writing and no survey exceptions, and (iii) a survey of the New York Property.

                  (b) ALABAMA REAL ESTATE. On or before December 1, 1999, Borrower shall deliver to Agent the following, each to be in form and substance satisfactory to Agent: (i) a Mortgage with respect to the Alabama Property executed by Borrower and the Industrial Development of the City of Scottsboro, Alabama, (ii) a fully paid mortgagee title insurance policy (or binding commitments to issue title insurance policies, marked to Agent's satisfaction to evidence the form of such policies to be delivered with respect to such Mortgage), in standard ALTA form, issued by a title insurance company satisfactory to Agent, each in an amount equal to not less than the fair market value of the Alabama Property subject to the Mortgage, insuring the Mortgage to create a valid Lien on the Alabama Property with no exceptions which Agent shall not have approved in writing and no survey exceptions, and (iii) a survey of the Alabama Property.

                  (c) CANADIAN STOCK. On or before November 1, 1999, Borrower shall deliver to Agent all Lien Perfection Documents with respect to the Equity Interests of AAF-McQuay Canada Inc., a corporation organized under the laws of Canada, that constitute Pledged Foreign Stock.

                  (d) UNITED KINGDOM STOCK. Unless Borrower shall have disposed of such stock prior to November 1, 1999, on or before November 1, 1999 Borrower shall deliver to Agent all Lien Perfection Documents with respect to the Equity Interests of J&E Hall Limited, a corporation organized under the laws of the United Kingdom, that constitute Pledged Foreign Stock.

                  (e) INTELLECTUAL PROPERTY MATTERS. (i) On or before October 10, 1999, Borrower shall deliver to Agent appropriate assignment documents sufficient for filing in the United States Patent and Trademark Office to vest title to all of the Intellectual Property in Borrower and (ii) Borrower shall use its best efforts to obtain releases from Connecticut National Bank, Citicorp North America, Inc. and Citicorp Industrial Credit, Inc. of any filings recorded in the United States Patent and Trademark Office in favor of each such Persons.

                  (f) CANADIAN BLOCKED ACCOUNT. On or before November 1, 1999, Borrower shall, if and to the extent requested by Agent, establish a Blocked Account with the Bank of Nova Scotia for the collection of Receivables denominated in Canadian Dollars.

SECTION 7.        NEGATIVE COVENANTS.

         Borrower shall not, until satisfaction in full of the Obligations and termination of this Agreement:

         7.1      MERGER, CONSOLIDATION, ACQUISITION AND SALE OF ASSETS.

                  (a) Enter into any merger, consolidation or other reorganization with or into any other Person, or acquire all or a substantial portion of the assets or Equity Interests of any Person other than Permitted Investments, or permit any other Person to consolidate with or merge with it.

                  (b) Sell, lease, transfer or otherwise dispose of any of its properties or assets to any Person, except (i) sales by Borrower of its Inventory in Borrower's Ordinary Course of Business, (ii) transfers of Consigned Inventory by Borrower to the extent not prohibited by this Agreement, (iii) sales and other dispositions of Equipment of Borrower to the extent expressly permitted by this Agreement, (iv) Permitted Investments, (v) Permitted Dispositions, and (vi) any other dispositions of assets expressly authorized by this Agreement.

         7.2      CREATION OF LIENS.

         (a) Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Restricted Lien; or

         (b) Create, incur, assume or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

         7.3 GUARANTEES. Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders), except (i) as disclosed on SCHEDULE 7.3, (ii) guarantees made in Borrower's Ordinary Course of Business up to an aggregate amount of $4,000,000, and (iii) the endorsement of checks in Borrower's Ordinary Course of Business, if and to the extent that such assumptions, endorsements or guarantees are not violative of the Public Notes Indenture or any of the other Public Notes Documents.

         7.4      INVESTMENTS.

                  (a) Make, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Investment if and to the extent that the creation, incurrence, assumption or existence thereof would violate any restriction, limitation or prohibition in any Material Contract; or

                  (b) Make, incur, assume or suffer to exist any Investment in any other Person, except the following (provided that such Investment is not violative of the Public Notes Indenture or any of the other Public Notes Documents):

                      (i) Cash Equivalent Investments,

                      (ii) Investments existing on the Closing Date to the extent described on SCHEDULE 7.4,

                      (iii) without duplication, Investments permitted as Indebtedness under Section 7.8,

                      (iv) without duplication, Investments permitted as Capital Expenditures under Section 7.6,

                      (v) without duplication, Investments permitted as guarantees under Section 7.3,

                      (vi) without duplication, Investments permitted as advances, loans or extensions of credit under Section 7.5,

                      (vii) Investments in Subsidiaries, joint ventures or partnerships, provided that the aggregate amount of such Investments outstanding at any time does not exceed $10,000,000 and, at the time of each such Investment and after giving effect thereto, no Default or Event of Default exists and Borrower has Undrawn Availability of at least $10,000,000,

                      (viii) Investments received in connection with the bankruptcy or reorganization of suppliers and Customers of Borrower and in settlement of delinquent obligations of, and other disputes with, suppliers and Customers arising in Borrower's Ordinary Course of Business.

         7.5 LOANS. Make advances, loans or extensions of credit to any Person, including any Subsidiary or Affiliate except (i) the extension of commercial trade credit in connection with the sale of Inventory in

Borrower's Ordinary Course of Business; and (ii) loans or advances of money made by Borrower to a Guarantor, provided that any instrument given to evidence any such loan or advance is promptly pledged to Agent as security for the Obligations; (iii) loans to its employees in Borrower's Ordinary Course of Business not to exceed $500,000 in the aggregate at any time outstanding for any individual or $3,000,000 in the aggregate at any time outstanding for all such advances; and (iv) Permitted Investments, if and to the extent that such advances, loans or extensions of credit are not violative of any Material Contract.

         7.6 CAPITAL EXPENDITURES. Contract for or make any Capital Expenditures in any Fiscal Year in an amount in excess of $12,000,000.

         7.7 DIVIDENDS. Declare, pay or make any dividend or distribution on any shares of the Equity Interests of Borrower (other than Upstream Payments or dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of Borrower.

         7.8      INDEBTEDNESS.

         (a) Create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any Indebtedness if and to the extent that the creation, incurrence, assumption or existence thereof would violate any restriction, limitation or prohibition in any Material Contract; or

         (b) Create, incur, assume or suffer to exist any Indebtedness except the following (provided that the creation, incurrence, assumption or existence thereof does not violate any restriction, limitation or prohibition in any Material Contract):

                      (i) Indebtedness to Agent and Lenders relating to the Advances and other Obligations,

                  (ii) Indebtedness in existence on the Closing Date that is owing to Persons other than Lenders, that is not secured by a Lien other than a Permitted Encumbrance, and that is described on SCHEDULE 5.7(b) and any extensions, renewals, refundings or replacements thereof; PROVIDED, THAT, any such extension, extension, renewal, refunding or replacement that is in an aggregate principal amount not greater than the principal amount of, and is on terms no less favorable to Borrower than the terms of, the Indebtedness so extended, renewed, refunded or replaced,

                  (iii) Permitted Purchase Money Debt and any other Indebtedness incurred for Capital Expenditures, to the extent that the aggregate amount of such Indebtedness does not exceed the amount permitted under
         Section 7.6 hereof,

                  (iv) unsecured Indebtedness incurred in Borrower's Ordinary Course of Business (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services, worker's compensation, taxes, compensation and other accrued expenses incurred in Borrower's Ordinary Course of Business, but excluding Indebtedness for Money Borrowed or Contingent Liabilities in respect thereof),

                  (v) Indebtedness in respect of Charges to the extent that payment thereof is being Properly Contested,

                  (vi) Indebtedness with respect to reasonable warranties and indemnities related to sales of Inventory in Borrower's Ordinary Course of Business,

                  (vi) Indebtedness for Money Borrowed owing to Borrower's Subsidiaries and Affiliates in an aggregate amount outstanding at any time not to exceed $3,000,000, and

                  (vii)    Permitted Contingent Liabilities.

         7.9 NATURE OF BUSINESS. Engage in any business other than the business in which it is engaged on the Closing Date and any business or activities that are substantially similar, related or incidental thereto; substantially change the nature of the business in which it is presently engaged; or except as specifically permitted hereby, purchase or invest, directly or indirectly, in any assets or property other than in Borrower's Ordinary Course of Business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.

         7.10 TRANSACTIONS WITH AFFILIATES. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except transactions disclosed in Borrower's Ordinary Course of Business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate.

         7.11 LEASES. Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6 hereof) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed $10,000,000 in any one Fiscal Year.

         7.12     SUBSIDIARIES.

                  (a) Form any Subsidiary.

                  (b) Except to the extent constituting a Permitted Investment, enter into any partnership, joint venture or similar arrangement with any Person.

         7.13 FISCAL YEAR AND ACCOUNTING CHANGES. Change its Fiscal Year, permit any Subsidiary to have a fiscal year that is different from the Fiscal Year or make any change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by Applicable Law.

         7.14 PLEDGE OF CREDIT. Except through the issuance of a Letter of Credit hereunder, pledge Agent's or any Lender's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than Borrower's business as conducted on the date of this Agreement.

         7.15 AMENDMENT OF ORGANIZATION DOCUMENTS. Amend, modify or waive any term or material provision of its Organization Documents except as required by Applicable Law.

         7.16 COMPLIANCE WITH ERISA. (i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on SCHEDULE 5.7(c), (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction," as that term is defined in Section 406 of ERISA and Section 4975 of the Code, (iii) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency," as that term is defined in Section 302 of ERISA or Section 412 of the Code, (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of Borrower or any member of the Controlled Group or the imposition of a Lien on the property of Borrower or any member of the Controlled Group pursuant to Section 4068 of ERISA, (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on
SCHEDULE 5.7(c), (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify Agent of the occurrence of any Termination Event, (viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other Applicable Laws in respect of any Plan, or (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.

         7.17 PREPAYMENT OF INDEBTEDNESS. At any time, directly or indirectly, prepay any Indebtedness for Money Borrowed (other than the Obligations), or repurchase, redeem or otherwise acquire any Indebtedness of Borrower, including any outstanding Public Notes.

         7.18 PUBLIC NOTES DOCUMENTS. At any time, directly or indirectly, amend or modify the terms of any of the Public Notes Documents, other than to extend the time of payment of any of the Public Notes or to reduce the rate of interest payable in connection therewith.

         7.19 UPSTREAM PAYMENTS. Create or suffer to exist any encumbrance or restriction on the ability of any Subsidiary of Borrower to make any Upstream Payment, except for encumbrances or restrictions (i) pursuant to any of the Other Documents and (ii) existing under Applicable Law.

         7.20 TAX CONSOLIDATION. File or consent to the filing of any consolidated income tax return with any Person other than a Subsidiary.

         7.21 NO FURTHER NEGATIVE PLEDGES. Hereafter enter into or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon any of its property, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if security is given for any other obligation, except pursuant to the Loan Documents or pursuant to the terms of any Permitted Purchase Money Indebtedness to the extent such limitations relate only to the property that is the subject of the Purchase Money Lien securing such Permitted Purchase Money Indebtedness.


SECTION 8.   CONDITIONS PRECEDENT.

         8.1 CONDITIONS TO INITIAL ADVANCES. The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lenders, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

             (a) OTHER DOCUMENTS. Agent shall have received each of the Other Documents duly executed and delivered by an authorized officer of each of the parties thereto, including Borrower;

                  (b) FILINGS, REGISTRATIONS AND RECORDINGS. Each document (including any UCC financing statement) required by this Agreement, or any Other Documents or under Applicable Law or reasonably requested by the Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or Lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto;

                  (c) CORPORATE PROCEEDINGS OF BORROWER. Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Notes, the Mortgages, any related agreements, and each of the other Loan Documents and (ii) the granting by Borrower of the security interests in and Liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of Borrower as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                  (d) INCUMBENCY CERTIFICATES OF BORROWER. Agent shall have received a certificate of the Secretary or an Assistant Secretary of Borrower, dated the Closing Date, as to the incumbency and signature of the officers of Borrower executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

                  (e) ORGANIZATION DOCUMENTS. Agent shall have received a copy of the Organization Documents of Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of organization together with copies of the By-Laws of Borrower and all agreements of Borrower's shareholders certified as accurate and complete by the Secretary of Borrower;

                  (f) GOOD STANDING CERTIFICATES. Agent shall have received good standing certificates for Borrower dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of Borrower's business activities or the ownership of its properties necessitates qualification;

                  (g) LEGAL OPINION. Agent shall have received favorable legal opinions of Borrower's counsel or Agent's special counsel (qualified to practice in the States of Kentucky, Alabama, Arkansas, Maryland, Minnesota, Missouri, New York, Texas and Virginia in form and substance satisfactory to Agent, which shall cover such matters incident to the transactions contemplated by this Agreement and the other Loan Documents as Agent may require, and Borrower hereby authorizes and directs each such counsel to deliver such opinions to Agent;

                  (h) NO LITIGATION. No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against Borrower or against the officers or directors of Borrower (A) in connection with any of the Loan Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and no injunction, writ, restraining order or other order of any nature materially adverse to Borrower or the conduct of its business or inconsistent with the due consummation of the transactions contemplated hereby shall have been issued by any Governmental Body;

                  (i) COLLATERAL EXAMINATION. Agent shall have completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to Lenders, of the Receivables, Inventory, General Intangibles, Real Property and Equipment of Borrower and all books and records in connection therewith;

                  (j) FEES. Agent shall have received all fees payable to Agent and Lenders on or prior to the Closing Date pursuant to Section 3 hereof;

                  (k) INSURANCE. Agent shall have received in form and substance satisfactory to Agent, (i) certified copies of Borrower's casualty insurance policies, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as loss payee, and (ii) certified copies of Borrower's liability insurance policies, together with endorsements naming Agent as a co-insured.

                  (l) TITLE INSURANCE. Agent shall have received fully paid mortgagee title insurance policies (or binding commitments to issue title insurance policies, marked to Agent's satisfaction to evidence the form of such policies to be delivered with respect to the Mortgages), in standard ALTA form, issued by a title insurance company satisfactory to Agent, each in an amount equal to not less than the fair market value of the Real Property subject to the Mortgage, insuring each Mortgage to create a valid Lien on the Real Property with no exceptions which Agent shall not have approved in writing and no survey exceptions;

                  (m) ENVIRONMENTAL REPORTS. Agent shall have received all environmental studies and reports prepared by independent environmental engineering firms with respect to all Real Property owned or leased by Borrower;

                  (n) PAYMENT INSTRUCTIONS. Agent shall have received written instructions from Borrower directing the application of proceeds of the initial Advances made pursuant to this Agreement;

                  (o) LOCKBOX AND BLOCKED ACCOUNT AGREEMENTS. Agent shall have received duly executed agreements establishing the Blocked Accounts acceptable in all respects to Agent for the collection and servicing of the Receivables and other proceeds of Collateral;

                  (p) CONSENTS. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by any of the Loan Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;

                  (q) NO ADVERSE MATERIAL CHANGE. Since June 30, 1999, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and no representations made or information supplied to Agent shall have been proven to be inaccurate or misleading in any material respect;

                  (r) LIEN WAIVER AGREEMENTS. Agent shall have Lien Waiver Agreements satisfactory to Agent with respect to premises leased by Borrower at which any Inventory or Equipment is located;

                  (s) MORTGAGES. Agent shall have received in form and substance satisfactory to Lenders (i) the executed Mortgages, and (ii) surveys.

                  (t) CONTRACT REVIEW. Agent shall have reviewed all Material Contracts of Borrower and all other leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements which Agent or its counsel deems necessary and such contracts and agreements shall be satisfactory in all respects to Agent and its counsel;

                  (u) CLOSING CERTIFICATE. Agent shall have received a closing certificate signed by the chief financial officer or treasurer of Borrower dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the other Loan Documents are true and correct on and as of such date, (ii) Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement and the other Loan Documents and
(iii) on such date no Default or Event of Default has occurred or is continuing;

                  (v) BORROWING BASE. Agent shall have received evidence from Borrower that the aggregate amount of Eligible Receivables and Eligible Inventory is sufficient in value and amount to support Advances in the amount requested by Borrower on the Closing Date;

                  (w) UNDRAWN AVAILABILITY. After giving effect to the initial Advances hereunder in amounts necessary to repay all Indebtedness outstanding under the Scotiabank Credit Agreement and all fees payable hereunder on the Closing Date, Borrower shall have Undrawn Availability on the Closing Date of at least $20,000,000;

                  (x) NO LABOR DISPUTES. Agent shall have received assurances satisfactory to it that there are no threats of strikes or work stoppages by any employees, or organization of employees, of Borrower or any Guarantor, which Agent reasonably determines may have a Material Adverse Effect; and

                  (y) OTHER. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to Agent and its counsel.

         8.2 CONDITIONS TO EACH ADVANCE. The agreement of Lenders to make any Advance requested to be made on any date (including the initial Advance) is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:

                  (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by Borrower in or pursuant to this Agreement and any of the Other Documents, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any of the Other Documents shall all be true and correct in all material respects on and as of such date as if made on and as of such date;

                  (b) NO DEFAULT. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; PROVIDED, HOWEVER that Lenders, in their sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default;


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

                  (c) BORROWING BASE CERTIFICATES; MAXIMUM ADVANCES. Agent shall have received each Borrowing Base Certificate required by the terms of this Agreement or otherwise requested by Agent, and, in the case of any Advances requested to be made, after giving effect thereto, the aggregate Advances shall not exceed the maximum amount of Advances permitted under Section 2.1 hereof;

                  (d) NO LITIGATION. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court or Governmental Body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of, this Agreement or any of the Other Documents or the consummation of the transactions contemplated hereby or thereby; and

                  (e) NO MATERIAL ADVERSE EFFECT. No event shall have occurred and no condition shall exist which has or could be reasonably expected to have a Material Adverse Effect.

Each request for an Advance by Borrower hereunder shall constitute a representation and warranty by Borrower as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.

SECTION 9.        INFORMATION AS TO BORROWER.

         Borrower shall, until satisfaction in full of the Obligations and the termination of this Agreement:

         9.1 DISCLOSURE OF MATERIAL MATTERS. Immediately upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectibility of any portion of the Collateral including Borrower's reclamation or repossession of, or the return to Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

         9.2 SCHEDULES. Deliver to Agent on or before the twentieth (20th) day of each month as and for the prior month (a) Receivables agings, (b) accounts payable schedules, (c) booked order (backlog) reports (d) Inventory reports, (e) a reconciliation of accounts receivable, accounts payable and Inventory against the general ledger, and (f) a Borrowing Base Certificate (PROVIDED, that at any time Undrawn Availability is less than $10,000,000, Borrower shall deliver Borrowing Base Certificates to Agent on a weekly or daily basis, as requested by Agent). In addition, Borrower will deliver to Agent at such intervals as Agent may require: (i) confirmatory assignment schedules, (ii) copies of Customer's invoices, (iii) evidence of shipment or delivery, and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may require including trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Agent and executed by Borrower and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral, and Borrower's failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's Lien with respect to the Collateral.

         9.3 ENVIRONMENTAL REPORTS. Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by the chief financial officer or treasurer of Borrower stating, to the best of his knowledge, that Borrower is in compliance in all material respects with all Environmental Laws and laws relating to occupational safety and health. To the extent


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

Borrower is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action Borrower will implement in order to achieve full compliance.

         9.4 LITIGATION. Promptly notify Agent in writing of any litigation, suit or administrative proceeding affecting Borrower, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which in any such case could reasonably be expected to have a Material Adverse Effect on Borrower.

         9.5 MATERIAL OCCURRENCES. Promptly notify Agent in writing upon the occurrence of (a) any Default or Event of Default; (b) any event of default under any Public Note Document; (c) any event which with the giving of notice or lapse of time, or both, would constitute an event of default under any Public Note Document; (d) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of Borrower as of the date of such statements;
(e) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject Borrower to a tax imposed by Section 4971 of the Code; (f) each and every default by Borrower which might result in the acceleration of the maturity of any Indebtedness for Money Borrowed, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness for Money Borrowed; and (g) any other development in the business or affairs of Borrower which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Borrower propose to take with respect thereto.

         9.6      INTENTIONALLY OMITTED.

         9.7 ANNUAL FINANCIAL STATEMENTS. Furnish Agent within ninety (90) days after the end of each Fiscal Year of Borrower, financial statements of Borrower on a consolidating and consolidated basis including statements of income and stockholders' equity and cash flow from the beginning of the current Fiscal Year to the end of such Fiscal Year and the balance sheet as at the end of such Fiscal Year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail, and the consolidated financial statements having been reported upon without qualification by Ernst & Young or another independent certified public accounting firm selected by Borrower and satisfactory to Agent (the "Accountants"). The report of the Accountants shall be accompanied by a statement of the Accountants certifying that (i) they have caused Sections 6.5, 6.6, 6.7, 7.6 and 7.11 of this Agreement to be reviewed,
(ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under such sections of this Agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing. In addition, the reports shall be accompanied by a Compliance Certificate.

         9.8 QUARTERLY FINANCIAL STATEMENTS. Furnish Agent within forty-five
(45) days after the end of each Fiscal Quarter, an unaudited balance sheet of Borrower on a consolidated and consolidating basis and unaudited statements of income and stockholders' equity and cash flow of Borrower on a consolidated and consolidating basis reflecting results of operations from the beginning of the Fiscal Year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in


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

all material respects, subject to normal year end adjustments. The reports shall be accompanied by a Compliance Certificate.

         9.9 MONTHLY FINANCIAL STATEMENTS. Furnish Agent within thirty (30) days after the end of each month, an unaudited balance sheet of Borrower on a consolidated and consolidating basis and unaudited statements of income and stockholders' equity and cash flow of Borrower on a consolidated and consolidating basis reflecting results of operations from the beginning of the Fiscal Year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments. The reports shall be accompanied by a Compliance Certificate.

         9.10 OTHER REPORTS. Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof, (i) with copies of such financial statements, reports and returns as Borrower shall be required to file with the Securities and Exchange Commission, and (ii) copies of all notices sent pursuant to the Public Note Documents.

         9.11 ADDITIONAL INFORMATION. Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by Borrower including, and without the necessity of any request by Agent, (a) copies of all environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of Borrower's opening of any new office or place of business or Borrower's closing of any existing office or place of business, and (c) promptly upon Borrower's learning thereof, notice of any labor dispute to which Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which Borrower is a party or by which Borrower is bound.

         9.12 PROJECTED OPERATING BUDGET. Furnish Agent, no later than thirty
(30) days after the beginning of each of Borrower's Fiscal Years commencing with Fiscal Year 2001, a month by month projected operating budget and cash flow of Borrower on a consolidated and consolidating basis for such Fiscal Year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or chief financial officer of Borrower to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

         9.13 VARIANCES FROM OPERATING BUDGET. Furnish Agent, concurrently with the delivery of the financial statements referred to in Section 9.7 and each quarterly report, a written report summarizing all material variances from budgets submitted by Borrower pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.

         9.14 NOTICE OF SUITS, ADVERSE EVENTS. Furnish Agent with prompt notice of (i) any lapse or other termination of any Consent issued to Borrower by any Governmental Body or any other Person that is material to the operation of Borrower's business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of Borrower, or if copies thereof are requested by Lender, and (iv)


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copies of any material notices and other communications from any Governmental
Body or Person which specifically relate to Borrower.

         9.15 ERISA NOTICES AND REQUESTS. Furnish Agent with immediate written notice in the event that (i) Borrower or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which Borrower or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) Borrower or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto,
(iii) a funding waiver request has been filed with respect to any Plan together with all communications received by Borrower or any member of the Controlled Group with respect to such request, (iv) any material increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which Borrower or any member of the Controlled Group was not previously contributing shall occur, (v) Borrower or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) Borrower or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) Borrower or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice;
(viii) Borrower or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (ix) Borrower or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

         9.16 ADDITIONAL DOCUMENTS. Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

SECTION 10.       EVENTS OF DEFAULT.

         The occurrence of any one or more of the following events shall constitute an "Event of Default":

         10.1 failure by Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities provided for herein or in any Other Document when due or make any other payment, fee or charge provided for herein or in any Other Document when due;

         10.2 any representation or warranty made or deemed made by Borrower in this Agreement or any Other Document or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;


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

         10.3 failure by Borrower to (i) furnish financial information when due or when requested, or (ii) permit the inspection of its books or records, as required by any Loan Document, except for a failure or neglect of a Borrower to furnish the information required by Section 9.2 hereof that is cured within ten
(10) days from the occurrence of such failure or neglect, provided that such opportunity to cure shall not apply if Borrower has failed or neglected to furnish the required information within the time required by Section 9.2 two (2) previous times within the previous twelve (12) months;

         10.4 issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of Borrower's property;

         10.5 failure or neglect of Borrower to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any Other Document or other arrangement, now or hereafter entered into between Borrower and Agent or any Lender except for a failure or neglect of Borrower to perform, keep or observe any term, provision, condition or covenant, contained in Sections 6.2, 6.7, 6.8 or 6.9 hereof which is cured within twenty (20) days after the occurrence of such failure or neglect;

         10.6 any judgment or judgments are rendered against Borrower or any Guarantor for an aggregate amount in excess of $500,000 if such judgment results in the imposition of any Lien upon any of the Collateral, there shall be any period of twenty (20) consecutive days during which such judgment is not satisfied, stayed pending appeal or otherwise discharged, or the holder of such judgment shall commence enforcement proceedings with respect thereto;

         10.7 Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property,
(ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or declared insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

         10.8 Borrower or any Guarantor shall admit in writing its inability, or be generally unable, to pay its debts as they become due, cease operations of its present business or cease to be Solvent;

         10.9 any Guarantor, shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors,
(vii) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or
(viii) take any action for the purpose of effecting any of the foregoing;


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

         10.10 any Subsidiary of Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors,
(iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within thirty
(30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action, which, as determined by Agent, have a Material Adverse Effect on Borrower, for the purpose of effecting any of the foregoing;

         10.11 any change in Borrower's condition or affairs (financial or otherwise) taken as a whole, which, as determined by Agent, in Agent's opinion, has a Material Adverse Effect;

         10.12 any Lien created hereunder or provided for hereby or under any Other Document for any reason ceases to be or is not a valid and perfected Lien having a first priority interest;

         10.13 an event of default has occurred and been declared under the any of the IDB Documents or the Public Notes Documents which default shall not have been cured or waived within any applicable grace period or for which any of the holders of the IDB Bonds or Public Notes (or an indenture trustee for either) are permitted to accelerate the maturity of any of the IDB Bonds or Public Notes, take enforcement action, or exercise any remedies;

         10.14 a default of the obligations of Borrower under any other agreement to which it is a party shall occur that has or could reasonably be expected to have a Material Adverse Effect and which is not cured within any applicable grace period;

         10.15 termination or breach of any Guaranty or any Guaranty Security Document executed and delivered to Agent in connection with the Obligations or, if any Guarantor attempts to terminate or challenges the validity of or its liability under, any such Guaranty, Guaranty Security Document or similar agreement;

         10.16    any Change of Control shall occur;

         10.17 any material provision of this Agreement or any of the Other Documents shall, for any reason, cease to be valid and binding on Borrower, or Borrower shall so claim in writing to Agent;

         10.18 (i) any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or tradename of Borrower, the continuation of which is material to the continuation of Borrower's business, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or (C) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of Borrower's business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent; (ii) any agreement which is necessary or material to the operation of Borrower's business shall be revoked or terminated and not replaced by a substitute acceptable to Agent within thirty
(30) days after the date of such revocation or


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termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect on Borrower;

         10.19 any material portion of the Collateral shall be seized or taken by a Governmental Body, or Borrower or the title and rights of Borrower which is the owner of any material portion of the Collateral shall have become the subject matter of litigation which might, in the opinion of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;

         10.20 the operations of a material portion of Borrower's manufacturing facilities are interrupted at any time for more than one hundred twenty (120) hours; or

         10.21 an event or condition specified in Sections 7.16 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, Borrower or any member of the Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, could reasonably be expected to have a Material Adverse Effect on Borrower.


SECTION 11.       LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.

         11.1 RIGHTS AND REMEDIES. Upon or after (i) the occurrence of an Event of Default pursuant to Section 10.7 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; (ii) an occurrence of any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Required Lenders all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances; and (iii) a filing of a petition against Borrower in any involuntary case under any state or federal bankruptcy laws, the obligation of Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over Borrower. Upon or after the occurrence of any Event of Default, Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the UCC and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any of Borrower's premises or other premises without legal process and without incurring liability to Borrower therefor, and Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Borrower to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Borrower reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrower at least five (5) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by Borrower. In connection with the exercise of the foregoing remedies, Agent is granted permission to use all of Borrower's trademarks,


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trade styles, trade names, patents, patent applications, licenses, franchises and other proprietary rights which are used in connection with (a) Inventory for the purpose of marketing, advertising for sale and disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods. The proceeds realized from the sale of any Collateral shall be applied as follows: first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by Agent for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second, to interest due upon any of the Obligations and any fees payable under this Agreement; and, third, to the principal of the Obligations. If any deficiency shall arise, Borrower shall remain liable to Agent and Lenders therefor.

         11.2 AGENT'S DISCRETION. Agent shall have the right in its sole discretion to determine which rights, Liens, security interests or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent's or Lenders' rights hereunder.

         11.3 SETOFF. In addition to any other rights which Agent or any Lender may have under Applicable Law, upon the occurrence of an Event of Default hereunder, Agent and such Lender shall have a right to apply Borrower's property held by Agent and such Lender to reduce the Obligations.

         11.4 RIGHTS AND REMEDIES NOT EXCLUSIVE. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.

SECTION 12.       WAIVERS AND JUDICIAL PROCEEDINGS.

         12.1 WAIVER OF NOTICE. Borrower hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

         12.2 DELAY. No delay or omission on Agent's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

         12.3 JURY WAIVER. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF


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THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES
HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 13.       EFFECTIVE DATE AND TERMINATION.

         13.1 TERM. This Agreement shall become effective on the date hereof and shall continue in full force and effect until September 30, 2002 (the "Term"), unless sooner terminated as herein provided.

         13.2     TERMINATION.

                  (a) TERMINATION BY AGENT. Agent may (and upon the direction of any Lender in accordance with Section 15.2 hereof, shall) terminate the Agreement without notice upon or after the occurrence of an Event of Default; PROVIDED, HOWEVER, that the Agreement shall automatically terminate as provided in Section 11.1(i) hereof.

                  (b) TERMINATION BY BORROWER. Borrower may terminate this Agreement at any time upon ninety (90) days prior written notice upon payment in full of the Obligations, including all the fees set forth in the Fee Letter.

         13.3 TERMINATION. On the last day of the Term or effective upon any earlier termination of this Agreement by Agent or by Borrower, all of the Obligations shall be immediately due and payable as provided in Section 2.5 hereof, Lenders shall have no obligation to make any Advances, and Agent shall have no obligation to issue or procure any Letters of Credit. The termination of the Agreement shall not affect Borrower's, Agent's or any Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully disposed of, concluded or liquidated. The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrower's Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of Borrower have been paid or performed in full after the termination of this Agreement or Borrower has furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto. Accordingly, Borrower waives any rights which it may have under the UCC to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to Borrower, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations paid in full in immediately available funds. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are paid or performed in full.

SECTION 14.       REGARDING AGENT.

         14.1 APPOINTMENT. Each Lender hereby designates PNC to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of each of the Loan Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in the Fee Letter), charges and


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collections (without giving effect to any collection days) received pursuant to this Agreement, for its benefit and the ratable benefit of Lenders. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including collection of the Notes) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; PROVIDED, HOWEVER, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or Applicable Law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.

         14.2 NATURE OF DUTIES. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. Neither Agent nor any of its officers, directors, employees or agents shall be
(i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct, or (ii) responsible in any manner for any recitals, statements, representations or warranties made by Borrower or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, any of the Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Loan Documents or for any failure of Borrower to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any of the Loan Documents, or to inspect the properties, books or records of Borrower. The duties of Agent as respects the Advances to Borrower shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

         14.3     LACK OF RELIANCE ON AGENT AND RESIGNATION.

                  (a) Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Borrower in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of Borrower. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by Borrower pursuant to the terms hereof. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of any of the Loan Documents, or of the financial condition of Borrower, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the Other Documents or the financial condition of Borrower, or the existence of any Event of Default or any Default.

                  (b) Agent may resign on sixty (60) days written notice to each of Lenders and Borrower and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Borrower. Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's


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

rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent's resignation as Agent, the provisions of this Section 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         14.4 CERTAIN RIGHTS OF AGENT. If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.

         14.5 RELIANCE. Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.

         14.6 NOTICE OF DEFAULT. Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received written notice from a Lender or Borrower referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; PROVIDED, HOWEVER, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.

         14.7 INDEMNIFICATION. To the extent Agent is not reimbursed and indemnified by Borrower, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; PROVIDED, HOWEVER, that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross (not mere) negligence or willful misconduct.

         14.8 AGENT IN ITS INDIVIDUAL CAPACITY. With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender. Agent may engage in business with Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to Lenders.


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         14.9 DELIVERY OF DOCUMENTS. To the extent Agent receives financial statements required under Sections 9.7, 9.8, and 9.9 from Borrower pursuant to the terms of this Agreement, Agent will promptly furnish such documents and information to Lenders.

         14.10 BORROWER'S UNDERTAKING TO AGENT. Without prejudice to their respective obligations to Lenders under the other provisions of this Agreement, Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid. Any payment made pursuant to any such demand shall pro tanto satisfy Borrower's obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.

SECTION 15.       MISCELLANEOUS.

         15.1 GOVERNING LAW; PROCESS. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against Borrower with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrower at its address set forth in Section 15.7 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at the Agent's and/or any Lender's option, by service upon CT Corporation, which Borrower irrevocably appoints as Borrower's agent for the purpose of accepting service within the State of New York. Nothing herein shall affect the right to serve process in any manner permitted by Applicable Law or shall limit the right of Agent or any Lender to bring proceedings against Borrower in the courts of any other jurisdiction. Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by Borrower against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of Manhattan, State of New York.

         15.2     ENTIRE UNDERSTANDING; AMENDMENTS.

                  (a) This Agreement and the documents executed concurrently herewith contain the entire understanding between Borrower, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by Borrower's, Agent's and each Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, canceled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.


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

                  (b) The Required Lenders, Agent with the consent in writing of the Required Lenders, and Borrower may, subject to the provisions of this
Section 15.2(b), from time to time enter into written supplemental agreements to this Agreement or any of the Other Documents executed by Borrower, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Borrower thereunder or the conditions, provisions or terms thereof of waiving any Event of Default thereunder, but only to the extent specified in such written agreements; PROVIDED, HOWEVER, that no such supplemental agreement shall, without the consent of all Lenders:

                           (i) increase the Commitment Percentage or commitment amount of any Lender;

                           (ii) extend the maturity of any Note or the due date for any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Borrower to Lenders pursuant to this Agreement or alter the amount of repayments;

                           (iii) alter the definition of the term Required Lenders or alter, amend or modify this Section 15.2(b);

                           (iv) release any material portion of the Collateral during any calendar year (other than in accordance with the provisions of this Agreement);

                           (v)      change the rights and duties of Agent;

                           (vi) increase the Maximum Revolving Amount or permit any Out-of-Formula Loan to be made if after giving effect thereto the total of Revolving Advances outstanding hereunder would exceed the Formula Amount for more than thirty (30) consecutive days or exceed one hundred ten percent (110%) of the Formula Amount; or

                           (vii) increase the Advance Rates above the Advance Rates in effect on the Closing Date.

Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Borrower, Lenders and Agent and all future holders of the Obligations. In the case of any waiver, Borrower, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

         In the event that Agent requests the consent of a Lender pursuant to this Section 15.2 and such Lender shall not respond or reply to Agent in writing within ten (10) Business Days of delivery of such request, such Lender shall be deemed to have consented to the matter that was the subject of the request. In the event that Agent requests the consent of a Lender pursuant to this Section
15.2 and such consent is denied, then PNC may, at its option, require such Lender to assign its interest in the Advances to PNC or to another Lender or to any other Person designated by the Agent (the "Designated Lender"), for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Borrower. In the event PNC elects to require any Lender to assign its interest to PNC or to the Designated Lender, PNC will so notify such Lender in writing within forty-five (45) days following such Lender's denial, and such Lender will assign its interest to PNC or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, PNC or the Designated Lender, as appropriate, and Agent.

         15.3     SUCCESSORS AND ASSIGNS; PARTICIPATIONS; NEW LENDERS.

                  (a) This Agreement shall be binding upon and inure to the benefit of Borrower, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

                  (b) Borrower acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Participant"). Each Participant may exercise all rights of payment (including rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Participant were the direct holder thereof provided that Borrower shall not be required to pay to any Participant more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Participant had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrower be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Participant. Borrower hereby grants to any Participant a continuing security interest in any deposits, moneys or other property actually or constructively held by such Participant as security for the Participant's interest in the Advances.

                  (c) Any Lender may with the consent of Agent (which consent shall not be unreasonably withheld or delayed) and Borrower (which consent shall not be unreasonably withheld or delayed, and shall not be required if an Event of Default exists) sell, assign or transfer all or any part of its rights under the Loan Documents to one or more Purchasing Lenders, and one or more Purchasing Lenders may commit to make Advances hereunder, in minimum amounts of not less than $5,000,000, pursuant to a Commitment Transfer Supplement, executed by an Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording; PROVIDED, HOWEVER, that nothing contained herein shall prohibit or restrict PNC from assigning any of its rights and obligations under the Loan Document to any other Person after the Closing Date. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrower hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the


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Other Documents. Borrower shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

                  (d) Agent shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Advances owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender.

                  (e) Borrower authorizes each Lender to disclose to any Participant or Purchasing Lender and any prospective Participant or Purchasing Lender any and all financial information in such Lender's possession concerning Borrower which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement or in connection with such Lender's credit evaluation of Borrower.

         15.4 TAX TREATMENT. If any interest in any Loan Document is transferred to any Purchasing Lender or Participant that is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Purchasing Lender or Participant, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.18 hereof.

         15.5 APPLICATION OF PAYMENTS. Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that Borrower makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for Borrower's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.

         15.6 INDEMNITY. Borrower shall indemnify Agent, each Lender and each of their respective officers, directors, Affiliates, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent or any Lender in any litigation, proceeding or investigation instituted or conducted by any Governmental Body or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, any of the Loan Documents, whether or not Agent or any Lender is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct or gross (not mere) negligence of the party being indemnified.

         15.7 NOTICE. Any notice or request hereunder may be given to Borrower or to Agent or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, (d) telex or telegram, subsequently confirmed by registered or certified mail, or (e) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with electronic confirmation of its receipt. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof in the U.S. Mail by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with electronic confirmation of its receipt, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

         (A)      If to Agent or            PNC Bank, National Association
                    PNC at:                 Two Tower Center Boulevard
                                            East Brunswick, New Jersey 08816
                                            Attention: Mr. Ryan Peak
                                            Telephone: (732) 220-4315
                                            Telecopier: (732) 220-4393

                  with a copy to:           Parker, Hudson, Rainer & Dobbs LLP
                                            1500 Marquis Two Tower
                                            285 Peachtree Center Avenue, N.E.
                                            Atlanta, Georgia 30303
                                            Attention: C. Edward Dobbs, Esq.
                                            Telephone:  (404) 523-5300
                                            Telecopier:  (404) 522-8409

         (B) If to a Lender other than Agent, as specified on the signature pages hereof or the appropriate Commitment Transfer Supplement

         (C)      If to Borrower, at:       AAF-McQuay, Inc.
                                            215 Central Avenue
                                            Louisville, Kentucky 40208
                                            Attention:  Mr. Ronald Pederson
                                            Telephone:  (502) 637-0278
                                            Telecopier:  (502) 637-0177

                  with a copy to:           AAF-McQuay, Inc.
                                            215 Central Avenue
                                            Louisville, Kentucky 40208
                                            Attention:  General Counsel
                                            Telephone:  (502) 637-0503
                                            Telecopier:  (502) 551-0113

         15.8 SURVIVAL. The obligations of Borrower under Sections 2.16(e), 2.17, 2.18, 3.6, 3.7, 3.8, 14.7 and 15.6 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations. The obligations of Lenders under Section 14.7 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.


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         15.9 SEVERABILITY. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

         15.10 EXPENSES. All costs and expenses including reasonable attorneys' fees (whether outside counsel or the allocated costs of in house counsel, but not for the same legal work performed by each such counsel) and disbursements incurred by Agent, Agent on behalf of Lenders and Lenders (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement or any consents or waivers hereunder and all related agreements, documents and instruments, (c) in instituting, maintaining, preserving, enforcing and foreclosing on Agent's security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise, (d) in defending or prosecuting any actions or proceedings arising out of or relating to Agent's or any Lender's transactions with Borrower, or (e) in connection with any advice given to Agent or any Lender with respect to its rights and obligations under this Agreement and all related agreements, may be charged to Borrower's Account and shall be part of the Obligations.

         15.11 INJUNCTIVE RELIEF. Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lenders; therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

         15.12 CONSEQUENTIAL DAMAGES. Neither Agent nor any Lender, nor any agent or attorney for any of them, shall be liable to Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

         15.13 CAPTIONS. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

         15.14 COUNTERPARTS; TELECOPIED SIGNATURES. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

         15.15 CONSTRUCTION. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

         15.16    CONFIDENTIALITY; SHARING INFORMATION.

                  (a) Agent, each Lender and each Participant shall hold all non-public information obtained by Agent, such Lender or such Participant pursuant to the requirements of this Agreement in accordance with Agent's, such Lender's and such Participant's customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Participant may disclose such confidential information (a) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or, subject to the provisions of this Section 15.16(a), to any prospective Participants and Purchasing Lenders, and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by Applicable Law or court order, Agent, each Lender and each Participant shall use its best efforts prior to disclosure thereof, to notify Borrower of the applicable request for disclosure of such non-public information
(A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Participant by such Governmental Body) or (B) pursuant to legal process and
(ii) in no event shall Agent, any Lender or any Participant be obligated to return any materials furnished by Borrower other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.

                  (b) Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and Borrower hereby authorizes each Lender to share any information delivered to such Lender by Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provision of Section 15.16 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of the Loan Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         15.17 PUBLICITY. Borrower and each Lender hereby authorizes Agent to make appropriate announcements of the financial arrangement entered into among Borrower, Agent and Lenders, including announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate.

         Each of the parties has executed and delivered this Agreement in Atlanta, Georgia as of the day and year first above written.


ATTEST:                             AAF-MCQUAY INC.

                                    By:
------------------------------      -------------------------------------------
PAUL HEIM, Assistant Secretary      ANDREW R. MORRISON, Chief Financial Officer
     [CORPORATE SEAL]               215 Central Avenue
                                    Louisville, Kentucky 40208


                                    PNC BANK, NATIONAL ASSOCIATION, as
                                    a Lender and as Agent

                                    By:
                                       ----------------------------------------
                                    KURT V. PUTKONEN, Vice President
                                    Commitment Percentage:  100%


STATE OF GEORGIA         )
                         ) ss.
COUNTY OF FULTON         )


         On this 30th day of September, 1999, before me personally came Andrew
R. Morrison, to me known, who, being by me duly sworn, did depose and say that he is the Chief Financial Officer of AAF-MCQUAY INC., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

                                  ------------------------------
                                  NOTARY PUBLIC

STATE OF GEORGIA         )
                         ) ss.
COUNTY OF FULTON         )

         On this 30th day of September, 1999, before me personally came Kurt V. Putkonen , to me known, who, being by me duly sworn, did depose and say that he is a Vice President of PNC BANK, NATIONAL ASSOCIATION, the national banking association described in and which executed the foregoing instrument and that he signed his name thereto by on behalf of said association.

                                  ------------------------------
                                  NOTARY PUBLIC

                                                                       Exhibit A


                         FORM OF REVOLVING CREDIT A NOTE

                             REVOLVING CREDIT A NOTE


$__________                                                   __________________
                                                             ___________,_______


         This Revolving Credit A Note is executed and delivered under and pursuant to the terms of that certain Revolving Credit, Term Loan and Security Agreement dated September 30, 1999 (as amended, restated, supplemented or modified from time to time, the "Loan Agreement") by and among AAF- MCQUAY INC., a Delaware corporation having its principal place of business at 215 Central Avenue, Louisville, Kentucky 40208 ("Borrower"), the various financial institutions named therein or which hereafter become a party thereto (each individually a "Lender" and collectively "Lenders"), PNC BANK, NATIONAL ASSOCIATION (in its individual capacity, "PNC") for itself as a Lender, and as agent for Lenders (together with its successors in such capacity "Agent"). Capitalized terms not otherwise defined herein shall have the meanings provided in the Loan Agreement.

         FOR VALUE RECEIVED, Borrower hereby promises to pay to the order of __________________ (together with its successors or assigns, the "Holder"), at the office of Agent located at Two Tower Center Boulevard, East Brunswick, New Jersey 08816 or at such other place as Agent may from time to time designate to Borrower in writing:

         (i) the principal sum of ______________ AND __/100 DOLLARS ($__________) or, if different, from such amount, the unpaid principal balance of Holder's Commitment Percentage of the Revolving A Advances as may be due and owing under the Loan Agreement, payable in accordance with the provisions of the Loan Agreement, subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement or earlier termination of the Loan Agreement pursuant to the terms thereof; and

         (ii) interest on the principal amount of this Note from time to time outstanding until such principal amount is paid in full at the applicable Revolving Interest Rate in accordance with the provisions of the Loan Agreement. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate. In no event, however, shall interest exceed the maximum interest rate permitted by law.

         This Note is one of the Revolving Credit A Notes referred to in the Loan Agreement and is secured by the Liens granted pursuant to the Loan Agreement and the Other Documents, is entitled to the benefits of the Loan Agreement and the Other Documents and is subject to all of the agreements, terms and conditions therein contained.

         This Note is subject to mandatory prepayment and may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Loan Agreement.


                               Exhibit A - Page 1

         If an Event of Default under Section 10.7 of the Loan Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with reasonable attorneys' fees if the collection hereof is collected by or through an attorney at law. If any other Event of Default shall occur under the Loan Agreement or any of the Loan Documents, which is not cured within any applicable grace period, then this Note may, as provided in the Loan Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys' fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

         This Note shall be construed and enforced in accordance with the internal laws of the State of New York and is intended to take effect as a sealed instrument under New York law.

         BORROWER EXPRESSLY WAIVES ANY PRESENTMENT, DEMAND, PROTEST, NOTICE OF PROTEST, OR NOTICE OF ANY KIND EXCEPT AS EXPRESSLY PROVIDED IN THE LOAN AGREEMENT.

         SIGNED, SEALED AND DELIVERED on the day and year first written above.

ATTEST:                                            AAF-MCQUAY INC.

By:____________________________                    By:__________________________
   Name:_______________________                       Name:_____________________
   Title:______________________                       Title:____________________

         [CORPORATE SEAL]

STATE OF ___________           )
                               )       SS.:
COUNTY OF ___________          )

         On the ____ day of ____, ____, before me personally came
______________, to me known, who being by me duly sworn, did depose and say that he is the ________________________ of AAF-McQuay Inc., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto as the act and deed of such corporation by order of the board of directors of said corporation.

                                                   _____________________________
                                                   Notary Public


                               Exhibit A - Page 2

                                                                     Exhibit A-1


                         FORM OF REVOLVING CREDIT B NOTE

                             REVOLVING CREDIT B NOTE

$__________                                                   __________________
                                                             ___________,_______


         This Revolving Credit B Note is executed and delivered under and pursuant to the terms of that certain Revolving Credit, Term Loan and Security Agreement dated September 30, 1999 (as amended, restated, supplemented or modified from time to time, the "Loan Agreement") by and among AAF- MCQUAY INC., a Delaware corporation having its principal place of business at 215 Central Avenue, Louisville, Kentucky 40208 ("Borrower"), the various financial institutions named therein or which hereafter become a party thereto (each individually a "Lender" and collectively "Lenders"), PNC BANK, NATIONAL ASSOCIATION (in its individual capacity, "PNC") for itself as a Lender, and as agent for Lenders (together with its successors in such capacity "Agent"). Capitalized terms not otherwise defined herein shall have the meanings provided in the Loan Agreement.

         FOR VALUE RECEIVED, Borrower hereby promises to pay to the order of __________________ (together with its successors or assigns, the "Holder"), at the office of Agent located at Two Tower Center Boulevard, East Brunswick, New Jersey 08816 or at such other place as Agent may from time to time designate to Borrower in writing:

         (i) the principal sum of ______________ AND __/100 DOLLARS ($__________) or, if different, from such amount, the unpaid principal balance of Holder's Commitment Percentage of the Revolving B Advances as may be due and owing under the Loan Agreement, payable in accordance with the provisions of the Loan Agreement, subject to acceleration upon the occurrence of an Event of Default under the Loan Agreement or earlier termination of the Loan Agreement pursuant to the terms thereof; and

         (ii) interest on the principal amount of this Note from time to time outstanding until such principal amount is paid in full at the applicable Revolving Interest Rate in accordance with the provisions of the Loan Agreement. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate. In no event, however, shall interest exceed the maximum interest rate permitted by law.

         This Note is one of the Revolving Credit B Notes referred to in the Loan Agreement and is secured by the Liens granted pursuant to the Loan Agreement and the Other Documents, is entitled to the benefits of the Loan Agreement and the Other Documents and is subject to all of the agreements, terms and conditions therein contained.

         This Note is subject to mandatory prepayment and may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Loan Agreement.


                              Exhibit A-1 - Page 1

         If an Event of Default under Section 10.7 of the Loan Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with reasonable attorneys' fees if the collection hereof is collected by or through an attorney at law. If any other Event of Default shall occur under the Loan Agreement or any of the Loan Documents, which is not cured within any applicable grace period, then this Note may, as provided in the Loan Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys' fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

         This Note shall be construed and enforced in accordance with the internal laws of the State of New York and is intended to take effect as a sealed instrument under New York law.

         BORROWER EXPRESSLY WAIVES ANY PRESENTMENT, DEMAND, PROTEST, NOTICE OF PROTEST, OR NOTICE OF ANY KIND EXCEPT AS EXPRESSLY PROVIDED IN THE LOAN AGREEMENT.

         SIGNED, SEALED AND DELIVERED on the day and year first written above.

ATTEST:                                            AAF-MCQUAY INC.

By:____________________________                    By:__________________________
   Name:_______________________                       Name:_____________________
   Title:______________________                       Title:____________________

         [CORPORATE SEAL]

STATE OF ___________           )
                               )       SS.:
COUNTY OF ___________          )

         On the ____ day of ____, ____, before me personally came
______________, to me known, who being by me duly sworn, did depose and say that he is the ________________________ of AAF-McQuay Inc., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto as the act and deed of such corporation by order of the board of directors of said corporation.

                                                   _____________________________
                                                   Notary Public

                                FORM OF TERM NOTE


                              Exhibit A-1 - Page 2

                                                                     Exhibit A-2


                                FORM OF TERM NOTE

                                    TERM NOTE

$__________                                                  __________ ___,____
                                                             __________,________


         This Term Note is executed and delivered under and pursuant to the terms of that certain Revolving Credit, Term Loan and Security Agreement dated September 30, 1999 (as amended, supplemented, restated or modified from time to time, the "Loan Agreement"), by and among AAF-MCQUAY INC., a Delaware corporation having its principal place of business at 215 Central Avenue, Louisville, Kentucky 40208 ("Borrower"), the various financial institutions named therein or which hereafter become a party thereto (each individually a "Lender" and collectively "Lenders"), PNC BANK, NATIONAL ASSOCIATION (in its individual capacity, "PNC") for itself as a Lender, and as agent for Lenders (together with its successors in such capacity "Agent"). Capitalized terms not otherwise defined herein shall have the meanings provided in the Loan Agreement.

         FOR VALUE RECEIVED, Borrower hereby promises to pay to the order of __________________ (together with its successors or assigns, the "Holder"), at the office of Agent located at Two Tower Center Boulevard, East Brunswick, New Jersey 08816 or at such other place as Agent may from time to time designate to Borrower in writing:

         (i) the principal sum of ____________________ AND 00/100 DOLLARS ($__________.___), payable in accordance with the provisions of Section 2.3 of the Loan Agreement; and

         (ii) interest on the principal amount of this Note from time to time outstanding, payable at the Term Loan Rate in accordance with the provisions of the Loan Agreement. In no event, however, shall interest exceed the maximum interest rate permitted by law. Upon and after the occurrence of an Event of Default, and during the continuation thereof, interest shall be payable at the Default Rate.

         This Note is one of the Term Notes referred to in the Loan Agreement and is secured, inter alia, by the Liens granted pursuant to the Loan Agreement and the Other Documents, is entitled to the benefits of the Loan Agreement and the Other Documents and is subject to all of the agreements, terms and conditions therein contained.

         This Note is subject to mandatory prepayment and may be voluntarily prepaid, in whole or in part, on the terms and conditions set forth in the Loan Agreement.

         If an Event of Default under Section 10.7 of the Loan Agreement shall occur, then this Note shall immediately become due and payable, without notice, together with reasonable attorneys' fees if the collection hereof is collected by or through an attorney at law. If any other Event of Default shall occur under the Loan Agreement or any of the Loan Documents, which is not cured within any applicable grace period, then this Note may, as provided in the Loan Agreement, be declared to be immediately due and payable, without notice, together with reasonable attorneys' fees, if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.


                              Exhibit A-2 - Page 1

         This Note shall be construed and enforced in accordance with the internal laws of the State of New York and is intended to take effect as a sealed instrument under New York law.

         BORROWER EXPRESSLY WAIVES ANY PRESENTMENT, DEMAND, PROTEST, NOTICE OF PROTEST, OR NOTICE OF ANY KIND EXCEPT AS EXPRESSLY PROVIDED IN THE LOAN AGREEMENT.

         SIGNED, SEALED AND DELIVERED on the day and year first written above.

Attest:                                            AAF-MCQUAY INC.

By:____________________________                    By:__________________________
   Name:_______________________                       Name:_____________________
   Title:______________________                       Title:____________________

                                                   [CORPORATE SEAL]

STATE OF ________             )
                              )       SS.:
COUNTY OF ________            )

         On the ____ day of ________, ________, before me personally came ________, to me known, who being by me duly sworn, did depose and say that he is the ________ of AAF-McQuay Inc., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto as the act and deed of such corporation by order of the board of directors of said corporation.

                                                   _____________________________
                                                   Notary Public

                                                   My Commission Expires:

                                                   _____________________________

                                                   [NOTARIAL SEAL]


                              Exhibit A-2 - Page 2

                                                                       Exhibit B


                     FORM OF COMMITMENT TRANSFER SUPPLEMENT

                         COMMITMENT TRANSFER SUPPLEMENT

         This COMMITMENT TRANSFER SUPPLEMENT, dated as of __________, _______, among ___________________________ (the "Transferor Lender"), the Purchasing Lender executing this Commitment Transfer Supplement (the "Purchasing Lender"), and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for the Lenders (as defined below) under the Loan Agreement (as defined below).

                               W I T N E S E T H:

         WHEREAS, this Commitment Transfer Supplement is being executed and delivered in accordance with Section 15.3 of the Revolving Credit, Term Loan and Security Agreement dated September 30, 1999 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "Loan Agreement") among AAF-MCQUAY INC., a corporation organized under the laws of the State of Delaware, (the "Borrower"), PNC and the various other financial institutions (collectively, the "Lenders") and PNC as administrative and collateral agent for Lenders (in such capacity, "Agent") named in or which hereafter become a party to the Loan Agreement;

         WHEREAS, each Purchasing Lender wishes to become a Lender party to the Loan Agreement; and

         WHEREAS, the Transferor Lender is selling and assigning to each Purchasing Lender, rights, obligations and commitments under the Loan Agreement;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         1. All capitalized terms used herein which are not defined shall have the meanings given to them in the Loan Agreement.

         2. Upon receipt by the Agent of four counterparts of this Commitment Transfer Supplement, to each of which is attached a fully completed Schedule I, and each of which has been executed by the Transferor Lender and Agent, Agent will transmit to Transferor Lender and each Purchasing Lender a Transfer Effective Notice, substantially in the form of Schedule II to this Commitment Transfer Supplement (a "Transfer Effective Notice"). Such Transfer Effective Notice shall set forth, inter alia, the date on which the transfer effected by this Commitment Transfer Supplement shall become effective (the "Transfer Effective Date"), which date shall not be earlier than the first Business Day following the date such Transfer Effective Notice is received. From and after the Transfer Effective Date, each Purchasing Lender shall be a Lender party to the Loan Agreement for all purposes thereof.

         3. At or before 12:00 Noon (East Brunswick, New Jersey time) on the Transfer Effective Date, each Purchasing Lender shall pay to Transferor Lender, in immediately available funds, an amount equal to the purchase price, as agreed between Transferor Lender and such Purchasing Lender (the "Purchase Price"), of the portion of the Advances being purchased by such Purchasing Lender (such Purchasing Lender's "Purchased Percentage") of the outstanding Advances and other amounts owing to the Transferor Lender


                               Exhibit B - Page 1
under the Loan Agreement and the Revolving Credit Note. Effective upon receipt by Transferor Lender of the Purchase Price from a Purchasing Lender, Transferor Lender hereby irrevocably sells, assigns and transfers to such Purchasing Lender, without recourse, representation or warranty, and each Purchasing Lender hereby irrevocably purchases, takes and assumes from Transferor Lender, such Purchasing Lender's Purchased Percentage of the Advances and other amounts owing to the Transferor Lender under the Loan Agreement and the Revolving Credit Note together with all instruments, documents and collateral security pertaining thereto.

         4. Transferor Lender has made arrangements with each Purchasing Lender with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by Transferor Lender to such Purchasing Lender of any fees heretofore received by Transferor Lender pursuant to the Loan Agreement prior to the Transfer Effective Date and (ii) the portion, if any, to be paid, and the date or dates for payment, by such Purchasing Lender to Transferor Lender of fees or interest received by such Purchasing Lender pursuant to the Loan Agreement from and after the Transfer Effective Date.

         5. (a) All principal payments that would otherwise by payable from and after the Transfer Effective Date to or for the account of Transferor Lender pursuant to the Loan Agreement and the Revolving Credit Note shall, instead, be payable to or for the account of Transferor Lender and Purchasing Lender, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement.

            (b) All interest, fees and other amounts that would otherwise accrue for the account of Transferor Lender from and after the Transfer Effective Date pursuant to the Loan Agreement and the Revolving Credit Note shall, instead, accrue for the account of, and be payable to, Transferor Lender and Purchasing Lender, as the case may be, in accordance with their respective interests as reflected in this Commitment Transfer Supplement. In the event that any amount of interest, fees or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by any Purchasing Lender, Transferor Lender and each Purchasing Lender will make appropriate arrangements for payment by Transferor Lender to such Purchasing Lender of such amount upon receipt thereof from Borrower.

         6. Concurrently with the execution and delivery hereof, Transferor Lender will provide to each Purchasing Lender conformed copies of the Loan Agreement and all related documents delivered to Transferor Lender.

         7. Each of the parties to this Commitment Transfer Supplement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Commitment Transfer Supplement.

         8. By executing and delivering this Commitment Transfer Supplement, Transferor Lender and each Purchasing Lender confirm to and agree with each other and Agent and Lenders as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, Transferor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, the Revolving Credit Note or any other instrument or document furnished pursuant thereto; (ii) Transferor Lender makes no representation or warranty and assumes no


                               Exhibit B - Page 2
responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of the Obligations under the Loan Agreement, the Revolving Credit Note or any other instrument or document furnished pursuant hereto; (iii) each Purchasing Lender confirms that is has received a copy of the Loan Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement; (iv) each Purchasing Lender will, independently and without reliance upon Agent, Transferor Lender or any other Lenders and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (v) each Purchasing Lender appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to the Agent by the terms thereof; (vi) each Purchasing Lender agrees that is will perform all of its respective obligations as set forth in the Loan Agreement to be performed by each as a Lender; and
(vii) each Purchasing Lender represents and warrants to Transferor Lender, Lenders, Agent and Borrower that it is either (x) entitled to the benefits of an income tax treaty with the United States of America that provides for an exemption from the United State withholding tax on interest and other payments made by Borrower under the Loan Agreement and the Other Documents or (y) is engaged in trade or business within the United States of America.

         9. Schedule I hereto sets forth the revised Commitment Percentages of Transferor Lender and the Commitment Percentage of each Purchasing Lender as well as administrative information with respect to each Purchasing Lender.

         10. This Commitment Transfer Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed by their respective duly authorized officers on the date set forth above.

                                                   ____________________________,
                                                   as Transferor Lender

                                                   By:__________________________
                                                   Name:________________________
                                                   Title:_______________________

                                                   ____________________________,
                                                   as a Purchasing Lender

                                                   By:__________________________
                                                   Name:________________________
                                                   Title:_______________________


                               Exhibit B - Page 3

                                                 PNC BANK, NATIONAL ASSOCIATION,
                                                 as Agent

                                                 By:____________________________
                                                 Name:__________________________
                                                 Title:_________________________


                               Exhibit B - Page 4

                  SCHEDULE I TO COMMITMENT TRANSFER SUPPLEMENT

          LIST OF OFFICES, ADDRESSES FOR NOTICES AND COMMITMENT AMOUNTS

[Transferor Lender]         Revised Commitment Amount     $_________________

                            Revised Commitment Percentage:         _____%

[Purchasing Lender]         Commitment Amount             $_________________

                            Commitment Percentage:                 _____%

Addresses for Notices


_______________________________
_______________________________
_______________________________
Attention:
Telephone:
Telecopier:


                               Exhibit B - Page 5

                  SCHEDULE II TO COMMITMENT TRANSFER SUPPLEMENT

                       [Form of Transfer Effective Notice]

         To:      ____________________________, as Transferor Lender and
                  ____________________________, as Purchasing Lender:

         The undersigned, as Agent under the Revolving Credit, Term Loan and Security Agreement dated September 30, 1999 (as from time to time amended, supplemented or otherwise modified in accordance with the terms thereof, the "Loan Agreement") among AAF-MCQUAY INC., a corporation organized under the laws of the State of Delaware, (the "Borrower"), the various other financial institutions (collectively, the "Lenders") and PNC and PNC BANK, NATIONAL ASSOCIATION, as a Lender and as agent for Lenders, acknowledges receipt of four
(4) executed counterparts of a completed Commitment Transfer Supplement in the form attached hereto. [Note: Attach copy of Commitment Transfer Supplement.] Terms defined in such Commitment Transfer Supplement are used herein as therein defined.

         Pursuant to such Commitment Transfer Supplement, you are advised that the Transfer Effective Date will be [INSERT DATE OF TRANSFER EFFECTIVE NOTICE.]

                                                 PNC BANK, NATIONAL ASSOCIATION,

                                                 as Agent

                                                 By:____________________________
                                                    Name:_______________________
                                                    Title:______________________


ACCEPTED FOR RECORDATION
IN REGISTER:


                               Exhibit B - Page 6

                                                                       Exhibit C


                         FORM OF COMPLIANCE CERTIFICATE

                             COMPLIANCE CERTIFICATE

         This Compliance Certificate is being delivered to PNC BANK, NATIONAL ASSOCIATION, a national banking association (in its individual capacity "PNC"), for itself as a Lender and as Agent for the Lenders, as that term is defined herein, pursuant to Section ____ of that certain Revolving Credit, Term Loan and Security Agreement dated September 30, 1999, among AAF-MCQUAY INC., a Delaware corporation ("Borrower"), PNC and the other financial institutions that are parties thereto as lenders (each individually a "Lender" and collectively "Lenders"), and PNC in its capacity as administrative and collateral agent for the Lenders (together with its successors in such capacity, "Agent") (together with all amendments, modifications and supplements thereto and all restatements thereof, the "Loan Agreement"). All capitalized terms used herein without definition shall have the meanings assigned to those terms in the Loan Agreement. The undersigned _______________________ of Borrower hereby certifies on behalf of Borrower that, as of the last day of the most recently ended _______________ (insert period), ending on _______________ ___, _____ (insert date) (the "COMPLIANCE DATE"):

         1.       RATIO REQUIREMENTS AND OTHER CALCULATIONS.

                  a. Borrower's Fixed Charge Coverage Ratio for the fiscal period ending on the Compliance Date was _____ to _____ calculated as follows (all amounts in the following calculations are determined for Borrower):

                     i.     Net income (or loss),                      _________

                     ii.    Interest expense                           _________

                     iii.   Charges against income for federal,
                            state and local taxes                      _________

                     iv.    Extraordinary gains                        _________

                     v.     Earnings Before Interest and Taxes:
                            ((1)+(2)+(3)-(4))                          _________

                     vi.    Depreciation expense                       _________

                     vii.   Amortization expense                       _________

                     viii.  EBITDA: ((5)+(6)+(7))                      _________

                     ix.    Approved Charges                           _________


                               Exhibit C - Page 1

                     x.     Unfunded Capital Expenditures (Capital
                            Expenditures not financed by a means
                            other than an Advance under the
                            Loan Agreement)                            _________

                     xi.    Approved Computer Expenditures             _________

                     xii.   Cash Taxes                                 _________

                     xiii.  Interest expense                           _________

                     xiv.   Aggregate of all scheduled principal
                            payments on Indebtedness of Borrower
                            during such period which, in accordance
                            with GAAP, would be classified as
                            long-term debt                             _________

                     xv.    Debt Payments: ((13)+(14))                 _________

                     xvi.   Fixed Charge Coverage Ratio:
                            (((8)+(9))-((10)+(11))-(12)) divided by
                            (15)                                       _________

                  Required:  Not less than 1.00 to 1.00

                  b. CONSOLIDATED NET WORTH. Borrower's Consolidated Net Worth on the Compliance Date was $_____________ and is shown as the amount of shareholders' equity on Borrower's balance for the period ending ____________.

                     i.     Beginning Requirement                   $165,000,000

                     ii.    50% of Net Income, beginning with
                            Fiscal Year 2000 and for each Fiscal
                            Year thereafter                            _________

                     iii.   Required Amount ((1) plus (2))             _________

                  Actual Amount:.

                  c. CONSOLIDATED TOTAL ASSETS. Borrower's Consolidated Total Assets on the Compliance Date was $_____________.

                  Required:  Not less than $650,000,000.

                  d. CAPITAL EXPENDITURES. The aggregate of all Capital Expenditures contracted for or made by Borrower in the current fiscal year of Borrower is ______________ (amount calculated for Borrower and its Subsidiaries on a consolidated basis) (Reference Section 7.6 of the Loan Agreement).


                               Exhibit C - Page 2

                  e. PURCHASE MONEY INDEBTEDNESS AND OTHER INDEBTEDNESS. Other than Indebtedness to Lenders and Indebtedness in existence on the Closing Date and due to Persons other than Lenders that is described on Schedule 5.8(b) of the Loan Agreement, the aggregate of all Purchase Money Indebtedness and any other Indebtedness created, incurred, assumed or suffered to exist by Borrower in the current fiscal year of Borrower is $______________ (amount calculated for Borrower).

                  f. LEASES. Other than capitalized leases permitted by Section
7.6 of the Loan Agreement, the aggregate annual rental payments for all leased property of Borrower in the current fiscal year of Borrower is $______________ (amount calculated for Borrower).

         2.       COVENANTS.

                  a. MERGER, CONSOLIDATION, ACQUISITION AND SALE OF ASSETS. Since the immediately preceding Compliance Date, Borrower has not has consummated any of the transactions prohibited by Section 7.1 of the Loan Agreement, other than [IF BORROWER CONSUMMATED ANY OF THE TRANSACTIONS PROHIBITED BY SECTION 7.1 OF THE LOAN AGREEMENT, DESCRIBE SUCH TRANSACTIONS IN DETAIL].

                  b. CREATION OF LIENS. SINCE THE IMMEDIATELY PRECEDING COMPLIANCE DATE, BORROWER HAS NOT CREATED OR SUFFERED TO EXIST ANY LIEN OR TRANSFER UPON OR AGAINST ANY OF ITS PROPERTY OR ASSETS OR THE PROPERTY OR ASSETS OF ITS SUBSIDIARIES, EXCEPT PERMITTED ENCUMBRANCES, OTHER THAN [IF BORROWER HAS CREATED OR SUFFERED TO EXIST ANY LIEN OR TRANSFER UPON OR AGAINST ANY OF ITS PROPERTY OR ASSETS OR ANY OF THE PROPERTY OR ASSETS OF ITS SUBSIDIARIES, EXCEPT PERMITTED ENCUMBRANCES, DESCRIBE SUCH LIENS OR TRANSFERS IN DETAIL].

                  c. GUARANTIES. Since the immediately preceding Compliance Date, Borrower has not become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders), except (i) as disclosed on SCHEDULE 7.3 to the Loan Agreement, (ii) guarantees made in Borrower's Ordinary Course of Business totaling $_______________, which aggregate amount does not exceed the limitation set forth in Section 7.3 of the Loan Agreement, and (iii) the endorsement of checks in Borrower's Ordinary Course of Business, other than [IF BORROWER BECAME LIABLE UPON THE OBLIGATIONS OF ANY PERSON BY ASSUMPTION, ENDORSEMENT OR GUARANTY THEREOF OR OTHERWISE IN A MANNER OR AMOUNT PROHIBITED BY SECTION 7.3 OF THE LOAN AGREEMENT, DESCRIBE SUCH TRANSACTIONS IN DETAIL].

                  d. INVESTMENTS. Since the immediately preceding Compliance Date, Borrower has not consummated any of the transactions prohibited by Section
7.4 of the Loan Agreement, other than [IF BORROWER CONSUMMATED ANY OF THE TRANSACTIONS PROHIBITED BY SECTION 7.4 OF THE LOAN AGREEMENT, DESCRIBE SUCH TRANSACTIONS IN DETAIL].

                  e. LOANS. Since the immediately preceding Compliance Date, Borrower has not consummated any of the transactions prohibited by Section 7.5 of the Loan Agreement, other than [IF BORROWER CONSUMMATED ANY OF THE TRANSACTIONS PROHIBITED BY SECTION 7.5 OF THE LOAN AGREEMENT, DESCRIBE SUCH TRANSACTIONS IN DETAIL].

                  f. CAPITAL EXPENDITURES. Since the immediately preceding Compliance Date, Borrower has not consummated any of the transactions prohibited by Section 7.6 of the Loan Agreement, other than [IF BORROWER CONSUMMATED ANY OF THE TRANSACTIONS PROHIBITED BY SECTION 7.6 OF THE LOAN AGREEMENT, DESCRIBE SUCH TRANSACTIONS IN DETAIL].


                               Exhibit C - Page 3

                  g. DIVIDENDS. Since the immediately preceding Compliance Date, Borrower has not consummated any of the transactions prohibited by Section 7.7 of the Loan Agreement, other than [IF BORROWER CONSUMMATED ANY OF THE TRANSACTIONS PROHIBITED BY SECTION 7.7 OF THE LOAN AGREEMENT, DESCRIBE SUCH TRANSACTIONS IN DETAIL].

                  h. INDEBTEDNESS. Since the immediately preceding Compliance Date, Borrower has not consummated any of the transactions prohibited by Section
7.8 of the Loan Agreement, other than [IF BORROWER CONSUMMATED ANY OF THE TRANSACTIONS PROHIBITED BY SECTION 7.8 OF THE LOAN AGREEMENT, DESCRIBE SUCH TRANSACTIONS IN DETAIL].

                  i. NATURE OF BUSINESS. Since the immediately preceding Compliance Date, Borrower has not consummated any of the transactions prohibited by Section 7.9 of the Loan Agreement, other than [IF BORROWER CONSUMMATED ANY OF THE TRANSACTIONS PROHIBITED BY SECTION 7.9 OF THE LOAN AGREEMENT, DESCRIBE SUCH TRANSACTIONS IN DETAIL].

                  j. TRANSACTIONS WITH AFFILIATES. Since the immediately preceding Compliance Date, Borrower has not consummated any of the transactions prohibited by Section 7.10 of the Loan Agreement, other than [IF BORROWER CONSUMMATED ANY OF THE TRANSACTIONS PROHIBITED BY SECTION 7.10 OF THE LOAN AGREEMENT, DESCRIBE SUCH TRANSACTIONS IN DETAIL].

                  k. LEASES. Since the immediately preceding Compliance Date, Borrower has not consummated any of the transactions prohibited by Section 7.11 of the Loan Agreement, other than [IF BORROWER CONSUMMATED ANY OF THE TRANSACTIONS PROHIBITED BY SECTION 7.11 OF THE LOAN AGREEMENT, DESCRIBE SUCH TRANSACTIONS IN DETAIL].

                  l. SUBSIDIARIES. Since the immediately preceding Compliance Date, Borrower has not formed any Subsidiary or entered into any partnership, joint venture or similar arrangement with any Person in a manner prohibited by
Section 7.12 of the Loan Agreement, other than [IF BORROWER HAS FORMED ANY SUBSIDIARY OR ENTERED INTO ANY PARTNERSHIP, JOINT VENTURE OR SIMILAR ARRANGEMENT WITH ANY PERSON IN A MANNER PROHIBITED BY SECTION 7.12 DESCRIBE SUCH FORMATIONS OR OTHER TRANSACTIONS IN DETAIL].

                  m. FISCAL YEAR AND ACCOUNTING CHANGES. Since the immediately preceding Compliance Date, Borrower has not made any of the changes prohibited by Section 7.13 of the Loan Agreement, other than [IF BORROWER HAS MADE ANY OF THE CHANGES PROHIBITED BY SECTION 7.13 OF THE LOAN AGREEMENT DESCRIBED SUCH CHANGES IN DETAIL].

                  n. PLEDGE OF CREDIT. Since the immediately preceding Compliance Date, Borrower has not consummated any of the transactions prohibited by Section 7.14 of the Loan Agreement, other than [IF BORROWER CONSUMMATED ANY OF THE TRANSACTIONS PROHIBITED BY SECTION 7.14 OF THE LOAN AGREEMENT, DESCRIBE SUCH TRANSACTIONS IN DETAIL].

                  o. AMENDMENT OF ORGANIZATION DOCUMENTS. Since the immediately preceding Compliance Date, Borrower has not amended, modified or waived any term or material provision of its Organizational Documents except as required by Applicable Law, other than [IF BORROWER HAS AMENDED, MODIFIED OR WAIVED ANY TERM OR MATERIAL PROVISION OF ITS ORGANIZATIONAL DOCUMENTS EXCEPT AS REQUIRED BY APPLICABLE LAW DESCRIBE ANY SUCH AMENDMENTS, MODIFICATIONS, OR WAIVERS IN DETAIL].


                               Exhibit C - Page 4

                  p. COMPLIANCE WITH ERISA. Since the immediately preceding Compliance Date, Borrower has not consummated any of the transactions prohibited by Section 7.16 of the Loan Agreement, other than [IF BORROWER CONSUMMATED ANY OF THE TRANSACTIONS PROHIBITED BY SECTION 7.16 OF THE LOAN AGREEMENT, DESCRIBE SUCH TRANSACTIONS IN DETAIL].

                  q. PREPAYMENT OF INDEBTEDNESS. Since the immediately preceding Compliance Date, Borrower has not consummated any of the transactions prohibited by Section 7.17 of the Loan Agreement, other than [IF BORROWER CONSUMMATED ANY OF THE TRANSACTIONS PROHIBITED BY SECTION 7.17 OF THE LOAN AGREEMENT, DESCRIBE SUCH TRANSACTIONS IN DETAIL].

                  r. PUBLIC NOTES DOCUMENTS. Since the immediately preceding Compliance Date, Borrower has not consummated any of the transactions prohibited by Section 7.18 of the Loan Agreement, other than [IF BORROWER CONSUMMATED ANY OF THE TRANSACTIONS PROHIBITED BY SECTION 7.18 OF THE LOAN AGREEMENT, DESCRIBE SUCH TRANSACTIONS IN DETAIL].

                  s. UPSTREAM PAYMENTS. Since the immediately preceding Compliance Date, Borrower has not consummated any of the transactions prohibited by Section 7.19 of the Loan Agreement, other than [IF BORROWER CONSUMMATED ANY OF THE TRANSACTIONS PROHIBITED BY SECTION 7.19 OF THE LOAN AGREEMENT, DESCRIBE SUCH TRANSACTIONS IN DETAIL].

                  t. TAX CONSOLIDATION. Since the immediately preceding Compliance Date, Borrower has not filed or consented to the filing of any consolidated income tax return with any Person other than a Subsidiary, other than [IF BORROWER HAS FILED OR CONSENTED TO THE FILING OF ANY CONSOLIDATED INCOME TAX RETURN WITH ANY PERSON OTHER THAN A SUBSIDIARY, DESCRIBE SUCH TRANSACTIONS IN DETAIL].

                  u. FURTHER NEGATIVE PLEDGES. Since the immediately preceding Compliance Date, Borrower has not entered into or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon any of its property, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if security is given for any other obligation except pursuant to the terms of any Permitted Purchase Money Indebtedness to the extent such limitations relate only to the property that is the subject of the Purchase Money Lien securing such Permitted Purchase Money Indebtedness [IF BORROWER HAS ENTERED INTO OR BECOME SUBJECT TO ANY SUCH AGREEMENT, DESCRIBE SUCH TRANSACTIONS IN DETAIL].

         The undersigned ______________________ [TREASURER/CHIEF FINANCIAL OFFICER] of Borrower, executing and delivering this Compliance Certificate on behalf of Borrower, further certifies that _____ [he/she] has reviewed the Loan Agreement and has no knowledge of any event or condition which constitutes a Default or an Event of Default under the Loan Agreement or the other Loan Documents other than [IF ANY


                               Exhibit C - Page 5

DEFAULT OR EVENT OF DEFAULT HAS OCCURRED, DESCRIBE THE SAME, THE PERIOD OF EXISTENCE THEREOF AND WHAT ACTION BORROWER HAS TAKEN OR PROPOSES TO TAKE WITH RESPECT THERETO].

         IN WITNESS WHEREOF, Borrower, through its duly authorized ______________________ [TREASURER/CHIEF FINANCIAL OFFICER], has executed this Compliance Certificate this _____ day of _______________, _____.


                                         AAF-MCQUAY INC., a Delaware corporation

                                         By:______________________________
                                            Name:_________________________
                                            Title:________________________


                               Exhibit C - Page 6

                                  Schedule 1.2

                       SCHEDULE OF PERMITTED ENCUMBRANCES

         1. Mortgage given by Auburn Industrial Development Agency and Borrower to New York Job Development Authority dated August 18, 1992, and recorded in the Auburn County Clerk's Office on August 12, 1992 in Book 945 of Mortgages at Page 172, as assigned to WAMCO XXIV, Ltd. by and assignment dated March 27, 1997 and recorded on April 8, 1997 in Book 65 of Assignment at Page 73 et. seq.

         2. Mortgage, Security Agreement, Financing Statement and Assignment of Rents and Leases dated May 1, 1999 made by Borrower and the Industrial Development Board of the City of Scottsboro, Alabama, in favor of The Bank of Nova Scotia, recorded August 30, 1999 as instrument No. 99-16610 in the office of Probate Judge of Jackson County, Alabama.

         3. Liens evidenced by the following existing financing statements:


      Secured Party               Location              File No.  Date Filed                 Collateral
-----------------------------------------------------------------------------------------------------------------------
Citicorp Dealer Finance   Alabama, Secretary of State   94-37283   10/3/94     Informational filing regarding 2 1994
                                                                               Prime Movers
-----------------------------------------------------------------------------------------------------------------------
Citicorp Dealer Finance   Alabama, Secretary of State   94-39175   10/17/94    Informational filing regarding 1 1994
                                                                               Baker
-----------------------------------------------------------------------------------------------------------------------
Citicorp Dealer Finance   Alabama, Secretary of State   94-37282   10/3/94     Informational filing regarding 2 1994
                                                                               Prime Movers
-----------------------------------------------------------------------------------------------------------------------
Citicorp Dealer Finance   Alabama, Secretary of State   95-03233   1/24/95     Informational filing regarding 1 1994
                                                                               Mitsubishi
-----------------------------------------------------------------------------------------------------------------------
Citicorp Dealer Finance   Alabama, Secretary of State   95-08076   2/27/95     Informational filing regarding 1 1994
                                                                               Prime Movers
-----------------------------------------------------------------------------------------------------------------------
Citicorp Dealer Finance   Delaware Secretary of State   9416152    12/1/94     4 Prime Movers and 1 Baker
-----------------------------------------------------------------------------------------------------------------------
Citicorp Dealer Finance   Delaware Secretary of State   9501110    1/23/95     1 1994 Mitsubishi
-----------------------------------------------------------------------------------------------------------------------
Citicorp Dealer Finance   Delaware Secretary of State   9416153    12/1/94     7 Bakers
-----------------------------------------------------------------------------------------------------------------------
Citicorp Dealer Finance   Delaware Secretary of State   9416464    12/8/94     1 Baker
-----------------------------------------------------------------------------------------------------------------------
Citicorp Dealer Finance   Delaware Secretary of State   9502810    2/24/95     1 Prime Mover
-----------------------------------------------------------------------------------------------------------------------
Citicorp Dealer Finance   Minnesota Secretary of        1737030    2/10/95     Informational filing for 1 1994
                          State                                                Mitsubishi
-----------------------------------------------------------------------------------------------------------------------
Citicorp Dealer Finance   Minnesota Secretary of        1742130    3/3/95      Informational filing for 1 1994 Prime
                          State                                                Mover
-----------------------------------------------------------------------------------------------------------------------
Citicorp Dealer Finance   Minnesota Secretary of        1704322    9/23/94     Informational filing for 1 1994 Baker
                          State
-----------------------------------------------------------------------------------------------------------------------




        Secured Party                Location           File No.    Date Filed                Collateral
----------------------------------------------------------------------------------------------------------------------------
Citicorp Dealer Finance   New York, Cayuga County       00112-95    2/7/95     3 1994 Baker forklifts
----------------------------------------------------------------------------------------------------------------------------
Citicorp Dealer Finance   New York, Cayuga County       01374-94    10/7/94    1 1994 Baker
----------------------------------------------------------------------------------------------------------------------------
Citicorp Dealer Finance   New York, Cayuga County       00114-95    2/7/95     1 1994 Baker
----------------------------------------------------------------------------------------------------------------------------
Citicorp Dealer Finance   New York, Cayuga County       00110-95    2/7/95     1 1994 Baker
----------------------------------------------------------------------------------------------------------------------------
Citicorp Dealer Finance   New York, Cayuga County       01324-94    9/28/94    1 1994 Baker
----------------------------------------------------------------------------------------------------------------------------
Citicorp Dealer Finance   New York, Cayuga County       01326-94    9/28/94    4 1994 Baker forklifts
----------------------------------------------------------------------------------------------------------------------------
Citicorp Dealer Finance   New York, Cayuga County       00111-95    2/7/95     1 1994 Baker
----------------------------------------------------------------------------------------------------------------------------
Citicorp Dealer Finance   New York, Cayuga County       00113-95    2/7/95     2 1994 Baker forklifts
----------------------------------------------------------------------------------------------------------------------------
Citicorp Dealer Finance   New York, Cayuga County       01325-94    9/28/94    1 1994 Baker
----------------------------------------------------------------------------------------------------------------------------
Citicorp Dealer Finance   Virginia Secretary of State   9501137173  1/13/95    2 Bakers
----------------------------------------------------------------------------------------------------------------------------
Citicorp Del Lease, Inc.  Alabama, Secretary of State   99-30923    7/23/99    Informational filing for 1 Mitsubishi
                                                                               forklift
----------------------------------------------------------------------------------------------------------------------------
Clarklift of Minnesota,   Maryland Secretary of State   160788384   3/18/96    1 forklift located in Fridley, Minnesota
Inc.
----------------------------------------------------------------------------------------------------------------------------
Clarklift of Minnesota,   Maryland Secretary of State   152018158   7/20/95    1 forklift located in Fridley, Minnesota
Inc.
----------------------------------------------------------------------------------------------------------------------------
Clarklift of Minnesota,   Maryland Secretary of State   161808269   6/28/96    1 forklift, 1 battery and 1 charger located
Inc.                                                                           in Fridley, Minnesota
----------------------------------------------------------------------------------------------------------------------------
Clarklift of Minnesota,   Minnesota Secretary of        1832890     3/18/96    1 forklift
Inc.                      State
----------------------------------------------------------------------------------------------------------------------------
Clarklift of Minnesota,   Minnesota Secretary of        1860468     6/28/96    1 forklift, 1 battery and 1 charger
Inc.                      State
----------------------------------------------------------------------------------------------------------------------------
Clarklift of Minnesota,   Minnesota Secretary of        1905095     1/2/97     1 forklift
Inc.                      State
----------------------------------------------------------------------------------------------------------------------------
Clarklift of Minnesota,   Minnesota Secretary of        1776489     7/18/95    1 forklift
Inc.                      State
----------------------------------------------------------------------------------------------------------------------------
Copelco Capital, Inc.     Virginia, Independent City    980000158   12/1/98    Leased copier
                          of Staunton
----------------------------------------------------------------------------------------------------------------------------
Copelco Capital Inc.      Kentucky, Jefferson County    9905676     8/3/99     Leased copier
----------------------------------------------------------------------------------------------------------------------------
Copelco Capital, Inc.     Virginia Secretary of State   9811207076  11/20/98   1 leased copier
----------------------------------------------------------------------------------------------------------------------------
Dollar Bank Leasing       Pennsylvania Secretary of     26720743    3/27/97    Leased telephone equipment
Corp.                     State
----------------------------------------------------------------------------------------------------------------------------




     Secured Party                Location              File No.    Date Filed                Collateral
----------------------------------------------------------------------------------------------------------------------------
Dryden Oil Company,       Virginia Secretary of State   9507147038  7/14/95    Specified loaned equipment used in
Inc.                                                                           storing and dispensing Dryden's products
----------------------------------------------------------------------------------------------------------------------------
Ford Equipment Leasing    Kentucky, Jefferson County    9500326     1/9/95     6 leased display stations and proceeds
Company                                                                        thereof
----------------------------------------------------------------------------------------------------------------------------
Golden Eagle Credit       Kentucky, Jefferson County    9802032     3/12/98    4 leased pagers
Corporation
----------------------------------------------------------------------------------------------------------------------------
Golden Eagle Credit       Kentucky, Jefferson County    9802027     3/11/98    4 leased pagers
Corporation
----------------------------------------------------------------------------------------------------------------------------
Newcourt Leasing          Virginia, Augusta County      43390       8/23/99    2 air compressors
Corporation
----------------------------------------------------------------------------------------------------------------------------
Newcourt Leasing          Virginia, Independent City    990000071   5/14/99    2 air compressors
Corporation               of Staunton
----------------------------------------------------------------------------------------------------------------------------
NTFC Capital              New York, Cayuga County       00630-90    5/3/90     Leased telephone equipment
Corporation
----------------------------------------------------------------------------------------------------------------------------
Pittsburgh Equipment      New Jersey Secretary of       1803796     11/26/97   Leased Telephone Equipment
Leasing Corporation       State
----------------------------------------------------------------------------------------------------------------------------
Pittsburgh Equipment      New York Secretary of         015312      1/22/98    Leased telephone equipment
Leasing Corporation       State
----------------------------------------------------------------------------------------------------------------------------
Sanwa Business Credit     Alabama, Secretary of State   98-30047    7/14/98    1 Mitsubishi forklift
Corporation
----------------------------------------------------------------------------------------------------------------------------
Sanwa Business Credit     Virginia, Augusta County      40872       2/16/96    1 Mitsubishi
Corporation
----------------------------------------------------------------------------------------------------------------------------
Sanwa Business Credit     Virginia Secretary of State   9602157820  2/15/96    1 Mitsubishi
Corporation
----------------------------------------------------------------------------------------------------------------------------
SouthTrust Bank,          Alabama, Secretary of State   89-00660    7/21/89    Machinery and equipment purchased
National Association                                                           with bond proceeds
formerly known as
SouthTrust Bank of
Alabama, National
Association
----------------------------------------------------------------------------------------------------------------------------
SouthTrust Bank of        Alabama, Jackson County       79641       7/19/89    Fixtures leased from The Industrial
Alabama, National                                                              Development Board or the City of
Association, as Trustee                                                        Scottsboro, Alabama
----------------------------------------------------------------------------------------------------------------------------
T&W Finance Corp. IV      Texas Secretary of State      003113      1/5/95     Leased Telephone Equipment
----------------------------------------------------------------------------------------------------------------------------
Tenant Company            New York, Cayuga County       00037-96    1/10/96    1 385 LP Sweeper
----------------------------------------------------------------------------------------------------------------------------



     Secured Party               Location               File No.    Date Filed            Collateral
------------------------------------------------------------------------------------------------------------------------
The Manifest Group, a     Massachusetts, City of        6695        12/17/97   Leased telephone equipment
division of Lyon          Canton
Financial Services, Inc.
------------------------------------------------------------------------------------------------------------------------
The Manifest Group, a     Massachusetts Secretary of    513856      12/1/97    Leased telephone equipment
division of Lyon          State
Financial Services, Inc.
------------------------------------------------------------------------------------------------------------------------
The Manifest Group, a     Michigan Secretary of State   D326156     1/13/98    Leased telephone equipment
division of Lyon
Financial Services, Inc.
------------------------------------------------------------------------------------------------------------------------
Xerox Corporation         Virginia, Augusta County      41333       10/8/96    1 copy machine
------------------------------------------------------------------------------------------------------------------------
Xerox Corporation         Virginia Secretary of State   9610047104  10/4/96    1 copy machine
------------------------------------------------------------------------------------------------------------------------
Yale Financial Services,  Indiana Secretary of State    2152186     10/16/97   Leased forklift
Inc.
------------------------------------------------------------------------------------------------------------------------
Yale Financial Services,  Maryland Secretary of State   172898210   10/16/97   Leased forklift
Inc.
------------------------------------------------------------------------------------------------------------------------
Ford Equipment Leasing    Kentucky, Jefferson County    0370        1/8/91     Leased computer equipment
Company
------------------------------------------------------------------------------------------------------------------------
Isotec Credit Corp.       Maryland Secretary of State   73017672    10/28/87   Leased telephone equipment
------------------------------------------------------------------------------------------------------------------------
National City Bank,       Missouri, Boone County        123230      11/2/90    Fixtures, equipment and other personal
Kentucky, Trustee                                                              property leased to Debtor under 1979
                                                                               lease agreement between the City of
                                                                               Columbia, Missouri and American Air
                                                                               Filter Company
------------------------------------------------------------------------------------------------------------------------
NTFC Capital              New York Secretary of         109662      5/24/90    Leased telephone equipment
Corporation               State
------------------------------------------------------------------------------------------------------------------------
The Boatmen's National    Arkansas, Fayetteville        60976       5/20/85    Filed copy of Mortgages and Security
Bank of St. Louis         County                                               Agreement relating to Industrial Revenue
                                                                               Bonds
------------------------------------------------------------------------------------------------------------------------
The Boatmen's National    Arkansas, Fayetteville        60974       5/20/85    Filed copy of Loan Agreement relating to
Bank of St. Louis         County                                               Industrial Revenue Bonds
------------------------------------------------------------------------------------------------------------------------
First National Bank of    Missouri Secretary of State   1930755     11/2/90    Fixtures and all other personal property,
Louisville, as Trustee                                                         including equipment, leased to Debtor
                                                                               under the 7/12/79 lease with the City of
                                                                               Columbia, Missouri
------------------------------------------------------------------------------------------------------------------------
WAMCO XXIV, Ltd.          New York, Cayuga County       01020-98    7/27/98    Fixture filing
------------------------------------------------------------------------------------------------------------------------




      Secured Party                Location             File No.    Date Filed              Collateral
------------------------------------------------------------------------------------------------------------------------
WAMCO XXIV, Ltd.          New York, Cayuga County       01019-98    7/27/98    Compressed air system, power paint
                                                                               system, power conveyor track and
                                                                               finished goods storage system
------------------------------------------------------------------------------------------------------------------------
WAMCO XXIV, Ltd.          New York Secretary of         166247      8/3/93     Specified equipment, including
                          State                                                Compressed air system, power paint
                                                                               system, power conveyor track and
                                                                               finished goods storage system
------------------------------------------------------------------------------------------------------------------------
WAMCO XXIV, Ltd.          New York Secretary of         157528      7/22/98    Equipment and fixture filing
                          State
------------------------------------------------------------------------------------------------------------------------
WAMCO XXIV, Ltd.          New York Secretary of         157529      7/22/98    Compressed air system, power paint
                          State                                                system, power conveyor track and
                                                                               finished goods storage
------------------------------------------------------------------------------------------------------------------------


                                  Schedule 4.5

                        EQUIPMENT AND INVENTORY LOCATIONS


                         LOCATIONS IN THE UNITED STATES

215 Central Avenue                   Weston Professional Centre 2125       8055 Penn Randall Place
Louisville, Kentucky  40208          N. Commerce Parkway                   Upper Marlboro, Maryland
                                     Suite 9                               20772
13600 Industrial Park Blvd.          Weston, Florida 33326
Plymouth, Minnesota 55441                                                  960 Turnpike Street
                                     3540 West Prospect Road               Canton, Massachusetts 02021
300 24th Street                      Suite 201
Faribault, Minnesota 55021           Ft. Lauderdale, Florida 33309         11938 Farmington Road
                                                                           Livonia, Michigan 48150
302 Nichols Drive                    1125 N.W. 76th Avenue
Hutchins, Texas  75141               Miami, Florida 33126                  2510 Vandiver Drive
                                                                           Columbia, Missouri
Route 612 Verona,                    1202 Tech Boulevard
Virginia 24482                       Suite 204                             P. O. Box L, Stryker Lane
                                     Tampa, Florida 33619                  Building 4, Unit 10
17106 Alabama Highway 35                                                   Belle Meade, New Jersey
Scottsboro, Alabama                  4405 Vineland Road                    08502
                                     Suite C-9
35768 2355 Armstrong Avenue          Orlando, Florida 32811                3167 San Mateo, N.E.
Fayetteville, Arkansas 72701                                               Suite 334
                                     2624 Weaver Way                       Albuquerque, New Mexico
2100 Nelwood Drive                   Atlanta, Georgia 30340                87110
Columbia, Missouri 65202
                                     99-1285 Halawa Valley Street          13504-J South Point Blvd.
4900 Technology Park                 Suite B-2                             Charlotte, North Carolina
Auburn, New York 13021               Aiea, Hawaii 96701                    28273

2330 West Mission Lane, #15          770 North Church Road                 6779 Engle Road, Suite 1-J
Phoenix, Arizona 85021-2816          Suite J                               Middleburg Heights, Ohio
                                     Elmhurst, Illinois 60126              44130
1955 West Grant Street Suite 205
Tucson, Arizona 84745                210 North Enterprise Blvd.            150 Janney Road
                                     P. O. Box 642                         Dayton, Ohio 45404
2568 Barrington Court                Lebanon, Indiana 46052
Hayward, California 94545                                                  2056 N.W. Aloclek Drive
                                     9917 Pflumm Road                      Suite 320
18856 San Jose Avenue                Lenexa, Kansas 66215                  Hillsboro, Oregon 97124
Los Angeles, California
91748                                3229 8th Street                       9009 Rico
                                     Metairie, Louisiana 70002             Road Monroeville, Pennsylvania
16605 Valley View Avenue                                                   15146
Cerritos, California 90703           Harbor Place Towers
                                     Suite 2800                            33 Industrial Road
                                     111 S. Calvert Street                 Elizabethtown, Pennsylvania
                                     Baltimore, Maryland 21202             17022



12000 Crownpoint Drive,              5950 North Sam Houston                1146 Industry Drive
#110                                 Parkway East, Suite 406               Unit 40/F
San Antonio, Texas 78233             Humble, Texas  77396                  Tukwila, Washington 98188

1250 Post & Paddock Road             3905 Deep Rock Road
Suite 200                            Richmond, Virginia  23233
Grand Prairie, Texas  75050



                       Locations Outside the United States

                                      None.

                                Schedule 4.15(c)


                          LOCATION OF EXECUTIVE OFFICES

                             AAF-McQuay Inc.
                             215 Central Avenue
                             Louisville, Kentucky 40208

                                  Schedule 4.16


                               LICENSE AGREEMENTS

         License Agreement dated January 6, 1987 between MONOVIS Inc., a Connecticut corporation, and Borrower.

                                  Schedule 4.19


                                  REAL PROPERTY

         All of Borrower's right, title and interest in and to the following real property, whether owned or leased by Borrower: (a) the premises located at 17106 Alabama Highway in Scottsboro, Alabama, (b) the premises located at 2355 Armstrong Avenue, Fayetteville, Arkansas, (c) the premises located at 13600 Industrial Park Boulevard, Plymouth, Minnesota, (d) the premises located at 300 24th Street, Faribault, Minnesota, (e) the premises located at 2100 Nelwood Drive, Columbia, Missouri, (f) the premises located at 4900 Technology Parkway, Auburn, New York, (g) the premises located at 302 Nichols Drive, Hutchins, Texas, and (g) the premises located at Route 612, Verona, Virginia.

                                 Schedule 5.2(a)


                    STATES OF QUALIFICATION AND GOOD STANDING

         Borrower is duly organized and in good standing under the laws of the State of Delaware, and is qualified to do business and is in good standing under each of the fifty (50) states of the United States as well as the District of Columbia.

                                 Schedule 5.2(b)


                                  SUBSIDIARIES

                          [TO BE PROVIDED BY BORROWER]

                                  Schedule 5.3


                        FEDERAL TAX IDENTIFICATION NUMBER

         Borrower's Federal Tax Identification Number is 41-0404230.

                                  Schedule 5.5


                                   PRIOR NAMES

         Prior Names: None.

         Trade styles under which Borrower sells inventory: McQuay, McQuay International, AAF, AAF International, Herman Nelson, American Air Filter, McQuay Service and Barry Blower.

                                 Schedule 5.7(a)


                         INDEBTEDNESS FOR MONEY BORROWED

         3. Indebtedness of the Borrower pursuant to the terms of [i] that certain Trust Indenture dated as of May 1, 1999, by and between The Industrial Development Board of The City of Scottsboro, Alabama and SouthTrust Bank, National Association for the issuance of $1,920,000 The Industrial Development Board of the City of Scottsboro (Alabama) Industrial Development Refunding Revenue Bonds, Series 1999 (AAF-McQuay Inc. Project) and [ii] other related documents

            -    Outstanding Principal Balance as of July 3, 1999, $1,920,000.00

         4. Indebtedness of the Borrower pursuant to the terms of [i] that certain Indenture of Trust dated as of December 1, 1977, by and between City of Plymouth, Minnesota and Northwestern National Bank of Minneapolis, as Trustee for the issuance of $1,000,000 City of Plymouth, Minnesota Industrial Development Revenue Bonds (McQuay-Perfex Project) Series 1977 and [ii] other related documents

            -    Outstanding Principal Balance as of July 3, 1999, $300,000.00

         5. Indebtedness of the Borrower pursuant to the terms of [i] that certain Indenture of Trust dated as of June 1, 1979, by and between City of Plymouth, Minnesota and First Trust Company of Saint Paul, as Trustee for the issuance of $3,300,000 City of Plymouth, Minnesota Industrial Development Revenue Bonds (McQuay-Perfex Project) Series 1979 and [ii] other related documents

            -    Outstanding Principal Balance as of July 3, 1999, $1,045,000.00

         6. Indebtedness of the Borrower pursuant to the terms of [i] that certain Indenture of Trust dated as of July 12, 1979, by and between The City of Columbia , Missouri and First National Bank of Louisville, Trustee for the issuance of $2,500,000 City of Columbia, Missouri Industrial Revenue Bonds, Series July 12, 1979 (American Air Filter Company, Inc. Project) and [ii] other related documents

            -    Outstanding Principal Balance as of July 3, 1999, $1,105,000.00

         7. Indebtedness of the Borrower pursuant to the terms of [i] that certain Trust Indenture dated as of August 1, 1978, by and between City of Fayetteville, Arkansas and The Boatmen's National Bank of St. Louis, as Trustee for the issuance of $4,000,000 City of Fayetteville, Arkansas Industrial Development Revenue Bonds (American Air Filter Project), Series 1978 and [ii] other related documents

            -    Outstanding Principal Balance as of July 3, 1999, $2,700,000.00

         8. Indebtedness of the Borrower pursuant to the terms of that certain Note dated December 16, 1992, and given by Borrower and made payable to the order of New York State Urban Development Corporation in the face principal amount of $2,500,000.00

            -    Outstanding Principal Balance as of July 3, 1999, $2,500,000.00

         9. Indebtedness of the Borrower pursuant to the terms of [i] that certain Indenture dated as of February 14, 1996, by and between Borrower and IBJ Schroder Bank & Trust Company, and [ii] related documents

             -   Outstanding Principal Balance as of July 3, 1999, $125,000,000

         10. Indebtedness of the Borrower pursuant to the terms of [i] that certain Reimbursement Agreement dated as of March 22, 1995, between Borrower and The Bank of Nova Scotia and [ii] related documents for the issuance of letters of credit (the "Letter of Credit Facility") which Letter of Credit Facility is fully supported by an irrevocable stand-by letter of credit issued by The Bank of Nova Scotia Berhad for the account of O.Y.L. Industries Berhad, a Malaysian corporation

             --  Outstanding letters of credit $10,045,094.51

         11. Indebtedness of Borrower pursuant to the terms of that certain Promissory Note given by the Borrower to McQuay Latin America LC in the face principal amount of $400,000

             -   Outstanding amount $400,000.00

                                 Schedule 5.7(b)


                                   LITIGATION

                          [TO BE PROVIDED BY BORROWER]

                                 Schedule 5.7(c)


                                      PLANS

                          [TO BE PROVIDED BY BORROWER]

                                  Schedule 5.8


                              INTELLECTUAL PROPERTY

                             See attached summaries.

                                  Schedule 5.9


                              LICENSES AND PERMITS

                                      None.

                                  Schedule 5.13


                                 LABOR DISPUTES

                          [TO BE PROVIDED BY BORROWER]

                                  Schedule 7.3


                                   GUARANTEES

                          [TO BE PROVIDED BY BORROWER]

                                  Schedule 7.4


                                   INVESTMENTS

                          [TO BE PROVIDED BY BORROWER]

                                TABLE OF CONTENTS



                                                                                                               page


SECTION 1.        DEFINITIONS.................................................................................- 1 -
                  1.1      Accounting Terms...................................................................- 1 -
                  1.2      General Terms......................................................................- 1 -
                  1.3      UCC Terms.........................................................................- 26 -
                  1.4      Certain Matters of Construction...................................................- 26 -
                  1.5      Accounting Matters................................................................- 26 -

SECTION 2.        ADVANCES, PAYMENTS.........................................................................- 26 -
                  2.1      Revolving Advances................................................................- 26 -
                  2.2      Disbursement of Advance Proceeds..................................................- 28 -
                  2.3      Term Loan.........................................................................- 29 -
                  2.4      Maximum Advances..................................................................- 29 -
                  2.5      Repayment of Obligations..........................................................- 29 -
                  2.6      Repayment of Excess Advances......................................................- 30 -
                  2.7      Statement of Account..............................................................- 30 -
                  2.8      Letters of Credit.................................................................- 30 -
                  2.9      Issuance of Letters of Credit.....................................................- 30 -
                  2.10     Requirements For Issuance of Letters of Credit....................................- 31 -
                  2.11     Additional Payments...............................................................- 33 -
                  2.12     Manner of Borrowing and Payment...................................................- 33 -
                  2.13     Mandatory Prepayments.............................................................- 34 -
                  2.14     Use of Proceeds...................................................................- 35 -
                  2.15     Defaulting Lender.................................................................- 35 -
                  2.16     Provisions Applicable to Eurodollar Rate Loans....................................- 36 -
                  2.17     Gross Up for Taxes................................................................- 37 -
                  2.18     Withholding Tax Exemption.........................................................- 37 -

SECTION 3.        INTEREST AND FEES..........................................................................- 38 -
                  3.1      Interest..........................................................................- 38 -
                  3.2      Letter of Credit Fees.............................................................- 38 -
                  3.3      Facility Fee......................................................................- 38 -
                  3.4      Computation of Interest and Fees..................................................- 39 -
                  3.5      Maximum Charges...................................................................- 39 -
                  3.6      Increased Costs...................................................................- 39 -
                  3.7      Basis For Determining Interest Rate Inadequate or Unfair..........................- 40 -
                  3.8      Capital Adequacy..................................................................- 40 -

SECTION 4.        COLLATERAL: GENERAL TERMS..................................................................- 41 -
                  4.1      Security Interest in the Collateral...............................................- 41 -
                  4.2      Perfection of Security Interest...................................................- 41 -
                  4.3      Disposition of Collateral.........................................................- 42 -
                  4.4      Preservation of Collateral........................................................- 42 -




                  4.5      Ownership of Collateral...........................................................- 42 -
                  4.6      Defense of Agent's and Lenders' Interests.........................................- 43 -
                  4.7      Books and Records.................................................................- 43 -
                  4.8      Financial Disclosure..............................................................- 43 -
                  4.9      Compliance with Laws..............................................................- 43 -
                  4.10     Inspection of Premises............................................................- 44 -
                  4.11     Insurance.........................................................................- 44 -
                  4.12     Failure to Pay Insurance..........................................................- 45 -
                  4.13     Payment of Taxes..................................................................- 45 -
                  4.14     Payment of Leasehold Obligations..................................................- 45 -
                  4.15     Receivables.......................................................................- 46 -
                  4.16     Inventory.........................................................................- 48 -
                  4.17     Maintenance of Equipment..........................................................- 48 -
                  4.18     Exculpation of Liability..........................................................- 48 -
                  4.19     Environmental Matters.............................................................- 48 -
                  4.20     Financing Statements..............................................................- 48 -
                  4.21     Pledged Notes.....................................................................- 48 -

SECTION 5.        REPRESENTATIONS AND WARRANTIES.............................................................- 49 -
                  5.1      Authority.........................................................................- 49 -
                  5.2      Formation and Qualification.......................................................- 49 -
                  5.3      Tax Returns.......................................................................- 49 -
                  5.4      Financial Statements..............................................................- 49 -
                  5.5      Corporate Name....................................................................- 50 -
                  5.6      O.S.H.A. and Environmental Compliance.............................................- 50 -
                  5.7      Solvency; No Litigation, Violation, Indebtedness or Default.......................- 50 -
                  5.8      Patents, Trademarks, Copyrights and Licenses......................................- 51 -
                  5.9      Licenses and Permits..............................................................- 51 -
                  5.10     Default of Indebtedness for Money Borrowed........................................- 51 -
                  5.11     No Default........................................................................- 52 -
                  5.12     No Burdensome Restrictions........................................................- 52 -
                  5.13     No Labor Disputes.................................................................- 52 -
                  5.14     Margin Regulations................................................................- 52 -
                  5.15     Not a Regulated Entity............................................................- 52 -
                  5.16     Disclosure........................................................................- 52 -
                  5.17     Swaps.............................................................................- 52 -
                  5.18     Conflicting Agreements............................................................- 52 -
                  5.19     Application of Certain Laws and Regulations.......................................- 53 -
                  5.20     Business and Property of Borrower.................................................- 53 -
                  5.21     Compliance with Laws..............................................................- 53 -
                  5.22     Survival and Reaffirmation of Representations and Warranties......................- 53 -

SECTION 6.        AFFIRMATIVE COVENANTS......................................................................- 53 -
                  6.1      Payment of Fees...................................................................- 53 -
                  6.2      Conduct of Business and Maintenance of Existence and Assets.......................- 53 -
                  6.3      Violations........................................................................- 54 -
                  6.4      Government Receivables............................................................- 54 -



                  6.5      Fixed Charge Coverage Ratio.......................................................- 54 -
                  6.6      Minimum Consolidated Net Worth....................................................- 54 -
                  6.7      Consolidated Total Assets.........................................................- 54 -
                  6.8      Execution of Supplemental Instruments.............................................- 54 -
                  6.9      Payment of Indebtedness...........................................................- 55 -
                  6.10     Standards of Financial Statements.................................................- 55 -
                  6.11     Year 2000 Compatibility...........................................................- 55 -
                  6.12     License Agreements................................................................- 55 -
                  6.13     Louisville Property...............................................................- 55 -
                  6.14     Asset Sales and Net Asset Sale Proceeds...........................................- 56 -
                  6.15     Post-Closing Matters..............................................................- 56 -

SECTION 7.        NEGATIVE COVENANTS.........................................................................- 57 -
                  7.1      Merger, Consolidation, Acquisition and Sale of Assets.............................- 57 -
                  7.2      Creation of Liens.................................................................- 57 -
                  7.3      Guarantees........................................................................- 57 -
                  7.4      Investments.......................................................................- 57 -
                  7.5      Loans.............................................................................- 58 -
                  7.6      Capital Expenditures..............................................................- 58 -
                  7.7      Dividends.........................................................................- 58 -
                  7.8      Indebtedness......................................................................- 59 -
                  7.9      Nature of Business................................................................- 59 -
                  7.10     Transactions with Affiliates......................................................- 60 -
                  7.11     Leases............................................................................- 60 -
                  7.12     Subsidiaries......................................................................- 60 -
                  7.13     Fiscal Year and Accounting Changes................................................- 60 -
                  7.14     Pledge of Credit..................................................................- 60 -
                  7.15     Amendment of Organization Documents...............................................- 60 -
                  7.16     Compliance with ERISA.............................................................- 60 -
                  7.17     Prepayment of Indebtedness........................................................- 61 -
                  7.18     Public Notes Documents............................................................- 61 -
                  7.19     Upstream Payments.................................................................- 61 -
                  7.20     Tax Consolidation.................................................................- 61 -
                  7.21     No Further Negative Pledges.......................................................- 61 -

SECTION 8.        CONDITIONS PRECEDENT.......................................................................- 61 -
                  8.1      Conditions to Initial Advances....................................................- 61 -
                  8.2      Conditions to Each Advance........................................................- 64 -

SECTION 9.        INFORMATION AS TO BORROWER.................................................................- 65 -
                  9.1      Disclosure of Material Matters....................................................- 65 -
                  9.2      Schedules.........................................................................- 65 -
                  9.3      Environmental Reports.............................................................- 65 -
                  9.4      Litigation........................................................................- 65 -
                  9.5      Material Occurrences..............................................................- 65 -
                  9.6      Intentionally Omitted.............................................................- 66 -
                  9.7      Annual Financial Statements.......................................................- 66 -




                  9.8      Quarterly Financial Statements....................................................- 66 -
                  9.9      Monthly Financial Statements......................................................- 66 -
                  9.10     Other Reports.....................................................................- 66 -
                  9.11     Additional Information............................................................- 67 -
                  9.12     Projected Operating Budget........................................................- 67 -
                  9.13     Variances From Operating Budget...................................................- 67 -
                  9.14     Notice of Suits, Adverse Events...................................................- 67 -
                  9.15     ERISA Notices and Requests........................................................- 67 -
                  9.16     Additional Documents..............................................................- 68 -

SECTION 10.       EVENTS OF DEFAULT..........................................................................- 68 -

SECTION 11.       LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.................................................- 71 -
                  11.1     Rights and Remedies...............................................................- 71 -
                  11.2     Agent's Discretion................................................................- 72 -
                  11.3     Setoff............................................................................- 72 -
                  11.4     Rights and Remedies not Exclusive.................................................- 72 -

SECTION 12.       WAIVERS AND JUDICIAL PROCEEDINGS...........................................................- 72 -
                  12.1     Waiver of Notice..................................................................- 72 -
                  12.2     Delay.............................................................................- 72 -
                  12.3     Jury Waiver.......................................................................- 72 -

SECTION 13.       EFFECTIVE DATE AND TERMINATION.............................................................- 72 -
                  13.1     Term..............................................................................- 72 -
                  13.2     Termination.......................................................................- 73 -
                  13.3     Termination.......................................................................- 73 -

SECTION 14.       REGARDING AGENT............................................................................- 73 -
                  14.1     Appointment.......................................................................- 73 -
                  14.2     Nature of Duties..................................................................- 74 -
                  14.3     Lack of Reliance on Agent and Resignation.........................................- 74 -
                  14.4     Certain Rights of Agent...........................................................- 75 -
                  14.5     Reliance..........................................................................- 75 -
                  14.6     Notice of Default.................................................................- 75 -
                  14.7     Indemnification...................................................................- 75 -
                  14.8     Agent in its Individual Capacity..................................................- 75 -
                  14.9     Delivery of Documents.............................................................- 75 -
                  14.10    Borrower's Undertaking to Agent...................................................- 76 -

SECTION 15.       MISCELLANEOUS..............................................................................- 76 -
                  15.1     Governing Law; Process............................................................- 76 -
                  15.2     Entire Understanding; Amendments..................................................- 76 -
                  15.3     Successors and Assigns; Participations; New Lenders...............................- 78 -
                  15.4     Tax Treatment.....................................................................- 79 -
                  15.5     Application of Payments...........................................................- 79 -
                  15.6     Indemnity.........................................................................- 79 -




                  15.7     Notice............................................................................- 79 -
                  15.8     Survival..........................................................................- 80 -
                  15.9     Severability......................................................................- 81 -
                  15.10    Expenses..........................................................................- 81 -
                  15.11    Injunctive Relief.................................................................- 81 -
                  15.12    Consequential Damages.............................................................- 81 -
                  15.13    Captions..........................................................................- 81 -
                  15.14    Counterparts; Telecopied Signatures...............................................- 81 -
                  15.15    Construction......................................................................- 81 -
                  15.16    Confidentiality; Sharing Information..............................................- 81 -
                  15.17    Publicity.........................................................................- 82 -


                         LIST OF EXHIBITS AND SCHEDULES



Exhibits


Exhibit A                  Form of Revolving Credit A Note
Exhibit A-1                Form of Revolving Credit B Note
Exhibit A-2                Form of Term Note
Exhibit B                  Form of Commitment Transfer Supplement
Exhibit C                  Form of Compliance Certificate


Schedules

Schedule 1.2               Permitted Encumbrances
Schedule 4.5               Equipment and Inventory Locations
Schedule 4.15(c)           Location of Executive Offices
Schedule 4.16              License Agreements
Schedule 4.19              Real Property
Schedule 5.2(a)            States of Qualification and Good Standing
Schedule 5.2(b)            Subsidiaries
Schedule 5.3               Federal Tax Identification Number
Schedule 5.5               Prior Names
Schedule 5.7(b)            Indebtedness and Litigation
Schedule 5.7(c)            Plans
Schedule 5.8               Intellectual Property
Schedule 5.9               Licenses and Permits
Schedule 5.13              Labor Disputes
Schedule 7.3               Guarantees
Schedule 7.4               Investments
